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Exhibit 4.7

EXECUTION COPY

SUPPLEMENTAL AGREEMENT

Dated 30 April 2003

relating to

SEK 800,000,000 Multi-currency Revolving Credit Facilities

Arranged by
 Deutsche Bank AG London

and to

SEK 900,000,000 Multi-currency Revolving Credit Facilities

Arranged by
 Deutsche Bank AG London

and

Nordea Bank Sweden AB (publ)

each provided to

Modern Times Group MTG AB (publ)

Agent

Deutsche Bank Luxembourg S.A.

ALLEN & OVERY
 London

CONTENTS

		Page
Clause
1.	Interpretation	1
2.	Amendments	2
3.	Representations	2
4.	Fees and Expenses	4
5.	Amendment Date	4
6.	Miscellaneous	5
7.	Governing law and Jurisdiction	5
Schedules
1	Restated Agreement	6
2	Conditions Precedent Documents	98
Signatories		101

THIS DEED is dated 30 April 2003 and is made BETWEEN:

(1)
MODERN TIMES GROUP MTG AB (publ) as Borrower;

(2)
THOSE SUBSIDIARIES OF THE BORROWER whose names and registered numbers are set out in part A of schedule 1 to the Restated Agreement (as defined below) as Original Guarantors;

(3)
DEUTSCHE BANK AG LONDON as Arranger of the Tranche A Facility and Tranche B Facility;

(4)
DEUTSCHE BANK AG LONDON and NORDEA BANK SWEDEN AB (publ) as Arrangers of the Tranche C Facility;

(5)
THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in part B of schedule 1 to the Restated Agreement as Banks; and

(6)
DEUTSCHE BANK LUXEMBOURG S.A. as Agent.

BACKGROUND

(A)
This Deed is supplemental to and amends a facility agreement (the Original Agreement) dated 22 April 1999, between (1) Modern Times Group MTG AB (publ) as borrower, (2) certain of its subsidiaries as guarantors, (3) Deutsche Bank AG London as arranger, (4) the banks and financial institutions named therein as banks and (5) Deutsche Bank AG London as agent (the Original Parties), under which the Banks agreed to make available to the Borrower (a) a revolving credit and bank guarantee issuance facility of up to SEK 200,000,000 (or its equivalent in Optional Currencies) and (b) a reducing revolving credit facility of an original amount of up to SEK 600,000,000 (or its equivalent in Optional Currencies).

(B)
The Original Agreement was amended pursuant to amendment letters dated 15 June 1999, 28 October 1999 and 7 April 2000 (the Amendment Letters), each made between the Original Parties.

(C)
The Original Agreement, as amended by the Amendment Letters, was further amended pursuant to a supplemental agreement dated 8 November 2000 between (1) Modern Times Group MTG AB (publ) as borrower, (2) certain of its subsidiaries as guarantors, (3) Deutsche Bank AG London and Nordea Bank Sweden AB (publ) (then known as Meritanordbanken Group acting through Nordbanken AB (publ)) as arrangers, (4) the banks and financial institutions named therein as banks, (5) Deutsche Bank AG London as agent and (6) Deutsche Bank Luxembourg S.A. as the new agent (the Original Agreement as amended by the Amendment Letters and such supplemental agreement being the Existing Agreement), under which the Banks agreed to make available to the Borrower, in addition to the facilities described in (A) above, a reducing revolving credit facility of an original amount of up to SEK 900,000,000 (or its equivalent in Optional Currencies).

(D)
The Banks have agreed with the Borrower to amend and restate the Existing Agreement as set out in this Deed.

NOW THIS DEED WITNESSETH as follows:

1.     INTERPRETATION

1.1   Definitions

(a)
Terms defined in the Existing Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)
Amendment Date has the meaning given to it in clause 5.

(c)
Restated Agreement means the facility agreement in the form set out in schedule 1.

(d)
2002 Information Memorandum means the Information Memorandum dated November 2002 approved by the Borrower and distributed at its request by Deutsche Bank AG London in connection with, amongst other things, the Facilities.

1.2   Interpretation of Existing Agreement

References in the Existing Agreement to this Agreement shall, with effect from the Amendment Date and unless the context otherwise requires, be references to the Existing Agreement as amended by this Deed and words such as herein, hereof, hereunder, hereafter, hereby and hereto, where they appear in the Existing Agreement, shall be construed accordingly.

1.3   Construction

The provisions of clause 1.3 and 1.4 of the Existing Agreement apply to this Deed as though they were set out in full in this Deed but so that references in such clauses to this Agreement are construed as references to this Deed.

2.     AMENDMENTS

The Existing Agreement will be amended and restated from the Amendment Date so that it reads as if it were restated in the form of the Restated Agreement.

3.     REPRESENTATIONS

3.1   Representations and warranties

The representations and warranties set out in this clause 3 are made by each Obligor in respect of itself and its Subsidiaries on the date of this Deed to each Finance Party.

3.2   Existing Agreement

The representations and warranties set out in clause 11.1 of the Existing Agreement (other than those in clauses 11.1 (f), (g), (h), (j) and (k)) are true as if made on the date of this Deed and as if references to the Existing Agreement are references to the Existing Agreement as it will be amended by this Deed, with reference to the facts and circumstances then existing.

3.3   Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of this Deed and the transactions contemplated by this Deed.

3.4   Legal validity

Subject to any general principles of law limiting its obligations and specifically referred to in any legal opinion delivered under schedule 2 (Conditions Precedent Documents), this Deed constitutes its legally binding, valid and enforceable obligation.

3.5   Non-conflict

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with:

(a)
any law or regulation applicable to it; or

(b)
its or any of its Subsidiaries' constitutional documents; or

(c)
any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets,

and will not:

(d)
breach any Major Licence or Necessary Authorisation; or

(e)
result in the creation or imposition of, or oblige any member of the Group to create, any Encumbrance on any member of the Group's assets, rights or revenues.

3.6   Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Deed have been obtained or effected (as appropriate) and are in full force and effect.

3.7   No filing

It is not necessary, to ensure the legality, validity, enforceability or admissibility in evidence of this Deed that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in the jurisdictions of incorporation of the Obligors or that any stamp, registration or similar tax or charge which has not been paid be paid in the jurisdictions of incorporation of the Obligors on or in relation to this Deed and this Deed is in proper form for its enforcement in the courts of such jurisdictions.

3.8   Consents obtained

Every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by it (and by each member of the Group) to authorise, or required by it (and by each member of the Group) in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Deed or the performance by it (and by each member of the Group) of its (and of their respective) obligations under the same has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

3.9   Choice of law

The choice by it of English law to govern this Deed and the submission by it to the non-exclusive jurisdiction of the English courts are valid and binding.

3.10 No immunity

Neither it nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement).

3.11 Principal Agreements

The Principal Agreements (as listed in the Restated Agreement) are in full force and effect and, to the best of its knowledge and belief after due enquiry, (i) no party is in breach of any material term thereof (ii) there is no material dispute subsisting between the parties thereto and (iii) no amendments have been made thereto which have not been disclosed to the Agent in writing prior to the date of this Deed.

3.12 Major Licences and Necessary Authorisations

The Major Licences (as listed in the Restated Agreement) are in full force and effect and each member of the Group is in compliance in all material respects with all provisions thereof that are applicable to it. Each member of the Group has secured all the Necessary Authorisations, all such Necessary Authorisations are in full force and effect and each member of the Group is in compliance in all materials respects with all provisions thereof. To the best of its knowledge and belief after due enquiry, neither any of the Major Licences (as so listed) nor any of the Necessary Authorisations are the subject of any pending or threatened attack or revocation.

3.13 No withholding Taxes

No Taxes are imposed by withholding or otherwise on any payment to be made to any Finance Party by any member of the Group under this Deed, or are imposed on or by virtue of the execution or delivery by any member of the Group of this Deed or any document or instrument to be executed or delivered under this Deed.

3.14 Relevant Laws

Each member of the Group is in compliance in all material respect with all Relevant Laws but excluding, for these purposes only, breaches of Relevant Laws which have been expressly waived by the relevant regulatory authority and any breaches which would not have a Material Adverse Effect.

3.15 No Default

No Default has occurred which is continuing.

3.16 Information Memorandum

As at the date of issue of the 2002 Information Memorandum the factual information relating to the Group contained in the 2002 Information Memorandum was true and accurate in all material respect and not misleading in any material respect and the 2002 Information Memorandum did not omit any facts material in the context of the Business of the Group; all reasonable enquiries have been made by the Borrower to verify the facts and statements relating to the Group contained therein; all opinions, projections and forecasts contained therein and the assumptions on which such opinions, projections and forecasts were based on were arrived at after due and careful consideration and enquiry and represent the views of the Borrower; there are no material facts or circumstances which have not been disclosed to the Agent in writing prior to the date of this Deed the omission of which could make any factual information contained in the 2002 Information Memorandum inaccurate or misleading in any material respect either as at the date of the 2002 Information Memorandum or as at the date of this Deed or any of the opinions, projections and forecasts contained in the 2002 Information Memorandum (and the assumptions on which such opinions, projections and forecasts were made) misleading in any material respect either as at the date of the 2002 Information Memorandum or as at the date of this Deed.

3.17 Environmental Matters

  (a)
  Each member of the Group is in compliance, in all respects, with all requirements of Environmental Laws where failure to do so has, or is reasonably likely to have a Material Adverse Effect.

  (b)
  No Environmental Claim is, to the knowledge of any member of the Group, pending, threatened or existing, as at the date of this Deed which has or is reasonably likely to have a Material Adverse Effect.

3.18 Repetition

The representations and warranties in clause 3.2 to 3.10 inclusive shall be deemed to be repeated by the Obligors on and as of each Utilisation Date and Maturity Date as if made with reference to the facts and circumstances existing on each such day.

4.     FEES AND EXPENSES

4.1   Waiver Fee

On the date of this Deed, the Borrower shall pay to the Agent, for the account of the Banks, pro rata to their respective Commitments as at 25 November 2002 an amount equal to 0.20% of the Total Commitments (drawn and undrawn) as at 25 November 2002.

4.2   Expenses

The Borrower shall pay or shall procure that there is paid to the Agent all reasonable expenses (including legal fees) incurred by the Agent in connection with the negotiation, preparation and execution of this Deed.

4.3   Stamp and other duties

The Borrower shall pay all stamp, documentary, registration, notarisation or other duties or Taxes (including any duties, value added tax or Taxes payable by, or assessed on, the Finance Parties or any of them) imposed on or in connection with the negotiation, preparation and execution of this Deed and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

5.     AMENDMENT DATE

The amendments to be made to the Existing Agreement by this Deed shall take effect on and from the date (the Amendment Date) on which the Agent notifies the Borrower and the Banks it has received the documents and evidence specified in schedule 2 in form and substance satisfactory to it.

6.     MISCELLANEOUS

6.1   Finance Document

This Deed is a Finance Document.

6.2   Continuation of Existing Agreement

Subject to the terms of this Deed, the Existing Agreement will remain in full force and effect and the Existing Agreement and this Deed will be read and construed as one document.

6.3   Guarantees

Each existing Guarantor confirms that its obligations under the Guarantee remain in full force and effect notwithstanding any amendments made to, and/or waivers given in respect of, the Existing Agreement by this Deed and all previous amendment and/or waiver letters.

6.4   Counterparts

This Deed may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

6.5   Contracts (Rights of Third Parties) Act 1999

No term in this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

6.6   Effect as a Deed

This Deed shall take effect as a deed notwithstanding that certain parties may execute it under hand only.

7.     GOVERNING LAW AND JURISDICTION

This Deed shall be governed by English law and clauses 21.2 and 21.3 of the Existing Agreement are hereby incorporated into this Deed by reference, mutatis mutandis but so that references in such clauses to "this Agreement" are construed as references to this Deed.

IN WITNESS whereof the parties hereto have caused this Deed to be duly executed and delivered as a deed the day and year first above written.

SCHEDULE 1

RESTATED AGREEMENT

AGREEMENT
relating to

SEK 800,000,000 Multi-currency Revolving Credit Facilities

Arranged by

DEUTSCHE BANK AG

LONDON

and to
SEK 900,000,000 Multi-currency Revolving Credit Facilities

Arranged by

DEUTSCHE BANK AG
LONDON
and
NORDEA BANK SWEDEN AB (publ)

for

MODERN TIMES GROUP MTG AB (publ)

Agent

DEUTSCHE BANK LUXEMBOURG S.A.

ALLEN & OVERY
 London

7	Repayment, cancellation and prepayment		31
	7.1	Repayment of Tranche A Outstandings	31
	7.2	Repayment of Tranche B Outstandings	31
	7.3	Reduction of Tranche B Commitments	31
	7.4	Repayment of Tranche C Outstandings	31
	7.5	Reduction of Tranche C Commitments	32
	7.6	Currency rollovers	32
	7.7	Termination Date	32
	7.8	Voluntary cancellation of Commitments	32
	7.9	Termination of Tranche A Commitments	33
	7.10	Termination of Tranche B Commitments	33
	7.11	Termination of Tranche C Commitments	33
	7.12	Mandatory prepayments	33
	7.13	Voluntary prepayment	33
	7.14	Amounts payable on prepayment	34
	7.15	Notice of prepayment	34
	7.16	No other prepayments	34
8	Fees and expenses		34
	8.1	Fees	34
	8.2	Expenses	34
	8.3	Value Added Tax	34
	8.4	Stamp and other duties	35
9	Payments and Taxes; accounts and calculations		35
	9.1	No set-off or counterclaim; distribution to the Banks	35
	9.2	Payments by the Banks	35
	9.3	Non-Banking Days	35
	9.4	Agent may assume receipt	35
	9.5	Grossing-up for Taxes	35
	9.6	Qualifying Banks	36
	9.7	Claw-back of Tax benefit	36
	9.8	Certification to secure a Tax benefit	36
	9.9	Bank accounts	37
	9.10	Partial payments	37
	9.11	Calculations	37
	9.12	Certificates conclusive	37
	9.13	Effect of monetary union	37

10	Guarantee		39
	10.1	Covenant to pay	39
	10.2	Guarantors as principal debtors; indemnity	39
	10.3	No security taken by Guarantors	39
	10.4	Interest	39
	10.5	Continuing security and other matters	39
	10.6	New accounts	40
	10.7	Liability unconditional	40
	10.8	Collateral Instruments	40
	10.9	Waiver of Guarantor's rights	40
	10.10	Suspense accounts	41
	10.11	Settlements conditional	41
	10.12	Guarantors to deliver up certain property	41
	10.13	Retention of this guarantee	41
	10.14	Changes in constitution or reorganisations of Finance Parties	41
	10.15	Other guarantors	41
	10.16	Acceding Guarantors	41
	10.17	Release of Subsidiaries	42
	10.18	Release of Tidnings AB Metro	42
	10.19	Limitation of liability of Guarantors	42
	10.20	U.S. Guarantors	43
11	Representations and warranties		43
	11.1	Repeated representations and warranties	43
	11.2	Further representations and warranties	45
	11.3	Repetition	46
	11.4	Acceding Guarantors	46
12	Undertakings		47
	12.1	Positive covenants	47
	12.2	Negative covenants	51
	12.3	United States laws	53
13	Financial covenants		54
	13.1	Financial covenants	54
	13.2	Auditors' certificate	55
	13.3	Cure provisions	55
14	Events of Default		56
	14.1	Events of default	56
	14.2	Acceleration	59
	14.3	Demand basis	59
15	Indemnities		60
	15.1	Miscellaneous indemnities	60
	15.2	Currency of account; currency indemnity	60
	15.3	Environmental indemnity	60
	15.4	ESCB reserve requirements	60
16	Unlawfulness and increased costs; mitigation		61
	16.1	Unlawfulness	61
	16.2	Increased costs	61
	16.3	Exceptions	62
	16.4	Mitigation	62

17	Set-off and pro rata payments		62
	17.1	Set-off	62
	17.2	Pro rata payments	63
	17.3	No release	63
	17.4	No charge	63
18	Assignment, transfer and funding offices		63
	18.1	Benefit and burden	63
	18.2	No assignment by Obligors	64
	18.3	Transfer	64
	18.4	Reliance on Transfer Certificate	64
	18.5	Authorisation of Agent	64
	18.6	Construction of certain references	64
	18.7	Lending offices	64
	18.8	Disclosure of information	65
	18.9	Confidentiality undertaking	65
	18.10	Limitation on certain obligations	65
	18.11	Restrictions on transfers	65
19	Arrangers, Agent and Reference Banks		65
	19.1	Appointment of Agent	65
	19.2	Agent's actions	65
	19.3	Agent's duties	66
	19.4	Agent's rights	66
	19.5	No liability of Arrangers and Agent	66
	19.6	Non-reliance on Arrangers or Agent	67
	19.7	No Responsibility on Arrangers or Agent for any Obligor's performance	67
	19.8	Reliance on documents and professional advice	67
	19.9	Other dealings	68
	19.10	Rights of Agent as Bank; no partnership	68
	19.11	Amendments; waivers	68
	19.12	Reimbursement and indemnity by Banks	69
	19.13	Retirement of Agent	69
	19.14	Change of Reference Banks	69
	19.15	Powers and duties of the Agent as agent in relation to the Subordination Provisions	69
	19.16	All enforcement action through the Agent	70
20	Notices and other matters		70
	20.1	Notices	70
	20.2	Electronic communication	72
	20.3	Use of websites	72
	20.4	Notices through the Agent	72
	20.5	No implied waivers, remedies cumulative	73
	20.6	English translations	73
	20.7	Counterparts	73
	20.8	Obligors	73
21	Governing law and jurisdiction		73
	21.1	Law	73
	21.2	Submission to jurisdiction	73
	21.3	Agent for service of process	73

Schedules
1	Part A—The Original Guarantors	74
	Part B—The Banks and their Commitments	75
2	Form of Utilisation Notice	76
3	[Not restated]	77
4	Calculation of Additional Cost	78
5	Form of Transfer Certificate	79
6	Part A—Compliance Certificate to be delivered by an Authorised Officer of the Borrower	84
	Part B—Compliance Certificate to be delivered by the auditors of the Group	86
7	Part A—Principal Agreements	87
	Part B—Major Licences	87
8	Part A—Deed of Guarantor Accession	88
	Part B—Documents and evidence to be delivered by Acceding Guarantors	89
9	Form of Bank Guarantee	90
10	Counter Indemnity	93
12	Broadcasting Division	96
13	Permitted Loans	97

THIS AGREEMENT, originally dated 22 April 1999, was amended and restated on 8 November 2000 and on 30 April 2003 and is made BETWEEN:

(1)
MODERN TIMES GROUP MTG AB (publ) as Borrower;

(2)
THOSE SUBSIDIARIES OF THE BORROWER whose names and registered numbers are set out in part A of schedule 1 as Original Guarantors;

(3)
DEUTSCHE BANK AG LONDON as Arranger of the Tranche A Facility and the Tranche B Facility;

(4)
DEUTSCHE BANK AG LONDON and NORDEA BANK SWEDEN AB (publ) as Arrangers of the Tranche C Facility;

(5)
THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in part B of schedule 1 as Banks; and

(6)
DEUTSCHE BANK LUXEMBOURG S.A. as Agent.

IT IS AGREED as follows:

1      Purpose and definitions

1.1   Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrower (a) a revolving credit and bank guarantee issuance facility of up to SEK 200,000,000 (or its equivalent in Optional Currencies), (b) a reducing revolving credit facility of an original amount of up to SEK 600,000,000 (or its equivalent in Optional Currencies) and (c) a reducing revolving credit facility of an original amount of up to SEK 900,000,000 (or its equivalent in Optional Currencies), each such facility to be used for the purposes of (i) refinancing certain existing Borrowed Money of the Group, (ii) financing the Group's working capital and capital expenditure requirements including Permitted Acquisitions and/or (iii) in relation to the facility mentioned in (c), financing the Borrower's investment in digital TV broadcasting.

1.2
Definitions

In this Agreement, unless the context otherwise requires:

"Acceding Guarantors" means those entities which are to, or have, become a party to this Agreement as Guarantors pursuant to clause 10.16;

"Additional Cost" means in relation to any period a percentage calculated for such period at an annual rate determined in accordance with schedule 4;

"Advance" means a revolving credit advance made under this Agreement;

"Agent" means Deutsche Bank Luxembourg S.A. of 2, Boulevard Konrad Adenauer L-1115 Luxembourg or such other person as may be appointed Agent for the Banks pursuant to clause 19.13;

"Allowable Dividends" means in any Fiscal Year, the payment of any dividends declared in respect of the ordinary share capital of the Borrower provided that at the time of the relevant payment:

(a)
no Default is continuing, unremedied and unwaived; and

(b)
the ratio of Senior Debt to Consolidated EBITDA is less than 3.0:1.

"Amendment Date" has the meaning given to it in the Second Supplemental Agreement;

"Arrangers" means Deutsche Bank AG London of Winchester House, 1 Great Winchester Street, London EC2N 2DB and Nordea Bank Sweden AB (publ), Corporate Division of 10571 Stockholm and "Arranger" means any or a specific one of them;

"Associated Company" of a person means (a) any other person which is directly or indirectly controlled by, under common control with or controlling such person or (b) any other person owning beneficially and/or legally directly or indirectly 20 per cent. or more of the equity interest in such person or 20 per cent. of whose equity interest is owned beneficially and/or legally directly or indirectly by such person, where "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of interests or voting securities, by contract or otherwise;

"Authorised Officer" means any director or employee of the Borrower or any other Obligor authorised to sign Compliance Certificates, Utilisation Notices and other notices, requests or confirmations referred to in this Agreement or relating to the Facilities;

"Bank Guarantee" means a guarantee, substantially in the form set out in schedule 9 or in such other form as may be permitted by clause 5, issued or to be issued to a Beneficiary, as the same may be varied from time to time;

"Banking Day" means a day (excluding Saturdays and Sundays) on which banks are open for business in London, Luxembourg and Stockholm and:

(a)
in relation to a transaction involving an Optional Currency (other than euros or national currency units), the principal financial centre of the country of that Optional Currency; or

(b)
except where paragraph (c) below applies, in relation to a transaction involving euros or national currency units, Frankfurt am Main, Germany (or such other principal financial centre(s) of any Participating Member State(s) as the Agent may from time to time reasonably nominate for this purpose); or

(c)
where EURIBOR is to be determined, a day on which Trans-European Automated Real-time Gross Settlement Express Transfer system (TARGET) is operating;

"Banks" means the banks and financial institutions listed in part B of schedule 1 and includes their successors in title and Transferees;

"Beneficiary" means each such first class bank as may from time to time be nominated by the Borrower and approved by the Majority Banks (such approval not to be unreasonably withheld or delayed);

"Bond Securities" has the meaning given to that term in paragraph (a)(i) of the definition of Permitted Borrowing;

"Borrowed Money" means Indebtedness in respect of (a) money borrowed or raised and debit balances at banks, (b) any bond, note, loan stock, debenture or similar debt instrument, (c) acceptance or documentary credit facilities, (d) receivables sold or discounted (otherwise than on a non-recourse basis), (e) deferred payments for assets acquired or services supplied other than in the ordinary course of business and where payment is deferred for no more than 120 days, (f) finance leases and hire purchase contracts, (g) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (a) to (f) above and (h) guarantees in respect of Indebtedness of any person falling within any of (a) to (g) above;

"Borrower" means Modern Times Group MTG AB (publ) whose principal place of business is at Skeppsbron 18, Box 2094, S-103 13 Stockholm, Sweden and whose registered number is 556309-9158;

"Broadcasting Division" means those companies in the Group which hold or carry on the broadcasting and new media interests of the Group, as identified from time to time in the sections entitled "Viasat Broadcasting" and "New Media" of the Matrix and being, at the date of this Agreement, those companies listed in schedule 12 or, in the event that such Matrix ceases to be published or no longer identifies the broadcasting and new media interests of the Group in this way, or if different companies are included within the sections headed "Viasat Broadcasting" and "New Media" of the Matrix then those companies included as at the date of this Agreement, or if the Banks and the Borrower otherwise agree, such companies in the Group as the Agent may agree;

"Broadcasting Division EBITDA" means, in respect of a Twelve Month Period, the aggregate of the numbers listed in the rows headed "EBITDA of Broadcasting Division" and "EBITDA of New Media" of the most recent Matrix in respect of such Twelve Month Period or, if there has been a modification to the companies which constitute the Broadcasting Division (as referred to above in the definition of that term), such other aggregation of amounts of EBITDA as constitute the total EBITDA of the Broadcasting Division during such Twelve Month Period;

"Business" means the business of broadcasting, publishing, electronic retailing and the provision of services within the areas of media, information and communication or any other related business or activity reasonably considered to be financially beneficial to such business;

"Collateral Instruments" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any Indebtedness or liabilities under this Agreement and includes Encumbrances;

"Commitment" means, in relation to a Bank and the Facilities at any relevant time, the amount set opposite its name in part B of schedule 1 and/or, in the case of a Transferee, the amount transferred as specified in the relevant Transfer Certificate, as reduced, in each case, by any relevant term of this Agreement and so that, if at such time the Total Commitments have been reduced to zero, references to a Bank's Commitment shall be construed as a reference to that Bank's Commitment immediately prior to such reduction to zero;

"Compliance Certificate" means either (a) a certificate substantially in the form set out in part A of schedule 6 in relation to the compliance (or otherwise) with the undertakings in clause 13.1 and (when such certificate is given in respect of a Quarter Day which is also the last day of a Fiscal Year) the existence (or otherwise) of any of the circumstances described in clause 10.16(a)(i), (ii) or (iii), issued by an Authorised Officer of the Borrower in relation to Quarterly Management Accounts or (b) a certificate substantially in the form of part B of schedule 6 in relation to the compliance (or otherwise) with the undertakings in clause 13.1 and the existence (or otherwise) of any of the circumstances described in clause 10.16(a)(i), (ii) or (iii), issued by the auditors of the Group in relation to annual audited financial statements;

"Consolidated EBIT" means, in respect of a Twelve Month Period, the consolidated operating income/loss of the Group (taken as a whole) before (for the avoidance of doubt) taking into account debit interest and other financing charges, Taxes or credit interest and other financing revenue during such period but deducting amounts representing extraordinary or exceptional gains and adding back amounts representing extraordinary or exceptional losses during such period all as determined in accordance with GAAP used in the preparation of and as shown in the relevant annual audited financial statements or Quarterly Management Accounts prepared and delivered to the Agent pursuant to clause 12.1;

"Consolidated EBITDA" means, in respect of a Twelve Month Period, the consolidated operating income/loss of the Group (taken as a whole) before (for the avoidance of doubt) taking into account debit interest and other financing charges, Taxes or credit interest and other financing revenue during such period but adding back charges for depreciation or amortisation of assets during that period, deducting amounts representing extraordinary or exceptional gains and adding back amounts representing extraordinary or exceptional losses during such period all as determined in accordance with GAAP used in the preparation of and as shown in the relevant annual audited financial statements or Quarterly Management Accounts (as the case may be), prepared and delivered to the Agent pursuant to clause 12.1(f) and (g);

"Contribution" means, in relation to a Bank at any relevant time, the principal amount of the Advances owing to such Bank at such time plus that Bank's Relevant Percentage of the Undrawn Face Amount of all Bank Guarantees then outstanding;

"Danish Kroner and DKK" mean the lawful currency for the time being of Denmark;

"Darial TV" means Darial TV, a company incorporated in Russia, with its registered office at Moscow, Yaroslavskoe shosse, 14, building 1, room 181, registered number 129348;

"Deed of Guarantor Accession" means a deed to be executed and delivered by an Acceding Guarantor, substantially in the form set out in part A of schedule 8;

"Default" means any Event of Default or any event or circumstance which would, upon the giving of a notice by the Agent and/or the expiry of the relevant period and/or the fulfilment of any other condition (in each case as specified in clause 14.1), constitute an Event of Default;

"Derivatives Contract" means a contract, agreement or transaction which is:

(a)
a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, collar or floor, currency swap, currency option or any other similar transaction; and/or

  (d)
  any combination of such transactions,

in each case, whether on-exchange or otherwise;

"Disclosure Letter" means the disclosure letter dated on or about 22 April 1999 from the Borrower to the Agent;

"Dollars" and "US$" mean the lawful currency for the time being of the United States of America;

"EBITDA" means, in respect of a person and a period, the consolidated operating income/loss of that person before (for the avoidance of doubt) taking into account debit interest and other financing charges, Taxes or credit interest and other financing revenue during such period but adding back charges for depreciation or amortisation of assets during that period, deducting amounts representing extraordinary or exceptional gains and adding back amounts representing extraordinary or exceptional losses during such period all as determined in accordance with GAAP used in the preparation of and as shown in the relevant annual audited financial statements or Quarterly Management Accounts prepared and delivered to the Agent pursuant to clause 12.1(f) and (g);

"EMU" means Economic and Monetary Union as contemplated in the Treaty;

"EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency;

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other preferential arrangement created with the primary intention of securing any obligation of any person (including without limitation title transfer and/or retention arrangements having a similar effect or a deposit of money with the primary intention of affording a right of set-off) and includes any agreement to create any of the foregoing;

"Environmental Claim" means any claim, notice prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to Environmental Matters or any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

"Environmental Law" includes all or any applicable law or regulation of any governmental authority or agency or any regulatory body in any jurisdiction relating to Environmental Matters;

"Environmental Licence" includes any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law;

"Environmental Matters" includes (a) nuisance, noise, defective premises, health and safety at work or elsewhere and (b) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

"EURIBOR" means, in relation to a particular period:

(a)
(i)    the applicable Screen Rate; or

(ii)
if no Screen Rate is available for the relevant period for the purpose of (a)(i) or the Agent determines that no Screen Rate for a period of comparable duration to the relevant period appears at the relevant time, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the EURO Reference Banks to leading banks in the European interbank market, at or about 11 a.m. Brussels time on the Quotation Date for the offering of deposits in euros for a period comparable to the duration of the relevant period; or

(b)
if:

(i)
EURIBOR cannot be determined on the basis as is set out in (a)(i) or (ii) above or if none or (where there is more than one EURO Reference Bank) only one EURO Reference Bank supplied a quotation under (a)(ii) above; or

(ii)
the Agent shall have received notification from the Banks with Contributions aggregating not less than one-third of the relevant Total Outstandings or Commitments aggregating not less than one-third of the Total Commitments in respect of the relevant Facility, that deposits in euros are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund their Contributions for such period of that EURIBOR as determined under (a) above does not accurately reflect the cost to such Banks of obtaining such deposits, the arithmetic mean of the respective costs of funds of all the Banks;

"euro" and "euros" mean the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty and in respect of all payments to be made under this Agreement in euros means immediately available, freely transferable funds;

"EURO Reference Banks" means the principal Luxembourg office of the Agent and the London offices of two other Banks or other banks nominated by the Agent following consultation with the Borrower and/or any other Banks appointed as such pursuant to clause 19.14;

"Event of Default" means any of the events or circumstances described in clause 14.1;

"Exempt Bank" means a Bank which is eligible under the domestic law of Sweden to receive source interest of Sweden free of any withholding or deduction for or on account of Tax imposed by Sweden;

"Facilities" means the Tranche A Facility, the Tranche B Facility and the Tranche C Facility and "Facility" means any or a specific one of them;

"Finance Documents" means this Agreement, the Intercreditor Agreement, any document containing Subordination Provisions or subordination arrangements established pursuant to clause 12.1(t), and any other document designated as such by the Agent and the Borrower from time to time, in each case as amended, novated or supplemented from time to time and/or including any agreement or document amending, modifying, supplementing or restating any of them and "Finance Document" means any or a specific one of them;

"Finance Parties" means the Agent, the Arrangers and the Banks and "Finance Party" means any or a specific one of them;

"Financial Projections" means the base case financial and operational projections for the Group for the period commencing 1 January 1998 and ending on 31 December 2005, as updated by the projections for the period commencing 1 January 2000 and ending on 31 December 2005 and as further updated by the projections for the period commencing 1 January 2003 and ending on 31 December 2008 produced by, or on behalf of, the Borrower in the agreed form so that, any reference in this Agreement to Financial Projections includes such projections as so updated;

"Fiscal Quarter" means each fiscal period for the Group of three months beginning on the date after a Quarter Day and ending on the next succeeding Quarter Day;

"Fiscal Year" means the fiscal period for the Group of twelve calendar months beginning on 1 January and ending on 31 December in each calendar year;

"GAAP" means generally accepted accounting principles and practices in Sweden;

"Group" means the Borrower and its Subsidiaries from time to time;

"Guarantee" means the guarantee of the Guarantors contained in clause 10 and includes each separate or independent stipulation or agreement by the Guarantors contained in clause 10;

"Guaranteed Liabilities" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantors in clause 10.1;

"Guarantors" means the Original Guarantors together with, after its accession pursuant to clause 10.16, any Acceding Guarantor and "Guarantor" means any or a specific one of them;

"Holding Company" in relation to a person, means an entity of which that person is a Subsidiary;

"Incapacity" means, in relation to a person, the insolvency, liquidation, dissolution, winding-up, administration, receivership or other incapacity of that person whatsoever (and in the case of a partnership, includes the termination or change in composition of the partnership);

"Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

"Information Memorandum" means the Information Memorandum dated April 1999 approved by the Borrower and distributed by Deutsche Bank AG London at the request of the Borrower in connection with the Facilities;

"Intellectual Property Rights" means any patent, trademark, service mark, registered design, trade name or copyright required to carry on the business of any member of the Group;

"Intercreditor Agreement" means the intercreditor deed dated 2003 made between the parties to this Agreement and the parties to a the New Facility Agreement;

"Invik Parties" means Invik & Co AB, Kinnevik, AFTI AB and any of the siblings, uncles, aunts, children, grandchildren or remoter issue of the late Mr Jan-Hugo Stenbeck or any spouse of any of the foregoing natural persons or the executors and trustees of the estate of (i) any of the foregoing natural persons or (ii) Mr Jan-Hugo Stenbeck;

"Kinnevik" means Industriforvaltnings AB Kinnevik of Skeppsbron 18, Box 2094, S-103 13 Stockholm, Sweden;

"LIBOR" means, in relation to a particular period:

(a)
the applicable Screen Rate; or

(b)
if no Screen Rate is available for the relevant period for the purposes of (a) or if the Agent determines that no Screen Rate for a period of comparable duration to the relevant Term appears at the relevant time, the arithmetic mean (rounded upward to the nearest four decimal places) of the rates quoted by the LIBOR Reference Banks to leading banks in the London interbank market, at or about 11 a.m. on the Quotation Date for the relevant period for the offering of deposits in the relevant currency for the a period comparable to the relevant period;

"LIBOR Reference Banks" means Deutsche Bank AG London and two other Banks or other banks nominated by the Agent following consultation with the Borrower and/or any other Banks appointed as such pursuant to clause 19.14;

"Major Licences" means those licences the details of which are set out in part B of schedule 7;

"Majority Banks" means at any relevant time Banks (a) the aggregate of whose Contributions exceeds 66 2/3 per cent of the total of the Total Outstandings or (b) (if no Advances or Bank Guarantees are outstanding) the aggregate of whose Commitments exceeds 66 2/3 per cent of the Total Commitments;

"Margin" means the rate per annum set out in clause 6.2;

"Material Adverse Effect" means a material adverse effect on either (a) the ability of any Obligor to meet its obligations under any Finance Document to which it is party or (b) the business, assets or financial condition of the Borrower and/or the Group (taken as a whole);

"Material Subsidiary" means a member of the Group:

(a)
whose total assets (determined in accordance with GAAP) and/or net revenues (determined in accordance with GAAP) and/or contribution to Consolidated EBITDA represent respectively 5 per cent. or more of the Total Assets of the Group, aggregate net revenues of the Group or Consolidated EBITDA, in each case as shown in the most recent accounts delivered under clause 12.1; or

(b)
to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or a material part of the business, undertaking or assets of a Subsidiary which immediately prior to those transactions was a Material Subsidiary and where, in relation to a transfer of a material part of the business, undertaking or assets of a Material Subsidiary, on such transfer to such member of the Group taking effect, the pro forma consolidation of such member of the Group's total assets and/or net revenues and/or contribution to Consolidated EBITDA with, in the case of assets, those transferred to it by such Material Subsidiary or, in the case of net revenues or contribution to Consolidated EBITDA, the net revenues or contribution to Consolidated EBITDA relating to the part of the business, undertaking or total assets transferred to it by the Material Subsidiary, would cause such member of the Group to be a Material Subsidiary pursuant to paragraphs (a) or (c) of this definition; or

(c)
which is a Holding Company, directly or indirectly, of a Material Subsidiary;

"Matrix" means the quarterly reporting matrix published on the Borrower's corporate website (currently www.mtg.se) showing the financial performance of each of the various divisions of the Group;

"Maturity Date" means, in relation to an Advance, the last day of the Term of such Advance, in each case being a date falling on or before the Termination Date and as specified as the Maturity Date in the Utilisation Notice relating to such Advance;

"MISA" means Metro International SA, a company incorporated in Luxembourg;

"month" or "months" means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "monthly" shall be construed accordingly;

"national currency unit" means the currency unit (other than euros) of a Participating Member State;

"Necessary Authorisations" means all approvals, authorisations and licences (other than the Major Licences) from, all rights granted by and all filings, registrations and agreements with any government, regulatory or other authority necessary in order to enable the Group to carry on Business;

"Net Derivatives Liability" means, at any time, the net liability (if any) at such time of the Group taken as a whole in respect of relevant Derivatives Contracts determined by reference to the amounts (as determined by the Agent), which would be payable or receivable by the Group if all such Derivatives Contracts to which the Group were party at such time were terminated at such time and replaced by the obligation to make a payment reflecting the economic burden or value to the Borrower or the relevant Subsidiary of the Borrower of the payment flows under those Derivatives Contracts remaining at the time of termination;

"New Facility" means the facility made available to the Borrower pursuant to the New Facility Agreement;

"New Facility Agreement" means the facility agreement dated 2003 made between, amongst others, the Borrower and certain of the parties to this Agreement pursuant to which a SEK800,000,000 revolving credit and bank guarantee issuance facility is made available to the Borrower;

"Norwegian Kroner" and "NOK" mean the lawful currency for the time being of Norway;

"Obligors" means the Borrower and the Guarantors;

"Optional Currency" means NOK, DKK, Sterling, euros, Dollars or any other currency previously approved in writing by the Agent, in each case which is freely transferable, freely convertible into Swedish Kronor and dealt in on the London Interbank Market;

"Original Guarantors" means the Subsidiaries of the Borrower whose names and registered numbers are set out in part A of schedule 1;

"P4 Shares" means the shares in P4 Radio Hele Norge A/S held by the Borrower;

"Participating Member State" means a member state of the European Union that adopted a single currency in accordance with the Treaty;

"Permitted Acquisitions" means:

(a)
the acquisition of any document evidencing Indebtedness or debt securities of any person pursuant to a commercially prudent treasury management policy;

(b)
acquisitions agreed by the Agent acting on the instructions of the Majority Banks;

(c)
acquisitions for cash consideration which are financed in full by Shareholder Contributions (other than Shareholder Contributions which are made pursuant to clause 13.3) made available to the Borrower;

(d)
acquisition of shares in the capital of Darial TV and/or Story First Communications;

(e)
acquisitions of:

(i)
businesses and assets (other than shares in other companies) of a similar nature to the Business; or

    (ii)
    shares in any company that carries on any business(es) of a similar nature to the Business, where as a result of such acquisition the Borrower becomes the direct or indirect owner of at least 90 per cent. of the voting share capital (or equivalent right of ownership) of such company; or

    (iii)
    shares in any company that carries on any business(es) of a similar nature to the Business, where as a result of such acquisition the Borrower becomes the direct or indirect owner of less than 90 per cent. of the voting share capital (or equivalent right of ownership) of such company provided that the aggregate consideration payable by the Group in respect of acquisitions within this paragraph (e)(iii) shall not exceed SEK75,000,000 (or its equivalent in any relevant currencies) in any Fiscal Year, provided the aggregate consideration payable by the Group during the period from 22 April 1999 until the date on which there are no moneys owing (actually or contingently) under this Agreement and on which no Facilities remain available for utilisation by the Borrower in respect of all acquisitions made pursuant to this paragraph (e) shall not exceed SEK900,000,000 (or its equivalent in any relevant currencies);

  (f)
  the creation of any Subsidiary incorporated for the purposes of carrying on the Business in accordance with the terms of this Agreement;

  (g)
  acquisitions of assets acquired as a consequence of disposals made under paragraph (b) of the definition of Permitted Disposals in this clause 1.2;

  (h)
  acquisitions in respect of which the consideration payable by the member of the Group making such acquisition is the issue by that member of the Group (or any other member of the Group) of shares to the vendor(s) of the relevant assets; and

  (i)
  the acquisition constituted by the subscription for the bonds referred to in schedule 13 paragraphs 1 and 2 and the loan agreement referred to in schedule 13 paragraph 2 (and, for the avoidance of doubt, the exercise of any rights of conversion contained in the bonds referred to in schedule 13 paragraphs 1 and 2);

"Permitted Borrowing" means:

(a)
Borrowed Money under:

(i)
the 5.5% convertible subordinated bonds due 2006 issued by the Borrower pursuant to a deed of covenant dated 15 June 2001 in a principal amount of euro 120,000,000 (the "Bond Securities");

(ii)
Borrowed Money under subordinated notes or other debt securities of the Borrower (whether or not convertible into shares of the Borrower) ("Securities") provided that:

(A)
the terms of those Securities have been previously approved by the Agent (acting on the instructions of the Majority Banks) including (without limitation) as to:

(v)
the terms on which the Securities are subordinated to the claims of the Finance Parties under this Agreement;

(w)
the maturity date of the Securities (it being agreed that this will be a date later than the Termination Date);

(x)
the interest rate payable on the Securities;

(y)
the total principal amount of the Securities; and

(z)
without prejudice to the generality of (i) above, that if there is an Event of Default subsisting no interest may be paid on the Securities,

(the Securities so approved by the Agent together with the Bond Securities being the "Subordinated Securities"); and

(B)
the Borrower shall have provided the Agent with such documents and evidence as it may reasonably require as to the power and authority of the Borrower and/or all relevant parties to enter into and be bound by the relevant Subordination Provisions and that the same constitutes valid, legally binding and enforceable obligations of the Borrower and such other relevant parties;

  (b)
  Borrowed Money raised from a Beneficiary in relation to which a Bank Guarantee is issued;

  (c)
  Borrowed Money incurred under this Agreement or with the prior written consent of the Majority Banks;

  (d)
  Borrowed Money owed by one member of the Group to another provided that the maximum aggregate amount of Borrowed Money that may be outstanding at any time from members of the Group that are not Guarantors to the Borrower and/or Guarantors (including pursuant to the Group's cash management system) shall be SEK750,000,000 (or its equivalent in any relevant currencies);

  (e)
  Borrowed Money under finance leases for office equipment or cars in an aggregate amount outstanding from time to time not exceeding SEK 25,000,000 (or its equivalent in any relevant currencies);

  (f)
  Borrowed Money not falling within paragraphs (a) to (f) incurred up to an aggregate principal amount not exceeding SEK100,000,000 (or its equivalent in any relevant currencies) provided that such Borrowed Money is not secured by any Encumbrance;

  (g)
  guarantees issued by the Borrower of the Permitted Borrowings of any other member of the Group; and

  (h)
  Borrowed Money incurred under the New Facility Agreement;

"Permitted Disposals" means:

(a)
disposals agreed by the Agent acting on the instructions of the Majority Banks;

(b)
disposals of assets in exchange for, or for contemporaneous investment in, other assets performing substantially the same function which are comparable or superior as to type, value and quality and as previously approved in writing by the Agent;

(c)
disposals of surplus, obsolete or redundant assets (without prejudice to clause 12.2(l)) in connection with the termination of any business or operation on bona fide arm's length commercial terms or on terms more favourable to the relevant member of the Group;

(d)
the payment of Allowable Dividends;

(e)
disposals of assets pursuant to or in connection with finance leases or similar transactions under the definition of Permitted Borrowings;

(f)
disposals from a member of the Group to any other member of the Group;

(g)
the disposal of warrants to subscribe for shares in the Borrower (or of shares issued pursuant to the exercise of such warrants) which have been or will be issued by the Borrower to MTG Holding AB in connection with the Borrower's management share option purchase scheme; and

(h)
disposals where the undertaking, assets, rights or revenues to be disposed of:

(i)
represent less than 10 per cent. of Total Assets of the Group (as shown in the most recent accounts delivered under clause 12.1), and/or

(ii)
contributed less than 10 per cent. of Consolidated EBITDA or less than 10 per cent. of the net revenues of the Group for the preceding Twelve Month Period (as shown in the most recent accounts delivered under clause 12.1), provided that no such disposal shall be permitted if it would, or could, reasonably be expected to, result in a breach of any of the financial covenants contained in clause 13 when they are next tested in accordance with that clause;

"Permitted Encumbrances" means:

(a)
Encumbrances arising by operation of law in the ordinary course of business;

(b)
Encumbrances arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by the relevant person in the ordinary course of its business;

(c)
any Encumbrances existing at the time of acquisition on or over any asset acquired by it after 22 April 1999 and not created in contemplation of or in connection with that acquisition so long as the same is discharged within 45 days of such acquisition; and

(d)
any other Encumbrances created or outstanding with the prior written consent of the Agent acting on the instructions of the Majority Banks;

"Permitted Loans" means the Indebtedness the details of which are set out in schedule 13 and any other Indebtedness designated as such by the Agent from time to time acting on the instructions of the Majority Banks;

"Principal Agreements" means the agreement listed in part A of schedule 7 and/or any other agreements entered into pursuant to clause 14.1(o)(i);

"Qualifying Bank" means a person which is either an Exempt Bank or a Treaty Bank;

"Quarter Day" means 31 March, 30 June, 30 September and 31 December in any year;

"Quarterly Management Accounts" means the quarterly management accounts of the Group to be delivered (or which may be delivered) to the Agent pursuant to clause 12.1(g) in a form agreed between the Borrower and the Agent;

"Quotation Date" means, in relation to a Term or other period for which EURIBOR, LIBOR or STIBOR is to be determined, in the case of a determination of EURIBOR, the second Banking Day before the first day of such period and, in the case of a determination of LIBOR, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that Term or other period and, in the case of a determination of STIBOR, the date on which quotations would customarily be provided by leading banks in the Stockholm interbank market for deposits in SEK for delivery on the first day of that Term or other period;

"Reference Banks" means the LIBOR Reference Banks and/or the EURO Reference Banks and/or STIBOR Reference Banks, as the context may require;

"Relevant Jurisdiction" means each jurisdiction in which a member of the Group is incorporated or formed or in which such member of the Group has its principal place of business or owns any material assets;

"Relevant Laws" means all laws, statutes, regulations and judgments relating to the Business applicable to any member of the Group and/or the business carried on by any member of the Group in any Relevant Jurisdiction;

"Relevant Legal Opinions" has the meaning set out in clause 11.1(c);

"Relevant Percentage" means, in relation to a Bank in respect of a Bank Guarantee, at any relevant time, the proportionate liability of that Bank in respect of that Bank Guarantee (whether by virtue of any Transfer Certificate executed by that Bank or otherwise) which shall be that percentage of the Undrawn Face Amount of the Bank Guarantee which that Bank's Tranche A Commitment bears to the aggregate of all Tranche A Commitments at that time;

"Relevant Person" means (a) any shareholder of the Borrower, (b) any Subsidiary or Associated Company of such shareholder (other than an Obligor), (c) any Holding Company of such shareholder or (d) any Associated Company of any such Holding Company;

"Restricted Payment" means, other than Allowable Dividends and Permitted Disposals:

(a)
any direct or indirect distribution, dividend or other similar payment (whether in cash, property, securities or otherwise) by any member of the Group (including, without limitation, any payment on account of the share capital of the Borrower or capital stock or other securities of the Borrower) or any interest thereon;

(b)
any payment (whether in cash, property, securities or otherwise) of principal of, or interest on, or in redemption of, any Subordinated Securities, to any Relevant Person, or any other payment in respect of any Subordinated Securities paid or made in breach of the Subordination Provisions relating thereto;

(c)
any payment to any person in breach of subordination arrangements established pursuant to clause 12.1(t);

"Screen Rate" means:

(a)
in relation to LIBOR, the average British Bankers Association Interest Settlement Rate for the relevant currency and period;

(b)
in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant currency and period; and

  (c)
  in relation to STIBOR, the average Stockholm Interbank Offered Rates for the relevant currency and period,

displayed on the appropriate page of the Reuters screen or any equivalent successor to that page (as determined by the Agent). For the purposes of this definition, if the appropriate page on the Reuters screen is replaced or the service ceases to be available, the Agent may, acting reasonably and after consultation with the Borrower, specify another page or service displaying the appropriate rate;

"Second Supplemental Agreement" means the deed dated 2003 made between the parties to this Agreement;

"Senior Debt" means the principal amount of all Borrowed Money of the Group excluding for this purpose Borrowed Money outstanding under the Subordinated Securities;

"Shareholder Contributions" means the aggregate principal amount of (a) the equity share capital (including share premium) of the Borrower which has been paid up in cash by any shareholder(s) of the Borrower and (b) other cash injections in the nature of equity contributed to the Borrower by any shareholder(s) of the Borrower and permitted by Swedish law and (c) the proceeds of the 120,000,000 5.5 per cent. subordinated convertible bonds due 2006 issued by the Borrower;

"Sterling" and "£" mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling mean immediately available, freely transferable cleared funds;

"STIBOR" means, in relation to a particular period:

(a)
the applicable Screen Rate; or

(b)
if no Screen Rate is available for the relevant period for the purposes of (a) or if the Agent determines that no Screen Rate for a period of comparable duration to the relevant Term appears at the relevant time, the arithmetic mean (rounded upward to the nearest four decimal places) of the rates quoted by the STIBOR Reference Banks to leading banks in the Stockholm interbank market, at or about 11 a.m. (Stockholm time) on the Quotation Date for the relevant period for the offering of deposits in the relevant currency for the a period comparable to the relevant period;

"STIBOR Reference Banks" means Deutsche Bank AG London and two other Banks or other banks nominated by the Agent following consultation with the Borrower and/or any other Banks appointed as such pursuant to clause 19.14;

"Story First Communications" means StoryFirst Communications Inc, a company incorporated in Delaware, with its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware, registered number 19808;

"Subordinated Securities" has the meaning given to it in paragraph (a) of "Permitted Borrowings" above;

"Subordination Provisions" means each and every agreement relating to, or the relevant provisions of the documentation constituting, the Subordinated Securities, or any other arrangement relating to the Subordinated Securities, which provides for the subordination of the Borrowed Money under the Subordinated Securities;

"Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, for which purpose "control" means either ownership of more than 50 per cent. of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise;

"Swedish Kronor" and "SEK" mean the lawful currency for the time being of the Kingdom of Sweden and in respect of all payments to be made under this Agreement in Swedish Kronor mean immediately available, freely transferable cleared funds;

"Swedish Kronor Amount" means (a) in relation to a Utilisation made or to be made in Swedish Kronor, the principal amount of such Utilisation and (b) in relation to a Utilisation made or to be made in an Optional Currency, the amount in Swedish Kronor which would be required to purchase the principal amount of such Utilisation as determined in accordance with clause 4.9, in each case as reduced by any repayment or prepayment under this Agreement;

"Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

"Tax on Overall Net Income" of a person shall be construed as a reference to Tax (other than Tax deducted or withheld from any payment) imposed on that person by any jurisdiction on:

(a)
the net income profits or gains of that person worldwide; or

(b)
such of its income, profits or gains as arise in or relate to the jurisdiction in which it is resident or in which its principal office is located;

"Term" means, in relation to an Advance, the period for which that Advance is, or is to be, outstanding, as specified in the Utilisation Notice for such an Advance in accordance with clause 4.5;

"Termination Date" means 30 June 2004;

"Total Assets of the Group" means the total assets of the Group, as shown in the consolidated audited financial statements of the Group or the Quarterly Management Accounts of the Group (as the case may be), prepared and delivered to the Agent pursuant to clause 12.1(f) and (g);

"Total Commitments" means at any relevant time the total of the Commitments of all the Banks at such time;

"Total Debt" means the principal amount of all Borrowed Money of the Group;

"Total Debt Interest Charges" means, in relation to any period, the total amount of all interest, fees and commissions accruing in respect of Total Debt during such period (having taken into account the effect of any relevant interest rate hedging arrangements) minus all interest received by the Borrower during that period;

"Total Outstandings" means the aggregate of the Tranche A Outstandings, the Tranche B Outstandings and the Tranche C Outstandings;

"Tranche A Advance" means an Advance made under Tranche A Facility;

"Tranche A Availability Period" means the period from 22 April 1999 and ending on the date falling one month prior to the Termination Date or such earlier date (if any) on which either (a) the Borrower cancels the whole of the undrawn Tranche A Commitments under clause 7.6 or (b) the Tranche A Commitments are reduced to zero pursuant to any relevant provision of this Agreement;

"Tranche A Commitment" means that part of a Bank's Commitment which is referable to the Tranche A Facility, as specified in part B of schedule 1 and/or in the relevant Transfer Certificate, as reduced by any relevant term of this Agreement;

"Tranche A Facility" means the revolving credit and bank guarantee issuance facility made available to the Borrower pursuant to clause 2.1(a);

"Tranche A Outstandings" means the aggregate principal amount of all Tranche A Utilisations;

"Tranche A Utilisations" means Tranche A Advances and Bank Guarantees and "Tranche A Utilisation" means any or a specific one of them;

"Tranche B Advance" means an Advance made under the Tranche B Facility;

"Tranche B Availability Period" means the period from 22 April 1999 and ending on the date falling one month prior to the Termination Date or such earlier date (if any) on which either (a) the Borrower cancels the whole of the undrawn Tranche B Commitments under clause 7.6 or (b) the Tranche B Commitments are reduced to zero pursuant to any relevant provision of this Agreement;

"Tranche B Commitment" means that part of a Bank's Commitment which is referable to the Tranche B Facility, as specified in part B of schedule 1 and/or in the relevant Transfer Certificate, as reduced by any relevant term of this Agreement;

"Tranche B Facility" means the reducing revolving credit facility made available to the Borrower pursuant to clause 2.1(b);

"Tranche B Outstandings" means at any time the aggregate principal amount of all Tranche B Advances;

"Tranche C Advance" means an Advance made under the Tranche C Facility;

"Tranche C Availability Period" means the period from 8 November 2000 and ending on the date falling one month prior to the Termination Date or such earlier date (if any) on which either (a) the Borrower cancels the whole of the undrawn Tranche C Commitments under clause 7.6 or (b) the Tranche C Commitments are reduced to zero pursuant to any relevant provision of this Agreement;

"Tranche C Commitment" means that part of a Bank's Commitment which is referable to the Tranche C Facility, as specified in part B of schedule 1 and/or in the relevant Transfer Certificate, as reduced by any relevant term of this Agreement;

"Tranche C Facility" means the reducing revolving credit facility made available to the Borrower pursuant to clause 2.1(c);

"Tranche C Outstandings" means at any time the aggregate principal amount of all Tranche C Advances;

"Transfer Certificate" means a certificate substantially in the terms of schedule 5;

"Transferee" has the meaning given to it in clause 18.3;

"Treaty" means the Treaty establishing the European Economic Community being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time;

"Treaty Bank" means a Bank which is:

(a)
resident (as defined in the appropriate double taxation agreement) in a country having a double taxation agreement with Sweden which makes provision for exemption from Tax imposed by Sweden on interest or otherwise provides that no Tax is imposed by Sweden on interest; and

(b)
does not carry on a business in Sweden through a permanent establishment with which the Bank's participation in the Facilities is effectively connected;

"TV4 Shares" means the Series A Shares (and/or any shares issued as a result of a stock split, bonus issue, rights issue or similar event relating to such Series A Shares) in TV4 AB held by MTG Broadcasting AB;

"TV1000" means TV1000 AB (formerly known as Filmia AB);

"Twelve Month Period" means each period of 12 months ending on a Quarter Day;

"Undrawn Face Amount" means, in relation to a Bank Guarantee, at any time, the maximum principal amount that may be or become payable to the Beneficiary thereunder at that time;

"Utilisation" means a borrowing by the Borrower of an Advance or the issuing of a Bank Guarantee by the Agent on behalf of the Banks;

"Utilisation Date" means:

(a)
in the case of a Utilisation by means of an Advance, the date on which the relevant Advance is, or is to be, made; and

(b)
in the case of a Utilisation by means of a Bank Guarantee, the date on which the relevant Bank Guarantee is, or is to be, issued,

in each case being a Banking Day falling within the Tranche A Availability Period, the Tranche B Availability Period or the Tranche C Availability Period (as the context requires);

"Utilisation Notice" means a notice in the form or substantially in the form of schedule 2; and

"VAT" means value added tax pursuant to the Value Added Tax Act 1994 and any similar tax in any jurisdiction.

1.3
Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4
Construction of certain terms

In this Agreement, unless the context otherwise requires:

(a)
references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules and references in any schedule to paragraphs are to paragraphs of that schedule;

(b)
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent, all of the Banks or the Majority Banks (as the case may be);

(c)
references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

(d)
words importing the plural shall include the singular and vice versa;

(e)
references to a time of day are to London time;

(f)
references to a "person" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies;

(g)
references to "assets" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

(h)
references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly;

(i)
references to the "equivalent" of an amount specified in a particular currency (the "specified currency amount") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about the relevant time on the day on which the calculation falls to be made for delivery on the relevant day as determined by the Agent;

(j)
references to the "agreed form" means, in relation to any document, the form of such document as shall have been agreed between the Borrower and the Agent (acting for and on behalf of all of the Banks and initialled by way of identification by, or on behalf of, the Borrower and the Agent); and

(k)
references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5
Majority Banks

Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Obligors and the Banks), once informed by the Agent that such opinion, consent, request or instructions have been given, the Obligors shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

2      The Facilities

2.1
Amounts

The Banks, relying upon each of the representations and warranties in clause 11, agree to make available to the Borrower upon and subject to the terms of this Agreement:

(a)
during the Tranche A Availability Period, a revolving credit and bank guarantee issuance facility of up to SEK200,000,000 (or its equivalent in Optional Currencies);

(b)
during the Tranche B Availability Period, a reducing revolving credit facility of an original amount of up to SEK600,000,000 (or its equivalent in Optional Currencies); and

(c)
during the Tranche C Availability Period, a reducing revolving credit facility of an original amount of up to SEK900,000,000 (or its equivalent in Optional Currencies).

The obligation of each Bank under this Agreement shall be, as regards Advances, to contribute to that proportion of each Advance which, as at the Utilisation Date of such Advance, its Commitment in relation to the relevant Facility bears to the Total Commitments relating to that Facility and, as regards Bank Guarantees, as is set out in clause 5.

2.2
Obligations several

The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any other Finance Party of any of their respective obligations or liabilities under this Agreement nor shall the Agent nor either Arranger be responsible for the obligations of any Bank (except for its own obligations, if any, as a Bank) nor shall any Bank be responsible for the obligations of any other Bank under this Agreement.

2.3
Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Finance Parties are several and the amount due to the Agent (for its own account), to each Arranger and to each Bank is a separate and independent debt. Each Finance Party shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings for this purpose.

3      Conditions

3.1
Documents and evidence

The obligation of each Bank to make its Commitment available shall be subject to the condition that the Agent, or its duly authorised representative, shall have received, not later than four Banking Days before the Utilisation Notice in respect of the first Utilisation is given, the documents and evidence specified in schedule 3 in form and substance satisfactory to the Agent.

3.2
General conditions precedent

The obligation of each Bank to contribute to or participate in any Utilisation is subject to the further conditions that at the date of the relevant Utilisation Notice and on the relevant Utilisation Date:

(a)
the representations and warranties set out in clause 11.1 (except those not repeated in accordance with clause 11.3) are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

(b)
no Default shall have occurred and be continuing or would result from such Utilisation.

3.3
Waiver of conditions precedent

The conditions specified in this clause 3 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Agent (a) acting on the instructions of all of the Banks with a Commitment in relation to the Tranche C Facility in respect of the first Utilisation of the Tranche C Facility or (b) acting on the instructions of the Majority Banks in respect of any Utilisation without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Utilisation.

3.4
Notification

The Agent shall notify the Banks and the Borrower promptly after receipt by it of the documents and evidence referred to in clause 3.1 in form and substance satisfactory to the Agent.

4      Utilisations

4.1
Tranche A, Tranche B and Tranche C

Subject to the terms and conditions of this Agreement, Utilisations may be made, at the option of the Borrower, under any of the Tranche A Facility, the Tranche B Facility or the Tranche C Facility.

4.2
Maximum Tranche A Outstandings

No Tranche A Utilisation shall be made if, on the date of such Utilisation, the aggregate Swedish Kronor Amount of the Tranche A Outstandings would exceed SEK200,000,000.

4.3
Maximum Tranche B Outstandings

No Tranche B Advance shall be made if, on the date of such Advance, the aggregate Swedish Kronor Amount of the Tranche B Outstandings would exceed SEK600,000,000 (or such lesser amount as is then available for drawing under the Tranche B Facility in accordance with clause 7.3).

4.4
Maximum Tranche C Outstandings

No Tranche C Advance shall be made if, on the date of such Advance, the aggregate Swedish Kronor Amount of the Tranche C Outstandings would exceed SEK900,000,000 (or such lesser amount as is then available for drawing under the Tranche C Facility in accordance with clause 7.5).

4.5
Advances

Subject to the terms and conditions of this Agreement, an Advance under any Facility shall be made following receipt by the Agent from the Borrower of an Utilisation Notice not later than 10 a.m. on the fourth Banking Day before the proposed Utilisation Date. An Utilisation Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 6.6(a), be irrevocable. No Utilisation Notice may be given in respect of an amount which is the subject of a notice of cancellation under clause 7.8.

4.6
Amount and Term

(a)
Each Advance shall be of a Swedish Kronor Amount which is a minimum of SEK50,000,000 and, in the case of Advances denominated in Swedish Kronor, an integral multiple of SEK25,000,000 or the balance of the relevant Commitments.

(b)
Each Advance shall be denominated in one currency only.

(c)
Each Advance shall have a Term of one, two, three or six months (or, with the prior agreement of all of the Banks, such other period as the Borrower may request) ending on or before the Termination Date.

(d)
Not more than 10 Advances may be outstanding at any one time.

4.7
Selection of currencies

Subject to the provisions of clause 4.8, each Advance shall be made in Swedish Kronor or an Optional Currency as requested by the Borrower in the relevant Utilisation Notice.

4.8
Limit on currencies; non-availability

An Advance may not be made in or remain outstanding in an Optional Currency if (a) any Bank determines that deposits of such Optional Currency are not readily available to such Bank in an amount comparable with such Bank's participation in the relevant Advance and so notifies the Agent not later than 3 p.m. on the fourth Banking Day before the proposed Utilisation Date or (b) the Agent determines after consultation with the relevant Reference Banks (which determination shall be conclusive) at any time prior to 10 a.m. (local time in the place of payment) on the Utilisation Date that by reason of any change in currency availability, currency exchange rates or exchange controls it is or will be impracticable for the relevant Advance to be made in that Optional Currency. Accordingly, in the event the circumstances set out in (a) or (b) above arise, the Agent shall notify the Borrower and the Banks promptly upon becoming aware of such circumstances and the Borrower shall be entitled, without penalty, to withdraw the relevant Utilisation Notice and (if it so elects) submit a new Utilisation Notice (in accordance with the other provisions of this clause 4) requesting that an Advance be made either in Swedish Kronor or in another Optional Currency.

4.9
Currency amounts

If an Advance is to be made in an Optional Currency, the Banks shall, subject to clause 3.2, advance to the Borrower on the relevant Utilisation Date, the amount of such Optional Currency specified in the relevant Utilisation Notice. The Swedish Kronor Amount of such Advance shall be the amount in Swedish Kronor (as determined by the Agent) which would be required to purchase the amount of such Optional Currency at the Agent's spot rate of exchange for the purchase of such Optional Currency with Swedish Kronor in the London Foreign Exchange Market at or about 11 a.m. on the third Banking Day before the relevant Utilisation Date. If an Advance is to be made in Swedish Kronor, the Banks shall, subject to clause 3.2, advance to the Borrower on the relevant Utilisation Date the Swedish Kronor Amount of such Advance.

4.10
Notification to Banks

As soon as practicable after receipt of a Utilisation Notice complying with the terms of this Agreement, the Agent shall notify each Bank and, subject to clause 3, each of the Banks shall on the Utilisation Date, make available to the Agent its portion of the principal amount of the relevant Advance in accordance with clause 9.2.

4.11
Application of proceeds

Without prejudice to the Obligors' obligations under clause 12.1(c), none of the Finance Parties shall have any responsibility for the application of the proceeds of any Utilisation by the Borrower.

5      Bank Guarantees

5.1
Receipt of Utilisation Notices

The Borrower shall be entitled to utilise the Tranche A Facility for the issue of Bank Guarantees if the Agent receives, not later than five Banking Days or, if the form of the Bank Guarantee is not to be substantially in the form of schedule 9, ten Banking Days (or, in either case, such shorter period as the Agent (acting on the instructions of the Majority Banks) may agree) before the proposed Utilisation Date, a duly completed Utilisation Notice.

5.2
Completion of Utilisation Notices

A Utilisation Notice will not be regarded as having been duly completed unless:

(a)
the Utilisation Date is a Banking Day falling in the Tranche A Availability Period;

(b)
the Utilisation Notice specifies the purposes for which the loan or other facility in respect of which the Bank Guarantee is requested is being provided by the Beneficiary;

(c)
the form and substance of the Bank Guarantee is substantially in the form of schedule 9 or otherwise in a form previously approved by the Banks for the issue of Bank Guarantees to the relevant Beneficiary, with an expiry date falling one month (or such longer period as the Agent may agree) after the final maturity of the obligation of the Borrower to be guaranteed by the Bank Guarantee but no later than the Termination Date;

(d)
the Utilisation Notice is accompanied by a copy of the form of the documentation or other instrument evidencing the obligation of the Borrower to be guaranteed by the Bank Guarantee and such documentation or other instrument is acceptable to the Agent;

(e)
the Swedish Kronor Amount of the Bank Guarantee is a minimum of SEK25,000,000 and an integral multiple thereof or the balance of the unutilised Tranche A Commitments or such other amount as the Agent may agree; and

(f)
the tenor of the Bank Guarantee is a minimum of one year.

Each Utilisation Notice must specify one Bank Guarantee only, but the Borrower may, subject to the other terms of this Agreement, deliver more than one Utilisation Notice on any one day. Unless otherwise agreed by the Agent, no more than five Bank Guarantees may be outstanding at any time.

5.3
Notification of Banks

The Agent shall promptly (and in any case as far as practicable not later than three Banking Days prior to the proposed Utilisation Date) notify each Bank of the requested Bank Guarantee the terms thereof and each Bank's Relevant Percentage of the Undrawn Face Amount of the Bank Guarantee.

5.4
Authority of Agent

Each of the Banks with a Tranche A Commitment hereby irrevocably authorises the Agent to execute on its behalf each Bank Guarantee and each extension made in accordance with the terms of this Agreement and, subject to the prior written consent of each such Bank, each amendment to a Bank Guarantee.

5.5
Issue of Bank Guarantees

Subject to the terms of this Agreement and the relevant Utilisation Notice, the Agent will, for and on behalf of the Banks, execute each Bank Guarantee on or before the Utilisation Date set out in the relevant Utilisation Notice and the Agent will issue the Bank Guarantee on such date, by delivering the same to or to the order of the Beneficiary.

5.6
Notification of the Borrower

The Agent shall promptly notify the Borrower and the Banks if any demand or drawing is made under a Bank Guarantee and provide the Borrower with copies of all demands and other supporting documents submitted pursuant to the terms of the relevant Bank Guarantee but any failure to notify the Borrower promptly shall not affect the Borrower's obligations under the counter-indemnity set out in schedule 10.

5.7
Extension or renewal of Bank Guarantees

Subject to the terms of this Agreement, if the Borrower so requests, the Agent will, for and on behalf of the Banks, extend the maturity of any Bank Guarantee or will issue a new Bank Guarantee in substitution for an existing Bank Guarantee on any Banking Day provided that the Agent shall not be so obliged unless:

(a)
no Default is then outstanding;

(b)
the Borrower has given the Agent at least ten Banking Days (or such shorter period as the Agent may agree) prior written notice of the request;

(c)
the Borrower has given details of the reason for such extension or substitution to the Agent and such reasons are acceptable to the Majority Banks;

(d)
(in the case of a new Bank Guarantee) the Bank Guarantee is for an amount equal to or less than the existing Bank Guarantee which it is to replace and the existing Bank Guarantee is cancelled and returned to the Agent prior to or contemporaneously with the issuing of the new Bank Guarantee; and

(e)
the provisions of clause 5.2(c), (d), (e), (f) and (g) are satisfied, with any reference in those clauses to a Utilisation Date being construed as a reference to the date on which the Bank Guarantee is extended or issued in substitution, as the case may be.

5.8
Notification of extensions/renewals

The Agent shall promptly notify each Bank of each request to extend the maturity of a Bank Guarantee or to issue a new Bank Guarantee, the terms thereof and each Bank's Relevant Percentage of the Undrawn Face Amount of the Bank Guarantee.

6      Interest and Bank Guarantee Commission

6.1
Normal interest rate

The Borrower shall pay interest on each Advance on the last day of its Term or, in relation to a Term longer than 6 months on the date falling 6 months after the first day of such Term and on the last day of such Term, at the rate per annum determined by the Agent to be the aggregate of either: (a) other than in the case of Advances denominated in euro, (a) the Margin and (b) the Additional Cost (if any) and (c) LIBOR; or (b) in the case of Advances denominated in euro, (a) the Margin, (b) the Additional Cost (if any) and (c) EURIBOR; or(c) in the case of Advances denominated in SEK, (a) the Margin, (b) the Additional Cost (if any) and (c) STIBOR.

6.2
Margin

From the Amendment Date, the Margin in relation to any Tranche A Advance, any Tranche B Advance, any Tranche C Advance or any unpaid sum due under this Agreement shall be 0.75 per cent. per annum.

6.3
Interest for late payment

If any Obligor fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 6.3) on its due date for payment under this Agreement such Obligor shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 6.3. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three months as selected by the Agent (after consultation with the Banks so far as reasonably practicable in the circumstances) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) one per cent. per annum, (b) the applicable Margin, (c) the Additional Cost (if any) and (d) EURIBOR (in the case of amounts in euros) or STIBOR (in the case of amounts in SEK) or LIBOR (in the case of amounts in currencies other than euros or SEK), unless such unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Agent under clause 14.2(b) or a prepayment pursuant to clause 16.1, prior to the end of the Term relating thereto, in which case the first such period selected by the Agent shall end on the last day of such Term and interest shall be payable on such unpaid sum during such period at a rate one per cent. above the rate applicable thereto immediately before it shall have become so due and payable. Interest under this clause 6.3 shall be due and payable on the last day of each period determined by the Agent pursuant to this clause 6.3 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid. If, for the reasons specified in clause 6.6(a)(i) or 6.6(a)(ii), the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 6.3, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the Agent to be one per cent. per annum above the aggregate of the Margin and the cost of funds (including any Additional Cost) to such Bank.

6.4
Notification of interest rate

The Agent shall notify the Borrower and the Banks promptly of each rate of interest determined by it under this clause 6.

6.5
Reference Bank quotations

If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating LIBOR, EURIBOR or STIBOR (as appropriate) where such quotation is required having regard to the definitions of "LIBOR", "EURIBOR" and "STIBOR" in clause 1.2, the interest rate for the relevant Term or other period shall be determined, subject to clause 6.6, on the basis of the quotations furnished by the remaining Reference Bank or Reference Banks.

6.6
Market disruption; non-availability

(a)
If and whenever, at any time prior to the making of an Advance:

(i)
(at any time when Reference Bank quotations are required having regard to the definition of "LIBOR", "EURIBOR" and "STIBOR" in clause 1.2) the Agent shall have determined, after consultation with the relevant Reference Banks (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining LIBOR, EURIBOR or STIBOR (as appropriate) for the relevant Term or if none of the relevant Reference Banks supplies the Agent with a quotation for the purpose of calculating LIBOR, EURIBOR or STIBOR (as appropriate); or

(ii)
the Agent shall have received notification from Banks with Contributions aggregating not less than one-third of the Total Outstandings (or, prior to the first Utilisation Date, Commitments aggregating not less than one-third of the Total Commitments) that deposits in the relevant currency are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the amount which they have or are to subscribe in relation to such Advance or that LIBOR, EURIBOR or STIBOR (as appropriate) does not accurately reflect the cost to such Banks of obtaining such deposits, the Agent shall forthwith give notice (a "Determination Notice") to the Borrower and to each of the Banks and such Advance shall not be made. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.

  (b)
  After the giving of any Determination Notice the undrawn amount of the Total Commitments shall not be drawn until the circumstances giving rise to the issue of the Determination Notice have ceased.

6.7
Bank Guarantee Commission

The Borrower shall pay commission in respect of all Bank Guarantees calculated on the aggregate Undrawn Face Amount of all Bank Guarantees, at the rate determined by the Agent to be the applicable Margin. Commission determined as aforesaid shall be calculated on the aggregate daily Undrawn Face Amount of all Bank Guarantees during the period from the Utilisation Date for the first Bank Guarantee until the date the last Bank Guarantee expires or is fully drawn and shall be payable in arrears on each Quarterly Date and on the date the last Bank Guarantee expires or is fully drawn.

7      Repayment, cancellation and prepayment

7.1
Repayment of Tranche A Outstandings

The Borrower shall repay each Tranche A Advance on its Maturity Date in the currency in which it is denominated.

7.2
Repayment of Tranche B Outstandings

The Borrower shall repay each Tranche B Advance on its Maturity Date in the currency in which it is denominated.

7.3
Reduction of Tranche B Commitments

The Borrower shall repay Tranche B Advances so that the aggregate Swedish Kronor Amount of the Tranche B Outstandings on each date specified in column (1) below is not more than the Swedish Kronor Amount specified in column (2) below opposite the relevant date (each, a "Tranche B Reduction Date"):

(1) Date	(2) Swedish Kronor Amount (SEK '000,000)
30 June 2000	550
31 December 2000	500
30 June 2001	450
31 December 2001	400
30 June 2002	350
31 December 2002	300
30 June 2003	225
31 December 2003	150
30 June 2004	0

The Tranche B Commitment of each Bank (and the Total Commitments) shall be reduced on each Tranche B Reduction Date accordingly and the Tranche B Outstandings shall not thereafter exceed the amount set opposite such Tranche B Reduction Date.

7.4
Repayment of Tranche C Outstandings

The Borrower shall repay each Tranche C Advance on its Maturity Date in the currency in which it is denominated.

7.5
Reduction of Tranche C Commitments

The Borrower shall repay Tranche C Advances so that the aggregate Swedish Kronor Amount of the Tranche C Outstandings on each date specified in column (1) below is not more than the Swedish Kronor Amount specified in column (2) below opposite the relevant date (each, a "Tranche C Reduction Date"):

(1) Date	(2) Swedish Kronor Amount (SEK '000,000)
30 June 2001	800
31 December 2001	700
30 June 2002	575
31 December 2002	450
30 June 2003	325
31 December 2003	200
30 June 2004	0

The Tranche C Commitment of each Bank (and the Total Commitments) shall be reduced on each Tranche C Reduction Date accordingly and the Tranche C Outstandings shall not thereafter exceed the amount set opposite such Tranche C Reduction Date.

7.6
Currency rollovers

If an Advance (the "new Advance") is to be made on a day on which another Advance made under the same Facility (the "maturing Advance") denominated in the same currency as the new Advance is due to be repaid then, subject to the terms of this Agreement and so long as the conditions referred to in clause 3.2 shall have been satisfied in relation to the new Advance, (a) the maturing Advance shall be deemed to have been repaid on its Maturity Date either in whole (if the new Advance is equal to or greater than the maturing Advance) or in part (if the new Advance is less than the maturing Advance) and (b) to the extent that the maturing Advance is so deemed to have been repaid, the principal amount of the new Advance to be made on such date shall be deemed to have been credited to the account of the Borrower by the Agent on behalf of the Banks in accordance with the terms of this Agreement and the Banks shall only be obliged to make available to the Borrower pursuant to clause 4.5 a principal amount equal to the amount by which the new Advance exceeds the maturing Advance.

7.7
Termination Date

On the Termination Date, all outstanding Advances and other sums (if any) then owing under this Agreement shall in any event be repaid or paid in full.

7.8
Voluntary cancellation of Commitments

The Borrower may:

(a)
at any time during the Tranche A Availability Period by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 5 Banking Days after the receipt by the Agent of such notice the whole or any part (being SEK50,000,000 or any larger sum which is an integral multiple of SEK25,000,000) of the Tranche A Commitments;

(b)
at any time during the Tranche B Availability Period by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 5 Banking Days after the receipt by the Agent of such notice the whole or any part (being SEK50,000,000 or any larger sum which is an integral multiple of SEK25,000,000) of the Tranche B Commitments; and

(c)
at any time during the Tranche C Availability Period by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 5 Banking Days after the receipt by the Agent of such notice the whole or any part (being SEK50,000,000 or any larger sum which is an integral multiple of SEK25,000,000) of the Tranche C Commitments.

Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of each Bank shall be reduced proportionately. Any amounts so cancelled shall not be available for redrawing.

7.9
Termination of Tranche A Commitments

Without prejudice to any other term of this Agreement, any part of the Tranche A Commitments which is undrawn and uncancelled at the end of the Tranche A Availability Period shall thereupon be automatically reduced to zero and no Tranche A Utilisations may be made thereafter.

7.10
Termination of Tranche B Commitments

Without prejudice to any other term of this Agreement, any part of the Tranche B Commitments which is undrawn and uncancelled at the end of Tranche B Availability Period shall thereupon be automatically reduced to zero and no Tranche B Advances may be made thereafter.

7.11
Termination of Tranche C Commitments

Without prejudice to any other term of this Agreement, any part of the Tranche C Commitments which is undrawn and uncancelled at the end of Tranche C Availability Period shall thereupon be automatically reduced to zero and no Tranche C Advances may be made thereafter.

7.12
Mandatory prepayments

(a)
If:

(i)
MTG Broadcasting AB disposes of all or any of the TV4 Shares; and/or

(ii)
the Borrower disposes of all or any of the shares in TV1000; and/or

(iii)
the Borrower disposes of all or any of the P4 Shares,

unless otherwise agreed by the Banks, the Borrower shall be obliged to apply 50 per cent. of the aggregate consideration receivable by the Borrower and/or any other member of the Group in respect of such disposal(s) which is in excess of SEK 500,000,000 (or its equivalent in any relevant currencies) (the "prepayment amount") in prepayment of amounts outstanding under the Facilities and the New Facility so that the prepayment amount shall be applied in making such prepayments pro rata to the Total Commitments under this Agreement and the Commitments under (and as defined in) the New Facility Agreement on the date such prepayments are to be made and shall be obliged to apply the amount allocated to the Facilities in prepaying such amount of the Advances and/or if required in order to reduce Total Outstandings by the relevant amount (if such relevant amount is greater than the total amount of Advances outstanding) by the cancellation or discharge of Bank Guarantees (and, in each such case where Advances are prepaid and/or Bank Guarantees cancelled or discharged, a corresponding amount of the Commitments shall be cancelled on such prepayment, cancellation or discharge being made).

(b)
Any prepayment required to be made pursuant to this clause 7.12 shall be made immediately on receipt of the proceeds of the relevant disposal(s) by the Group. Where any of the consideration receivable by the Group in relation to any disposal referred to in clause 7.12(a)(i), (ii) or (iii) is payable to the Group on deferred terms or any of such consideration is paid other than in cash, the Borrower's obligation to make a prepayment under this clause 7.12 shall arise immediately on such deferred consideration being paid or, as the case may be, on such non-cash consideration being converted into cash, whether on a disposal of the relevant non-cash consideration received by the Group or otherwise.

(c)
Any consideration received by the Borrower and/or any other member of the Group in respect of such disposal(s) which is not applied in prepayment of Advances and/or to reduce Total Outstandings (or to reduce outstandings under the New Facility Agreement as required thereunder and by this clause 7.12) shall not be paid, distributed or otherwise transferred to any of the Borrower's shareholders or any Associated Company of such shareholder (other than members of the Group) in any way whatsoever, including, without limitation, by the payment of a dividend or the making of a loan.

7.13
Voluntary prepayment

The Borrower may prepay any Advance in the currency in which it is denominated in whole (but not in part) at any time, without premium or penalty, but subject to clause 15.1 and provided that the Borrower makes a contemporaneous and pro rata prepayment of advance(s) made under the New Facility Agreement. Amounts prepaid pursuant to this clause 7.13 shall not be available for redrawing and the Commitments shall on giving notice of such prepayment in accordance with clause 7.15, be reduced and cancelled as to the amount of such prepayment.

7.14
Amounts payable on prepayment

Any prepayment under this clause 7 shall be made together with (a) accrued interest to the date of prepayment, (b) any additional amount payable under clauses 9.5 or 16.2 and (c) all other sums payable by the Borrower under this Agreement including, without limitation, any accrued commitment commission payable under clause 8.1(c) and any amounts payable under clause 15.1.

7.15
Notice of prepayment

No prepayment may be effected under clause 7.13 unless the Borrower shall have given the Agent at least 10 Banking Days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified.

7.16
No other prepayments

The Borrower may not prepay any Advance or any part thereof save as expressly provided in this Agreement.

8      Fees and expenses

8.1
Fees

The Borrower shall pay to the Agent whether or not any part of the Commitments is ever drawn:

(a)
on 22 April 1999, for the account of Deutsche Bank AG London in its capacity as arranger for the Tranche A Facility and the Tranche B Facility, an arrangement fee of an amount agreed between the Borrower and Deutsche Bank AG London in a letter dated 22 April 1999;

(b)
on the earlier of (i) the date of the first Utilisation and (ii) the date falling five Banking Days after 22 April 1999 and on each anniversary of 22 April 1999 until all moneys owing under this Agreement have been paid in full, for the account of the Agent, an agency fee of an amount agreed between the Borrower and the Agent in a letter dated 22 April 1999 as amended by a letter dated on or about 8 November 2000 and as further amended by a letter dated on or about the date of the Second Supplemental Agreement;

(c)
in arrears on each Quarter Day after 22 April 1999 and on the last day of the Tranche A Availability Period, on the last day of the Tranche B Availability Period and on the last day of the Tranche C Availability Period, for the account of each Bank, commitment commission on the daily undrawn and uncancelled amount of such Bank's Commitment computed (i) in the case of the Tranche A Facility and the Tranche B Facility from 22 April 1999 or (ii) in the case of the Tranche C Facility from 8 November 2000 at the rate per annum equal to 50 per cent. of the Margin applicable on each day during the relevant period. If a Utilisation is outstanding in an Optional Currency, the amount of the Commitments treated as drawn for the purpose of calculating commitment commission shall be the Swedish Kronor Amount of such Utilisation.

8.2
Expenses

The Borrower shall pay to the Agent on demand:

(a)
all expenses (including legal, printing, travel and out-of-pocket expenses) incurred by the Agent and the Arrangers in connection with the negotiation, preparation and execution of the Finance Documents, the syndication of the Facilities and the preparation and distribution of the Information Memorandum and advertising in connection with this Agreement and all expenses (including legal, printing and out-of-pocket expenses) incurred by the Finance Parties or any of them in connection with any amendment or extension of, or the granting of any waiver or consent under, the Finance Documents; and

(b)
all expenses (including legal, travel and out-of-pocket expenses) incurred by the Finance Parties or any of them in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or preservation or attempted preservation of any rights under, the Finance Documents or otherwise in respect of the moneys owing under the Finance Documents.

8.3
Value Added Tax

(a)
All amounts expressed to be payable under a Finance Document by any Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by a Finance Party to any Obligor in connection with a Finance Document, that Obligor shall pay to such Finance Party, in addition to and at the same time as paying the consideration for the supply, an amount equal to the VAT.

  (b)
  All fees and expenses payable pursuant to this clause 8 shall be paid together with an amount equal to any value added tax payable by the Finance Parties or any of them in respect of such fees and expenses.

8.4
Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other similar duties or Taxes (including any such duties or Taxes payable by, or assessed on, the Finance Parties or any of them) imposed on or in connection with the Finance Documents or the Facilities and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

9      Payments and Taxes; accounts and calculations

9.1
No set-off or counterclaim; distribution to the Banks

All payments to be made by the Obligors under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 9.5, free and clear of any deductions or withholdings (except to the extent required by law) in Swedish Kronor or the relevant Optional Currency (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on the due date to the account of the Agent at such bank in the principal financial centre of the currency concerned as the Agent may from time to time specify for this purpose. Save where this Agreement provides for a payment to be made for the account of the Agent (for its own account), either Arranger or a particular Bank, in which case the Agent shall distribute the relevant payment to the Arranger concerned or the Bank concerned, payments to be made by any Obligor under this Agreement shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

9.2
Payments by the Banks

All sums to be paid by the Banks to the Borrower under this Agreement shall be remitted in the relevant currency on the relevant Utilisation Date to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the Borrower specified in the relevant Utilisation Notice.

9.3
Non-Banking Days

When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day. If any date or day specifically referred to in this Agreement is not a Banking Day all references thereto shall be deemed to be to the immediately preceding Banking Day.

9.4
Agent may assume receipt

Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or reasonable expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

9.5
Grossing-up for Taxes

Subject to clause 9.7, if at any time any Obligor is required to make any deduction or withholding in respect of Taxes (other than any Tax on Overall Net Income of any Finance Party imposed on any payment by any Obligor, or any corresponding payment by the Agent to any other Finance Party) from a payment for the account of any Finance Party (or if the Agent is required to make any such deduction or withholding from a payment to an Arranger or a Bank), the sum due from the relevant Obligor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the relevant Obligor shall indemnify each Finance Party against any losses or costs incurred by any of them by reason of any failure of such Obligor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The relevant Obligor shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

9.6
Qualifying Banks

(a)
Each Bank party to this Agreement as at 22 April 1999 severally warrants to the Obligors and the Agent that it is a Qualifying Bank (as defined pursuant to the terms of this Agreement as at such date) on 22 April 1999.

(b)
Each Bank agrees promptly to notify the Borrower if it ceases to be a Qualifying Bank. If any Bank is not (by the time the interest is payable under this Agreement) or ceases to be a Qualifying Bank then the relevant Obligor shall not be obliged to pay such Bank under clause 9.5 any amount in excess of the amount it would have been obliged to pay if such Bank was or had not ceased to be a Qualifying Bank provided that this clause 9.6(b) shall not apply (and the relevant Obligor shall be obliged to comply with its obligations under clause 9.5) if after 22 April 1999 there shall have been any change in, or in the interpretation or application of, any relevant law, directive, treaty (including, without limitation any applicable double taxation treaty) or regulation or practice of any applicable taxation authority and as a result thereof the relevant Bank ceases to be a Qualifying Bank or the relevant Obligor will be required to make a deduction or withholding on account of tax irrespective of whether the recipient of the relevant payment is or is not a Qualifying Bank.

9.7
Claw-back of Tax benefit

If following any such deduction or withholding as is referred to in clause 9.5 any Finance Party shall receive or be granted a credit against or remission for any Taxes payable by it, such Finance Party shall, subject to the relevant Obligor having made any increased payment in accordance with clause 9.5 and to the extent that such Finance Party can in its absolute discretion do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Finance Party to obtain any other relief or allowance which may be available to it, reimburse the relevant Obligor with such amount as such Finance Party shall in its absolute discretion certify to be the proportion of such credit or remission as will leave such Finance Party (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the relevant Obligor as aforesaid. Such reimbursement shall be made forthwith upon such Finance Party certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige any Finance Party to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations.

9.8
Certification to secure a Tax benefit

If, in order to make any payment due under this Agreement to any Finance Party without deduction or withholding for or on account of Tax or to secure the benefit of any reduced rate of such deduction or withholding, any Obligor requires a direction from, or the consent, of a government or taxing authority:

(a)
the Obligors agree to use their best endeavours to complete (accurately and in a manner reasonably satisfactory to such Finance Party), execute, arrange for any required certification of, and deliver to such Finance Party or such government or taxing authority as such Finance Party reasonably directs, any form or document reasonably required of it, and to provide such information that such Finance Party or such government or taxing authority may reasonably require or request in order to assist or enable such Finance Party to secure that such a direction or consent is given to the relevant Obligor in respect of any payment. Each Obligor shall perform its obligations under this clause 9.8(a) promptly upon the earlier of:

(i)
being notified that the form, document or information is required or requested; and

(ii)
demand being made by such Finance Party or the relevant government or taxing authority, as the case may be; and

(b)
each Finance Party agrees to use its reasonable endeavours to complete, execute, arrange for any required certification of, and deliver to the relevant Obligor, or such government or taxing authority as the Borrower may reasonably direct, any form or document reasonably required of it, and to provide such information that the Borrower or such government or taxing authority may reasonably require or request in order to assist or enable the Borrower to secure that such a direction or consent is given to the relevant Obligor in respect of any payment.

9.9
Bank accounts

  Each Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time advanced by, owing to and paid to it under this Agreement. The Agent shall maintain a control account showing each Utilisation and other sums owing by each Obligor under this Agreement and all payments in respect thereof made by the Obligors from time to time. The control account shall, in the absence of manifest or proven error, be conclusive as to the amount from time to time owing by each Obligor under this Agreement.

9.10
Partial payments

  If, on any date on which a payment is due to be made by any Obligor under this Agreement, the amount received by the Agent from the relevant Obligor falls short of the total amount of the payment due to be made by the relevant Obligor on such date then, without prejudice to any rights or remedies available to the Finance Parties under this Agreement, the Agent shall apply the amount actually received from the relevant Obligor in or towards discharge of the obligations of the Obligors under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by the relevant Obligor:

  (a)
  firstly, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses of the Agent under this Agreement together with any portion of the agency fee payable under clause 8.1(b) which remains unpaid;

  (b)
  secondly, in or towards payment to the Arrangers of any portion of the arrangement fee payable under clause 8.1 which remains unpaid;

  (c)
  thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued commitment commission payable under clause 8.1(c) which shall have become due but remains unpaid;

  (d)
  fourthly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest which shall have become due but remains unpaid;

  (e)
  fifthly, in or towards payment to the Banks, on a pro rata basis, of any principal which shall have become due but remains unpaid; and

  (f)
  sixthly, in or towards payment of any other sum which shall have become due but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

  The order of application set out in this clause 9.10(c)-9.10(f) shall be varied by the Agent if the Majority Banks so direct, without any reference to, or consent or approval from, any of the Obligors.

9.11
Calculations

  All interest, commission and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and (in the case of Swedish Kronor) a 360 day year or (in the case of any Optional Currency) in accordance with standard London Interbank Market practice in respect of calculating the numbers of days comprising a year. In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

9.12
Certificates conclusive

  Any certificate or determination of any Finance Party as to any rate of interest or any amount payable under this Agreement shall, in the absence of manifest or proven error, be conclusive and binding on the Obligors and (in the case of a certificate or determination by the Agent) on the other Finance Parties.

9.13
Effect of monetary union

  The provisions of this clause 9.13 apply in relation to any amount payable in the currency of a Participating Member State provided that, if and to the extent that any provision relates to any state (or the currency of such state) which was not a Participating Member State on 1 January 1999, such provision shall come into effect in relation to such state (and the currency of such state) on and with effect from the date on which such state becomes a Participating Member State.

  (a)
  Redenomination and Alternative Currencies

    Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a Participating Member State shall be redenominated into the euro in accordance with EMU Legislation, provided that, if and to the extent that any EMU Legislation provides that following 1 January 1999 an amount denominated either in the euro or in the national currency unit of a Participating Member State and payable within that Participating Member State by crediting an account of the creditor can be paid by the debtor either in the euro or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro or in such national currency unit.

  (b)
  Advances

    Any Advance in the currency of a Participating Member State shall be made in the euro.

  (c)
  Payments to the Facility Agent

    Clauses 9.1 and 9.2 shall be construed so that, in relation to the payment of any sum denominated in the euro or in a national currency unit, such sum shall be made available to the Agent by payment in the euro or, as the case may be, such national currency unit and in immediately available, freely transferable, cleared funds to the accounts notified by it under clauses 9.1 and 9.2.

  (d)
  Payments by the Agent to the Banks

    Any amount payable by the Agent to the Banks under this Agreement in the currency of a Participating Member State shall be paid in the euro.

  (e)
  Payments by the Agent

    The Agent shall not be liable to the Borrower or any of the Banks in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro or, as the case may be, in a national currency unit) to the account with the Bank in the principal financial centre in the Participating Member State which the Borrower or, as the case may be, any Bank shall have specified for such purpose. In this clause 9.13(e) "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time after consultation with the Borrower and the Banks determine for the purpose of clearing or settling payments of the euro.

  (f)
  Basis of Accrual

    If, in relation to the currency of any Participating Member State, the basis of accrual of interest or commitment commission expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or commitment commission in respect of the euro, such expressed basis shall be replaced by such convention or practice.

  (g)
  Rounding and other consequential changes

    Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the respective liabilities for indebtedness of the Borrower to the Banks and the Banks to the Borrower under or pursuant to this Agreement (and after consultation with the Borrower and the Banks):

    (i)
    each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro as the Agent may from time to time specify; and

    (ii)
    save as expressly provided in this clause 9.13(g) each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify to be necessary or appropriate to reflect the changeover to the euro in Participating Member States.

  (h)
  Amendments

    After consultation with the Borrower and the Banks for such period as the Agent shall in good faith determine is necessary and reasonable in all the circumstances and notwithstanding clause 19.11, the Agent shall be entitled to make from time to time such amendments to this Agreement as it may determine in good faith to be necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest, place of payment or otherwise howsoever). Any amendment so made to this Agreement by the Agent shall be promptly notified to the other Finance Parties and the Borrower by the Agent and shall be binding on all other Finance Parties and the Obligors.

10    Guarantee

10.1
Covenant to pay

  The Guarantors hereby irrevocably and unconditionally jointly and severally guarantee to the Agent for the benefit of each Finance Party the payment of all moneys now or hereafter due, owing or incurred by any member of the Group under or pursuant to this Agreement when the same become due whether by acceleration or otherwise.

10.2
Guarantors as principal debtors; indemnity

  As a separate and independent stipulation, the Guarantors jointly and severally agree that if any purported obligation or liability of any member of the Group which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against such member of the Group on any ground whatsoever whether or not known to the Finance Parties or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of such member of the Group or any legal or other limitation, or any disability or Incapacity or any change in the constitution of any relevant member of the Group) the Guarantors shall nevertheless be jointly and severally liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and such Guarantor was the principal debtor in respect thereof. The Guarantors hereby irrevocably and unconditionally jointly and severally agree to indemnify and keep indemnified the Agent for the benefit of the Finance Parties against any loss or liability arising from any failure of any member of the Group to perform or discharge any such purported obligation or liability or from any invalidity or unenforceability of any of the same against any member of the Group.

10.3
No security taken by Guarantors

  The Guarantors hereby jointly and severally warrant that they have not taken or received, and undertake that until all the Guaranteed Liabilities have been paid or discharged in full, they will not take or receive, the benefit of any security from any other Obligor or any other person in respect of their obligations under this Guarantee.

10.4
Interest

  Each Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 6.3. Such interest shall be compounded at the end of each period determined for this purpose by the Agent in the event of it not being paid when demanded but without prejudice to each Finance Party's right to require payment of such interest.

10.5
Continuing security and other matters

  This Guarantee shall:

  (a)
  extend to the ultimate balance from time to time owing to the Finance Parties by the members of the Group and shall be a continuing guarantee, notwithstanding any settlement of account or other matter whatsoever;

  (b)
  be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Finance Parties or any of them; and

  (c)
  not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Finance Parties or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

10.6
New accounts

  If this Guarantee ceases to be continuing for any reason whatsoever each Bank may nevertheless continue any account of any member of the Group or open one or more new accounts and the liability of each Guarantor under this Guarantee shall not in any manner be reduced or affected by any subsequent transactions or receipts or payments into or out of any such account.

10.7
Liability unconditional

  The liability of each Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

  (a)
  the Incapacity or any change in the name, style or constitution of any Obligor or any other person liable; or

  (b)
  any of the Finance Parties granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of any other Obligor or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Obligor or any other person liable; or

  (c)
  any act or omission which would not have discharged or affected the liability of such Guarantor had it been a principal debtor instead of a Guarantor or by anything done or omitted which but for this provision might operate to exonerate such Guarantor.

10.8
Collateral Instruments

  None of the Finance Parties shall be obliged to make any claim or demand on any member of the Group or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to them or it before enforcing this Guarantee and no action taken or omitted by any of the Finance Parties in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of any Guarantor under this Guarantee nor shall any of the Finance Parties be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

10.9
Waiver of Guarantor's rights

  Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) each Guarantor agrees that, without the prior written consent of the Agent, it will not:

  (a)
  exercise its rights of subrogation, reimbursement and indemnity against any other Obligor or any other person liable; or

  (b)
  demand or accept any security to be executed in respect of any of its obligations under this Guarantee or any other Indebtedness now or hereafter due to such Obligor from any other member of the Group or from any other person liable; or

  (c)
  take any step or enforce any right against any other Obligor or any other person liable in respect of any Guaranteed Liabilities; or

  (d)
  exercise any right of set-off or counterclaim against any other Obligor or any other person liable or claim or prove or vote as a creditor in competition with any of the Finance Parties in the liquidation, administration or other insolvency proceeding of any other Obligor or any other person liable or have the benefit of, or share in, any payment from or composition with, any other Obligor or any other person liable or any other Collateral Instrument now or hereafter held by any of the Finance Parties for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of any other Obligor on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Finance Parties and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Agent shall deem appropriate.

10.10
Suspense accounts

  Any money received in connection with this Guarantee (whether before or after any Incapacity of any Obligor) may be placed to the credit of a suspense account with a view to preserving the rights of the Finance Parties to prove for the whole of their respective claims against any Obligor or any other person liable or may be applied in or towards satisfaction of the Guaranteed Liabilities as the Agent may from time to time conclusively determine in its absolute discretion.

10.11
Settlements conditional

  Any release, discharge or settlement between any Obligor and any of the Finance Parties shall be conditional upon no security, disposition or payment to any of the Finance Parties by any Obligor or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Finance Parties shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

10.12
Guarantors to deliver up certain property

  If, contrary to clauses 10.3 or 10.9, any Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Finance Parties and shall be delivered to the Agent on demand.

10.13
Retention of this guarantee

  The Finance Parties shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Agent may reasonably determine.

10.14
Changes in constitution or reorganisations of Finance Parties

  For the avoidance of doubt and without prejudice to the provisions of clause 18, this Guarantee shall remain binding on each Guarantor notwithstanding any change in the constitution of the Finance Parties or any of them or their or its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title of the Finance Parties, any Transferee and any successor Agent appointed pursuant to clause 19.13 in the same manner as if such successor in title, Transferee or successor Agent had been named in this guarantee as a party instead of, or in addition to, the relevant Finance Party.

10.15
Other guarantors

  Each Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to this Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Finance Parties or any of them.

10.16
Acceding Guarantors

(a)
If audited financial statements of the Group prepared in accordance with clause 12.1(f)(i)(B) show that:

(i)
the aggregate EBITDA of all the Guarantors for the period to which those financial statements relate is less than eighty five per cent. of the Consolidated EBITDA for the period to which those financial statements relate, as shown in those financial statements; and/or

(ii)
the aggregate amount of the total assets (determined in accordance with GAAP) of all the Guarantors is less than eighty five per cent. of the Total Assets of the Group as at the end of the period to which those financial statements relate, as shown in those financial statements; and/or

(iii)
the aggregate amount of the net revenues (determined in accordance with GAAP) of all the Guarantors in the period to which those financial statements relate is less than eighty five per cent of the aggregate net revenues of the Group during the period to which those financial statements relate (determined in accordance with GAAP), as shown in those financial statements, the Borrower shall procure that, within 30 days of the receipt of such financial statements by the Agent, such Subsidiaries of the Borrower (which are not already Guarantors) become Guarantors in accordance with this clause 10.16 as is necessary in order to ensure that none of the circumstances described in clauses 10.16(a)(i), (ii) or (iii) exists or continues to subsist.

  (b)
  Notwithstanding clause 10.16(a), the Agent may (if it so determines or any Bank so requests) require the Borrower to recalculate the contribution of the Guarantors to Consolidated EBITDA, Total Assets of the Group and/or aggregate net revenues by reference to the most recently provided Quarterly Management Accounts provided that, unless there is a Default subsisting (in which circumstances no such restriction shall apply) the Agent shall not be entitled (or required by any Bank) to require a recalculation pursuant to this clause 10.16(b) more than once in any six month period. The Borrower shall carry out such recalculation and provide a copy thereof (in reasonable detail) to the Agent within 14 days of a request to the Borrower pursuant to this clause 10.16(b). If any recalculation shows that any of the circumstances described in clauses 10.16(a)(i), (ii) or (iii) exist, the Borrower shall procure that within 30 days of receipt of the recalculation by the Agent, such Subsidiaries of the Borrower (which are not already Guarantors) become Guarantors in accordance with this clause 10.16 as is necessary in order to ensure that none of the circumstances described in clauses 10.16(a)(i), (ii) or (iii) exists or continues to subsist.

  (c)
  In circumstances where the Borrower elects or is required as a result of any provision of this Agreement to procure that any of its Subsidiaries become Guarantors, such Subsidiaries shall become Guarantors by delivering to the Agent a Deed of Guarantor Accession duly executed by such Subsidiary and the Borrower.

  (d)
  The Borrower shall procure that, at the same time as a Deed of Guarantor Accession is delivered to the Agent, there is delivered to the Agent all the documents and evidence listed in part B of schedule 8, in respect of the relevant Subsidiary, in each case in form and substance satisfactory to the Agent, acting reasonably.

  (e)
  Delivery of a Deed of Guarantor Accession duly executed by an Acceding Guarantor and the Borrower constitutes confirmation by the relevant Acceding Guarantor (with respect to itself only) that the representations and warranties set out in clauses 11.1(a) to (f) inclusive, 11.1(i), 11.1(j), 11.1(l), 11.1(m), 11.2(c) and 11.2(d) are correct as if made by it with reference to the facts and circumstances then existing.

  (f)
  Each Acceding Guarantor, before entering into a Deed of Guarantor Accession, shall comply with all relevant legislation in its Relevant Jurisdiction(s), to the satisfaction of the Agent, to ensure that its giving of, and performance under, the Guarantee is in compliance with all relevant provisions of such legislation and to ensure that its giving of, and performance under, the Guarantee is legal, valid and binding on such Acceding Guarantor.

  (g)
  Each Finance Party irrevocably authorises the Agent to countersign each Deed of Guarantor Accession on its behalf without any further consent of, or consultation with, any of the Finance Parties.

  (h)
  Each of the other Obligors irrevocably authorises the Borrower to countersign each Deed of Guarantor Accession on its behalf without any further consent of or consultation with, any of the other Obligors.

10.17
Release of Subsidiaries

  The Borrower may request the release of a Subsidiary from this Guarantee. If no Default is then subsisting and the Borrower can demonstrate to the Agent's satisfaction (acting reasonably) that such a release would not result in the occurrence or existence of any of the circumstances described in clauses 10.16(a) (i) to (iii), the Agent shall promptly following such request, and at the cost of the Borrower, enter into a release in favour of such Subsidiary.

10.18
Release of Tidnings AB Metro

  Clause 10.18 is not restated.

10.19
Limitation of liability of Guarantors

  The liability of each Guarantor under this Guarantee shall be limited, if (and only if) required by the applicable law of the country of incorporation of that Guarantor to the maximum liability that such Guarantor is permitted by those laws to incur under this Guarantee (assuming that all steps open to that Guarantor and all its shareholders to authorise its obligations under this Guarantor have been taken). If a limit applies to a Guarantor by reason of this clause 10.19, that shall not in any way limit the liability of any other Guarantor.

10.20
U.S. Guarantors

(a)
In this clause 10.20:

    "fraudulent transfer law" means any applicable United States bankruptcy or State fraudulent transfer or conveyance statute and any related case law;

    "U.S. Guarantor" means Modern Entertainment, Ltd. and each other Guarantor incorporated or organized under the laws of the United States of America or any state of the United States of America (including the District of Columbia); and

    terms used in this clause 10.20 have the meanings given to them in the United States Bankruptcy Code of 1978 and applicable fraudulent transfer laws.

  (b)
  Each U.S. Guarantor acknowledges that:

  (i)
  it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

  (ii)
  those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

  (iii)
  each Finance Party has acted in good faith in connection with the guarantee given by that U.S. Guarantor and the transactions contemplated by the Finance Documents.

  (c)
  Each Finance Party agrees that each U.S. Guarantor's liability under this clause is limited so that no obligation of, or transfer by, any U.S. Guarantor under this clause 10 is subject to avoidance and turnover under any fraudulent transfer law.

  (d)
  Each U.S. Guarantor represents and warrants to the Finance Parties that:

  (i)
  the aggregate amount of each U. S. Guarantor's debts (including its obligations under the Finance Documents) (which shall be determined in accordance with U.S. GAAP) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

  (ii)
  its capital is not unreasonably small to carry on its business as it is being conducted;

  (iii)
  it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

  (iv)
  it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

11    Representations and warranties

11.1
Repeated representations and warranties

  Each Obligor in respect of itself and its Subsidiaries represents and warrants to each of the Finance Parties that:

  (a)
  Due incorporation

    all of the members of the Group are duly incorporated or formed and validly existing under the laws of their respective places of incorporation or formation and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

  (b)
  Corporate power

    it has power to execute, deliver and perform its obligations under this Agreement; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on its powers to borrow or on its powers to give guarantees will be exceeded as a result of utilisation of the Facilities or as a result of the giving of the Guarantee;

  (c)
  Binding obligations

    this Agreement constitutes valid and legally binding obligations of such Obligor enforceable in accordance with their respective terms subject to the qualifications contained in the legal opinions referred to in schedule 3 or part B of schedule 8 which are expressed to relate to this Agreement (the "Relevant Legal Opinions");

  (d)
  No conflict with other obligations

    the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement to which it is party will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any Obligor is subject, (ii) conflict with, or result in any material breach of any of the terms of, or constitute a material default under, any agreement or other instrument to which any Obligor is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of any Obligor's constitutive documents, (iv) breach in any Major Licence or Necessary Authorisation or (v) result in the creation or imposition of or oblige any member of the Group to create any Encumbrance on any member of the Group's undertakings, assets, rights or revenues;

  (e)
  No filings required

    it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to this Agreement (or, if it is necessary to take such actions or make such payment, it has been done or will be done within the applicable time period for such action or payment or, if no such time period is specified, as soon as is practical) and this Agreement is in proper form for its enforcement in the courts of any Relevant Jurisdiction;

  (f)
  No litigation

    except as set out in the Disclosure Letter, no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the directors, secretary or management employees of any Obligor, threatened against any member of the Group which, if adversely determined, would or is reasonably likely to have a Material Adverse Effect;

  (g)
  Financial statements correct and complete:

  (i)
  the audited consolidated financial statements of the Group in respect of the financial year ended on 31 December 2002 as delivered to the Agent have been prepared in accordance with GAAP which principles have been consistently applied and present fairly and accurately the financial position of the Group as at such date and the results of the operations of the Group for the financial year ended on such date and, as at such date, the Group had no significant liabilities (contingent or otherwise) or any losses which are not disclosed by, or reserved against or provided for in, such financial statements; and

  (ii)
  the Financial Projections have been prepared based upon historical financial information and upon assumptions, which were reasonable when made, were reasonable on 22 April 1999 and are reasonable on the date of the Second Supplemental Agreement;

  (h)
  No material adverse change

    there has been no material adverse change in the financial position of the Borrower and its Subsidiaries from that set forth in the audited financial statements referred to in clause 11.1(g)(i);

  (i)
  Choice of law

    the choice by the Obligors of English law to govern this Agreement and the submission by the Obligors to the non-exclusive jurisdiction of the High Court of Justice in England are valid and binding;

  (j)
  Title to assets

    each Obligor has good title to or valid leases or licences of all its assets material to the conduct of its Business free and clear of any Encumbrance other than Permitted Encumbrances;

  (k)
  Intellectual Property Rights:

  (i)
  the Intellectual Property Rights owned by or licensed to each member of the Group and material to its Business are free from any Encumbrance (save for Permitted Encumbrances); and

  (ii)
  the Intellectual Property Rights owned by or licensed to each member of the Group are all the Intellectual Property Rights required by them in order to carry on, maintain and operate in all material respects their respective businesses, properties and assets and no member of the Group in carrying on its business infringes any Intellectual Property Rights of any third party where any action taken by such third party;

  (l)
  Pari Passu

    the obligations of the Obligors under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Obligors other than any obligations which are mandatorily preferred by law and not by contract; and

  (m)
  United States laws

  (i)
  it is not required to register as an investment company (as defined in the United States Investment Company Act of 1940); and

  (ii)
  it is not subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

11.2
Further representations and warranties

  Each Obligor in respect of itself and its Subsidiaries further represents and warrants to each of the Finance Parties that:

  (a)
  Principal Agreements:

  (i)
  the Principal Agreements which have been entered into on or prior to 22 April 1999 are in full force and effect; and

  (ii)
  to the best of its knowledge and belief after due enquiry, (A) no party is in breach of any material term thereof, (B) there is no material dispute subsisting between the parties thereto and (C) no amendments have been made thereto which have not been disclosed to the Agent in the Disclosure Letter;

  (b)
  Major Licences and Necessary Authorisations

    the Major Licences are in full force and effect and each member of the Group is in compliance in all material respects with all provisions thereof that are applicable to it. Each member of the Group has secured all the Necessary Authorisations, all such Necessary Authorisations are in full force and effect and each member of the Group is in compliance in all material respects with all provisions thereof. To the best of its knowledge and belief after due enquiry, neither any of Major Licences nor any of the Necessary Authorisations are the subject of any pending or threatened attack or revocation;

  (c)
  Consents obtained

    every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities of courts required by each member of the Group to authorise, or required by any member of the Group in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by each member of the Group of their respective obligations under this Agreement has been obtained or made and is in full force and effect and there has been no material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

  (d)
  No withholding Taxes

    no Taxes are imposed by withholding or otherwise on any payment to be made to any Finance Party by any member of the Group under this Agreement, or are imposed on or by virtue of the execution or delivery by any member of the Group of this Agreement or any document or instrument to be executed or delivered under this Agreement;

  (e)
  Relevant Laws

    each member of the Group is in compliance in all material respects with all Relevant Laws but excluding, for these purposes only, breaches of Relevant Laws which have been expressly waived by the relevant regulatory authority and any breaches which would not have a Material Adverse Effect;

  (f)
  No Default

    no Default has occurred which is continuing;

  (g)
  Information Memorandum

    as at the date of issue of the Information Memorandum the factual information relating to the Group contained in the Information Memorandum was true and accurate in all material respects and not misleading in any material respect and the Information Memorandum did not omit any facts material in the context of the Business of the Group; all reasonable enquiries have been made by the Borrower to verify the facts and statements relating to the Group contained therein; all opinions, projections and forecasts contained therein and the assumptions on which such opinions, projections and forecasts were based on were, arrived at after due and careful consideration and enquiry and represent the views of the Borrower; there are no material facts or circumstances which have not been disclosed to Deutsche Bank AG London as the Arranger of the Tranche A Facility and the Tranche B Facility in writing prior to 22 April 1999 the omission of which could make any factual information contained in the Information Memorandum inaccurate or misleading in any material respect either as at the date of the Information Memorandum or as at 22 April 1999 or any of the opinions, projections and forecasts contained in the Information Memorandum (and the assumptions on which such opinions, projections and forecasts were made) misleading in any material respect either as at the date of the Information Memorandum or as at 22 April 1999;

  (h)
  Environmental Matters

  (i)
  each member of the Group is in compliance, in all respects, with all requirements of Environmental Laws where failure to do so has, or is reasonably likely to have a Material Adverse Effect; and

  (ii)
  no Environmental Claim is, to the knowledge of any member of the Group, pending, threatened or existing, as at 22 April 1999, which has or is reasonably likely to have a Material Adverse Effect;

  (i)
  Copyright matters

    except as set out in the Disclosure Letter, no Obligor has any knowledge, nor is aware of any claim, that it or any of its Subsidiaries is or may be liable to any person for any copyright infringement of any nature whatsoever as a result of the operation of its business which liability would or is reasonably likely to have a Material Adverse Effect; and

  (j)
  Metro earn-out

    all amounts payable to the former minority shareholders in Metro International AB following the acquisition of those persons' interests by the Group in December 1995 have now been paid by the Group to those persons pursuant to two agreements respectively dated 2 October 1998 and 18 December 1998.

11.3
Repetition

  The representations and warranties in clause 11.1, (so that (a) the representation and warranty in clause 11.1(g)(i) shall for this purpose refer to the then latest audited consolidated financial statements of the Group delivered to the Agent under clause 12.1 and (b) the representation and warranty in clause 11.1(g)(ii) shall for this purpose refer to the then latest consolidated financial projections of the Group delivered to the Agent under clause 12.1 and (c) the representation and warranty in clause 11.1(h) shall for this purpose refer to the latest audited financial statements of the Group delivered to the Agent under clause 12.1) shall be deemed to be repeated by the Obligors on and as of each Utilisation Date and each Maturity Date as if made with reference to the facts and circumstances existing on each such day.

11.4
Acceding Guarantors

  In the case of a Subsidiary of the Borrower which becomes a party to this Agreement after 22 April 1999, the representations and warranties in clauses 11.1(a) to (f) (inclusive), 11.1(i), 11.1(j), 11.1(l), 11.1(m), 11.2(c) and 11.2(d), shall be deemed to be repeated by the Borrower and that Obligor on the date that such Obligor executes a Deed of Guarantor Accession.

12    Undertakings

12.1
Positive covenants

  Each Obligor, in respect of itself and its Subsidiaries, undertakes with each of the Finance Parties that, from 22 April 1999 and so long as any moneys are owing under this Agreement (actually or contingently) or remain available for utilisation by the Borrower, it will:

  (a)
  Notice of Default, and other events

    procure that the Agent is promptly informed of:

    (i)
    any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

    (ii)
    any lapse, suspension or termination of, or refusal by any person to renew or extend, any Major Licence or any Necessary Authorisation or any breach of any Major Licence or any Necessary Authorisation;

    (iii)
    (to the extent known to any member of the Group) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator where any such proceedings, investigations or actions would or are reasonably likely to have a Material Adverse Effect;

    (iv)
    any material breach of any Relevant Laws by any member of the Group;

    (v)
    any material litigation, arbitration or administrative proceedings being commenced (or threatened) against any member of the Group; and

    (vi)
    any material breach, or threatened breach of repudiation, of any Principal Agreement by any party thereto;

  (b)
  Consents and licences

    without prejudice to clauses 3 and 11.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Agreement;

  (c)
  Use of proceeds

    use the proceeds of Utilisations exclusively for the purposes specified in clause 1.1 and in the case of the first Utilisation of the Tranche C Facility, to repay the loan from Invik & Co. AB referred to in clause 1.1(c)(i);

  (d)
  Pari passu

    ensure that its obligations under this Agreement shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

  (e)
  Business

    engage in the business of acting as the holder of shares and/or interests in other members of the Group and/or engage in the conduct of the Business and in no other business;

  (f)
  Financial statements

    prepare:

    (i)
    in respect of each Fiscal Year annual audited:

    (A)
    unconsolidated financial statements of the Borrower; and

      (B)
      consolidated financial statements of the Group (including a commentary on the performance and operations of the Broadcasting Division during that Fiscal Year and the total revenue and total operating profit earned by the Broadcasting Division in respect of that Fiscal Year), each in accordance with GAAP and cause such financial statements to be reported on by its auditors and deliver to the Agent sufficient copies of the same for distribution to all of the Banks as soon as practicable but not later than 180 days after the end of the Fiscal Year to which they relate; and

    (ii)
    as at each Quarter Day in each Fiscal Year, unaudited consolidated financial statements of the Group for the period from the start of that Fiscal Year to such Quarter Day, in the form filed, or to be filed, with Nasdaq (or, in the event the shares of the Borrower are no longer listed on Nasdaq, with such other exchange as the shares of the Borrower may be listed on or in such other format as the Agent may approve) and deliver to the Agent sufficient copies of the same for distribution to all of the Banks as soon as practicable but not later than 60 days after the end of the Fiscal Quarter to which they relate, and ensure that:

    (iii)
    each set of consolidated financial information or financial statements of all or any part of the Group delivered pursuant to this clause 12.1(f) is accompanied by calculations in reasonable detail of Consolidated EBIT, Consolidated EBITDA and Broadcasting Division EBITDA; and

    (iv)
    the consolidated financial statements of the Group delivered pursuant to clause 12.1(f)(i) are accompanied by a list of all Guarantors at the end of the period to which those financial statements relate and calculations in reasonable detail showing that none of the circumstances described in clauses 10.16(a)(i), (ii) or (iii) exists or continues to subsist;

  (g)
  Quarterly Management Accounts

    (in the case of the Borrower) prepare in respect of each Fiscal Quarter, commencing with the Fiscal Quarter ending 30 June 1999, unaudited Quarterly Management Accounts for the Group (which include a section which shows the performance and results of the Broadcasting Division in respect of the relevant Fiscal Quarter) in writing and deliver sufficient copies of the same (together with a summary explanation of material items in reasonable detail prepared by the management of the Borrower) to the Agent for distribution to all of the Banks as soon as practicable but not later than 60 days after the Fiscal Quarter to which they relate;

  (h)
  Change in basis of accounts

    (in the case of the Borrower) ensure that all financial statements delivered under clause 12.1(f) are prepared in accordance with GAAP and in accordance with the accounting principles and practices used in the preparation of the financial statements in respect of the financial year ended on 31 December 2001 (the "Original Basis") consistently applied in respect of each financial year; provided that if to do so would be inconsistent with then current GAAP (the "New Basis") and the difference between the Original Basis and the New Basis is relevant to the covenants contained in clause 13.1 then the Borrower shall promptly notify the Agent in writing of the relevant change and (at the option of the Borrower) shall either (i) prepare and deliver to the Agent audited financial statements on both the Original Basis and the New Basis (or shall prepare and deliver financial statements on the New Basis only but shall also prepare and deliver an audited reconciliation statement (a "Reconciliation Statement") showing those adjustments necessary in order to reconcile the financial statements produced on the New Basis to the Original Basis) or (ii) request the Agent to enter into good faith negotiations for such amendments (if any) as are necessary to the covenants contained in clause 13.1 and any other provisions of this Agreement affected by such change, in which event the Agent will enter into such negotiations for a period of not more than 28 days. If agreement is reached between the Borrower and the Agent (acting on the instructions of the Majority Banks) within such period as to the amendment of any such covenants or provisions, then the parties hereto will enter into such documentation and take such other steps as are required to put such amendments into effect following which the Borrower shall then be obliged to produce financial statements on the New Basis only. If no such agreement is reached then the Borrower shall be obliged to prepare and deliver financial statements on both the Original Basis and the New Basis (or shall prepare and deliver audited financial statements on the New Basis accompanied by a Reconciliation Statement).

    The Borrower shall ensure that Quarterly Management Accounts and revised financial projections under clause 12.1(i)(iii) are prepared on the basis of the same accounting principles and practices as used in the audited consolidated financial statements, save as contemplated in the agreed forms of Quarterly Management Accounts and the Financial Projections (in the case of the revised financial projections). Accordingly, where the Borrower is under an obligation to deliver financial statements under clause 12.1(f) on both the Original Basis and the New Basis (or on the New Basis but accompanied by a Reconciliation Statement), Quarterly Management Accounts and revised financial projections under clause 12.1(i)(iii) shall also be delivered on both bases or on the New Basis but accompanied by a Reconciliation Statement.

    All financial statements, Quarterly Management Accounts and Reconciliation Statements delivered pursuant to this clause 12.1(h) shall be delivered within the relevant time period set out in clause 12.1(f).

    If any financial information is produced on both the Old Basis and the New Basis or on the New Basis only, but accompanied by a Reconciliation Statement for the purposes of this Agreement all matters shall be determined on either the basis of the Old Basis or the New Basis, as amended by the Reconciliation Statement (as the case may be);

  (i)
  Delivery of reports

    deliver to the Agent sufficient copies for distribution to all of the Banks of each of the following documents, in each case promptly following issue thereof or (in the case of the Compliance Certificates referred to in (ii)(A) and (ii)(B) below) together with the Quarterly Management Accounts or annual audited financial statements in respect of the financial period to which such Compliance Certificate relates:

    (i)
    every material document issued by the Borrower or any of its Subsidiaries to its creditors generally;

    (ii)
    (in the case of the Borrower only) (A) with respect to each Fiscal Quarter ending on or after 30 June 1999 a Compliance Certificate signed by an Authorised Officer of the Borrower stating that as at the relevant Quarter Day the Group was in compliance with the relevant covenants and undertakings in clause 13.1 (or if it was not in compliance indicating the extent of the breach) and (if that Fiscal Quarter is also the end of a Fiscal Year or the Agent (acting reasonably) so requests) stating whether or not any of the circumstances described in clauses 10.16(a)(i), (ii) or (iii) exist and (B) with respect to each Fiscal Year ending on or after 31 December 1999, a Compliance Certificate from the auditors of the Group stating that as at the last day of the relevant Fiscal Year the Borrower was in compliance with the covenants and undertakings in clause 13.1 (or if it was not in compliance indicating the extent of the breach) and stating whether or not any of the circumstances described in clauses 10.16(a)(i), (ii) or (iii) exist;

    (iii)
    (in the case of the Borrower only) (for each Fiscal Year falling within the period prior to the Termination Date) by no later than 90 days after the end of each Fiscal Year, revised cashflow projections in relation to the Group containing information of a substantially similar type and to a substantially similar level of detail as the base case cashflow projections contained in the Financial Projections, such projections to extend to at least 31 December 2005 and to contain details (at a level of detail consistent with the Financial Projections) of the assumptions on the basis of which such projections have been prepared and a summary explanation in reasonable detail of any material discrepancies from the most recently delivered cashflow projections delivered under this clause 12.1(i)(iii) (or, in the case of the first such financial projections, from the base case cashflow projections contained in the Financial Projections);

  (j)
  Financial Year End

    maintain a financial year end of 31 December for each member of the Group save with the prior written consent of the Majority Banks;

  (k)
  Authorised Officers

    ensure that any new or replacement Authorised Officer has provided the Agent with evidence satisfactory to it of his authority and a specimen of his signature prior to his signing any Compliance Certificates, Utilisation Notices, or any other notices, requests or confirmations referred to in this Agreement or relating to the Facilities;

  (l)
  Auditors

    ensure that, at all times, a major accounting firm of recognised international standing and repute is retained as auditor of the Group;

  (m)
  Provision of further information

    provide the Agent with a copy of (i) each agreement entered into by way of replacement of a Principal Agreement after 22 April 1999 and (ii) any material report, notice or other communication relating to the Major Licences, the Necessary Authorisations and such financial and other information concerning each member of the Group and their respective affairs as the Agent or any Bank (acting through the Agent) may from time to time reasonably require provided that where any information is subject to a confidentiality agreement entered into in good faith and on an arm's length basis it shall use its reasonable endeavours to obtain or procure that the relevant member of the Group obtains consent to disclose such information but if such consent is not forthcoming this clause 12.1(m) will not be breached by the failure to deliver the information subject to the confidentiality agreement;

  (n)
  Insurance

  (i)
  insure and keep insured, and will procure that each of its Subsidiaries insures and keeps insured, all its material properties and assets (ii) maintain, and procure that each of its Subsidiaries maintains, business interruption insurance and (iii) maintain, and procure that each of its Subsidiaries maintains, third party liability insurance, in each case with underwriters or insurance companies of repute to such extent and against such risks as prudent companies, engaged in businesses similar to those of the Borrower or the relevant Subsidiary, normally insure and produce to the Agent on request copies of all insurance policies from time to time effected by it and its Subsidiaries together with evidence of the payment of all premiums then due under such policies;

  (o)
  Inspection

    if required by the Agent (acting on the instructions of the Majority Banks), at any time whilst a Default is continuing, permit, to the extent it is able to do so, representatives of the Agent or any of the Banks upon reasonable prior written notice to (i) inspect and make extracts from and copies of its books and records other than records which the relevant member of the Group is prohibited by law from disclosing to the Agent and/or any relevant Bank (or which are subject to confidentiality constraints referred to in clause 12.1(m)) and (ii) discuss with its principal officers and auditors its business, assets, liabilities, financial position, results of operations and business prospects;

  (p)
  Compliance with laws and regulations

    comply in all material respects with the terms and conditions of all laws and regulations (including Relevant Laws and Environmental Laws) applicable to it and material to the carrying on of its Business;

  (q)
  Cost capitalisation policy

    maintain a cost capitalisation policy consistent with the cost capitalisation policy used in the preparation of the financial statements for the Group in respect of the financial year ended 31st December, 2001 or such other cost capitalisation policy as may be approved by the auditors and the Agent (acting on the instructions of the Majority Banks) from time to time;

  (r)
  FX exposures

    if in any Fiscal Quarter the aggregate amount of operating expenditure of the Group denominated in currencies ("foreign currencies") other than Swedish Kronor, Danish Kroner and Norwegian Kroner, after netting off against operating expenditure in any foreign currency payments received in such foreign currency during such Fiscal Quarter, is more than 25 per cent. of the total group operating expenditure during such Fiscal Quarter the Borrower shall promptly consult with the Agent to discuss proposals to mitigate/safeguard against potential foreign exchange exposures and losses to the Group and the Borrower shall in good faith take account of the Agent's proposals/views in respect thereto;

  (s)
  Major Licences and Necessary Authorisations

    obtain or cause to be obtained, the Major Licences and every Necessary Authorisation and (i) ensure that none of the same expires and is not renewed or is revoked, cancelled, suspended, withdrawn, terminated or otherwise ceases to be in full force and effect without a new one being put in place with a member of the Group on substantially identical terms or on terms more beneficial to the Group and (ii) ensure that none of the same is modified in any respect and that no member of the Group commits any default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

  (t)
  Subordination of shareholder funding

    (in the case of the Borrower) shall procure that prior to any Relevant Person making any Borrowed Money available to any member of the Group, such Relevant Person shall subordinate such Borrowed Money to amounts payable under this Agreement on terms and conditions satisfactory to the Agent (acting on the instructions of the Majority Banks) ("subordination arrangements") and provide the Agent with such documents and evidence as it may reasonably require as to the power and authority of the Borrower and such Relevant Person to enter into and be bound by those subordination arrangements and that the same constitute valid, legally binding and enforceable obligations of the Borrower and such Relevant Person; and

  (u)
  Disposal of TV4 Shares and other disposals

    (in the case of the Borrower) shall as soon as practicable and in any event no later than the date such disposal takes place, notify the Agent if the Borrower has agreed to make any disposal referred to in clause 7.12, providing the Agent with details of the terms on which such disposal is to be made including, without limitation, as to the consideration receivable by the Group in respect of such disposal. Where any such consideration is payable to the Group on deferred terms or otherwise than for cash, the Borrower shall notify the Agent of the date that any such deferred cash consideration is to be received by the Borrower or, as the case may be, any such non-cash consideration is to be converted into cash by the Borrower as soon as reasonably practicable and in any event no later than the date any cash is to be received by the Borrower.

12.2
Negative covenants

  Each Obligor in respect of itself and its Subsidiaries undertakes with each of the Finance Parties that, from 22 April 1999 and so long as any moneys are owing under this Agreement (actually or contingently) or remain available for utilisation by the Borrower, without the prior written consent of the Agent acting on the instructions of the Majority Banks:

  (a)
  Negative pledge

    it will not permit any Encumbrance (other than the Permitted Encumbrances) by any member of the Group to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness of any member of the Group or any other person;

  (b)
  No merger

    it will not merge or consolidate with any other company or person and it will procure that no member of the Group merges or consolidates with any other company or person other than another member of the Group provided that the Agent will not unreasonably withhold its consent under this clause 12.2(b);

  (c)
  Disposals

    save for Permitted Disposals, it will not and will procure that no other member of the Group will sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not, including by way of de-merger;

  (d)
  Intra-Group accounts

    it will not subordinate assign or otherwise dispose of any Indebtedness owing to it by any member of the Group (or postpone the same, unless such postponement is not permanent and does not operate in the event of Incapacity of the relevant member of the Group) and will procure that no member of the Group will subordinate, assign or otherwise dispose of, any Indebtedness owing to it by any other member of the Group (or postpone the same, unless such postponement is not permanent and does not operate in the event of Incapacity of the relevant member of the Group);

  (e)
  Loans and guarantees

    save for Permitted Borrowings and Permitted Loans, it will not, and will procure that no member of the Group will, (i) make any loans, enter into any transaction having the effect of lending money or grant any credit or (ii) give any guarantee to or for the benefit of any person except for:

    (A)
    loans, guarantees arising in the ordinary course of its Business or credit granted in the ordinary course of its Business for a period not exceeding 120 days;

    (B)
    loans, guarantees or credit from a member of the Group to, or in respect of the obligations of, an Obligor or from a member of the Group that is not an Obligor to, or in respect of the obligations of, any other member of the Group; and

    (C)
    guarantees (including counter-indemnities relating to guarantees given by third parties) not otherwise permitted pursuant to (A) or (B) inclusive which relate, in aggregate to an amount not exceeding SEK100,000,000 (or its equivalent in any relevant currencies) and relate to the conduct of the Business;

  (f)
  Borrowed Money

    it will not and will procure that no member of the Group will incur or have outstanding any Borrowed Money (other than Permitted Borrowings);

  (g)
  Reduction of share capital/issue of shares

  (i)
  it will procure that no member of the Group reduces its capital or purchases any class of its shares; and

  (ii)
  it will not issue, and will procure that no member of the Group issues, warrants to subscribe for its shares (or other interests in its share capital) save for:

  (A)
  warrants to subscribe for up to 300,000 of the Borrower's shares, issued by the Borrower to MTG Holding AB in connection with the Borrower's management share option purchase scheme; and

  (B)
  interests permitted pursuant to paragraph (iii) below;

  (iii)
  it will not issue, and will procure that no member of the Group issues, any shares of any class other than to another member of the Group save for:

  (A)
  any issue of shares to members of the management team of any member of the Group provided that (unless permitted under paragraph (D) below), prior to their issue, the Majority Banks, in their absolute discretion, have agreed to the issue of such shares;

  (B)
  any issue of shares as a consequence of the exercise of conversion rights by the holders of Subordinated Securities;

  (C)
  any issue of ordinary shares by any member of the Group as consideration for an acquisition permitted by paragraph (h) of the definition of "Permitted Acquisitions" contained in clause 1.2; and

  (D)
  any issue of ordinary shares by the Borrower, (including without limitation pursuant to the Borrower's management share option purchase scheme or on the exercise of the warrants referred to in paragraph (ii) above).

  (h)
  Investments and acquisitions

    save for Permitted Acquisitions, it will not and will procure that no member of the Group:

    (i)
    acquires for a consideration the share capital or any document evidencing Indebtedness, capital stock or other securities of any person (other than another member of the Group) other than in relation to the normal treasury management of the Group; or

    (ii)
    acquires all or any substantial part of the assets, property or business of any other person (other than another member of the Group) or any assets that constitute a division or operating unit of the business of any other person (other than another member of the Group); or

    (iii)
    creates or acquires any Subsidiary;

  (i)
  Capital expenditure

    it will not and will procure that no member of the Group incurs any capital expenditure other than in relation to the business which it is permitted to carry out pursuant to clause 12.1(e);

  (j)
  Derivatives Contracts

    it will not, and will procure that none of its Subsidiaries enter into any interest rate or currency swaps or other hedging arrangement for speculative purposes or otherwise other than pursuant to clause 12.1(r), or directly relating to the risk management of any Borrowed Money or investments permitted to subsist by the terms of this Agreement or in connection with the prudent risk management of liabilities conducted in the ordinary course of business;

  (k)
  Restricted payments

    it will not and will procure that none of its Subsidiaries will make any payment:

    (i)
    in respect of any Subordinated Security (whether in respect of principal, interest or any other amount) save to the extent permitted by the Subordination Provisions relating to such Subordinated Security; or

    (ii)
    in breach of any subordination arrangements established pursuant to clause 12.1(t); and

  (l)
  Change of Business

    it will not, and will procure that none of its Subsidiaries will materially change the nature of the business from the Business as it is carried on at 22 April 1999.

12.3
United States laws

(a)
In this clause 12.3:

    "Code" means the United States Internal Revenue Code of 1986.

    "ERISA" means the United States Employee Retirement Income Security Act of 1974.

    "ERISA Affiliate" means any person treated as a single employer with any Obligor for the purpose of section 414 of the Code.

    "Margin Stock" has the meaning given to it in Regulations U and X issued by the Board of Governors of the United States Federal Reserve System.

    "Plan" means an employee benefit plan as defined in section 3(3) of ERISA:

    (i)
    maintained by any Obligor or any ERISA Affiliate; or

    (ii)
    to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.

    "Reportable Event" means:

    (i)
    an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or

    (ii)
    a failure to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code.

  (b)
  No Obligor may:

  (i)
  extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

  (ii)
  use any Utilisation, directly or indirectly, to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock.

  (c)
  No Obligor may use any part of any Utilisation to acquire any security in a transaction that is subject to section 13 or 14 of the United States Securities Exchange Act of 1934.

  (d)
  Each Obligor must promptly upon becoming aware of it notify the Agent of:

  (i)
  any Reportable Event;

    (ii)
    the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA, in each case that would be reasonably likely to result in a Material Adverse Effect; and

    (iii)
    a claim or other communication alleging non-compliance with any law or regulation relating to any Plan that would be reasonably likely to result in a Material Adverse Effect.

  (e)
  Each Obligor and its ERISA Affiliates must be, and remain, in compliance in all material respects with all laws and regulations relating to each of its Plans, where failure to do so is reasonably likely to have a Material Adverse Effect.

  (f)
  Each of the Obligors and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to have a Material Adverse Effect.

13    Financial covenants

13.1
Financial covenants

  The Borrower undertakes with each of the Finance Parties, from 22 April 1999 and so long as any moneys are owing under this Agreement (actually or contingently) or remain available for utilisation by the Borrower:

  (a)
  Senior Debt to Consolidated EBITDA

    to ensure that on each Quarter Day set out in column (1) below the ratio of Senior Debt to Consolidated EBITDA (calculated on each such Quarter Day by reference to the Twelve Month Period ending on such day) shall not exceed the ratio set out against such Quarter Day in column (2) below:

(1) Quarter Day	(2) Ratio
each Quarter Day until and including the Quarter Day falling on 31 December 2000	5.0:1
the Quarter Day falling on 31 March 2001 and each Quarter Day thereafter	3.0:1
  (b)
  Total Debt to Consolidated EBITDA

    to ensure that on each Quarter Day set out in column (1) below the ratio of Total Debt to Consolidated EBITDA (calculated on each such Quarter Day by reference to the Twelve Month Period ending on such day) shall not exceed the ratio set out against such Quarter Day in column (2) below:

(1) Quarter Day	(2) Ratio
each Quarter Day falling in 2003	5.0:1
each Quarter Day falling in 2004	4.0:1
  (c)
  Total Debt interest cover

    to ensure that on each Quarter Day set out in column (1) below, the ratio of Consolidated EBIT (calculated on each such Quarter Day by reference to the Twelve Month Period ending on such day) to the amount of Total Debt Interest Charges incurred during such Twelve Month Period shall not be less than the number set out against such Quarter Day in column (2) below:

(1) Quarter Day	(2) Ratio
the Quarter Day falling on 31 December 2002	2.0:1
the Quarter Day falling on 31 March 2003	2.0:1
the Quarter Day falling on 30 June 2003	2.5:1

the Quarter Day falling on 30 September 2003	2.5:1
the Quarter Day falling on 31 December 2003 and each Quarter Day thereafter	3.0:1
  (d)
  Senior Debt to Broadcasting Division EBITDA

    to ensure that on each Quarter Day, the ratio of Senior Debt to Broadcasting Division EBITDA (calculated on each Quarter Day by reference to the Twelve Month Period ending on such day) shall not exceed the ratio of 2.5:1.

13.2
Auditors' certificate

  If at any time the Majority Banks, acting reasonably, do not consider that any figure set out in any Compliance Certificate issued by any Authorised Officer is correct, they shall be entitled within 30 days of the date of the delivery of such Compliance Certificate to the Agent pursuant to clause 12.1 to call for a certificate from the Group's auditors as to such figure. For such purposes the Group's auditors shall act as independent experts and not as arbitrators and every such certificate shall be addressed to the Agent (on behalf of the Banks). If the Majority Banks call for such a certificate all calculations under this Agreement by reference to the relevant figure shall (a) until the Group's auditors deliver the relevant certificate under this clause 13.2 be made by reference to the figure set out in the relevant Compliance Certificate delivered to the Agent under this Agreement and (b) following the delivery by the Group's auditors of a certificate under this clause 13.2 be made by reference to such certificate. Accordingly, where relevant, the Margin shall be adjusted appropriately with retrospective effect and any additional amounts which would already have fallen due and payable shall be payable by the Borrower within 5 Banking Days of written demand by the Agent.

13.3
Cure provisions

(a)
The Finance Parties agree that the Borrower may, within 30 days of the delivery of a Compliance Certificate identifying a breach of the financial ratios set out in clauses 13.1(a), (b), (c) or (d), cure such breach in accordance with this clause 13.3 so that the Event of Default which would otherwise have arisen from any such breach is deemed not to have arisen.

(b)
Subject to clause 13.3(c), a breach of clauses 13.1(a), (b), (c) or (d) may be cured by the making of a sufficient amount of Shareholder Contributions such that when such amount is added to the amount of the Consolidated EBITDA, Consolidated EBIT or Broadcasting Division EBITDA used in the calculation of the relevant financial covenant the Consolidated EBITDA, Consolidated EBIT or Broadcasting Division EBITDA as so adjusted would be increased to such an amount that the Borrower would comply with the financial covenants set out in those clauses which were breached as if such financial covenants were tested against the ratio that was breached on the date of the receipt by the Borrower of such Shareholder Contributions. For the avoidance of doubt such amount shall be available for the Borrower to use for its general corporate purposes and/or to prepay the Total Outstandings in accordance with this Agreement and shall be added to the amount of Consolidated EBITDA, Consolidated EBIT or Broadcasting Division EBITDA for the purposes of determining compliance with the financial covenants with respect to the date for testing such financial covenants immediately preceding the date of receipt of such Shareholder Contributions only and shall not be taken into account in making any subsequent calculations of compliance (or otherwise) with clauses 13.1(a), (b), (c) or (d).

(c)
The financial covenants contained in clauses 13.1(a), (b), (c) or (d) may only be cured in accordance with this clause 13.3 on one occasion in any calendar year (save that cures may, in respect of one calendar year only, be made twice in such calendar year) and not more than five separate occasions prior to the Termination Date.

14    Events of Default

14.1
Events of default

  Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of an Obligor):

  (a)
  Non-payment:

    (i) any principal amount due and payable under this Agreement is not paid on the due date or (ii) any other sum due and payable under this Agreement is not paid within 3 Banking Days of the due date, and, in each such case, in the manner stipulated in this Agreement; or

  (b)
  Breach of certain obligations

    any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 12.2 or, subject to being cured in accordance with clause 13.3, clause 13.1; or

  (c)
  Breach of other obligations

  any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under any Finance Document to which it is a party (other than failure to pay any sum when due or any breach of the undertakings referred to in clause 14.1(b)) and, in respect of any such breach or omission which is capable of remedy, such action as the Agent may require shall not have been taken within 14 days of the Agent notifying the relevant Obligor of such default and of such required action; or

  (d)
  Misrepresentation

    any representation or warranty made or deemed to be made or repeated by or in respect of any Obligor or any other member of the Group in or pursuant to any Finance Document to which it is a party or in any notice, certificate or statement referred to in or delivered under any Finance Document is or proves to have been incorrect or misleading in any material respect; or

  (e)
  Cross-default

    (i) any Borrowed Money of any Obligor or Material Subsidiary is not paid when due (or within any applicable grace period expressly contained in the agreement relating to such Borrowed Money) or (ii) any Borrowed Money of any Obligor or Material Subsidiary becomes (whether by declaration validly made or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due or (iii) any creditor of any Obligor or Material Subsidiary becomes entitled to declare any Borrowed Money of any Obligor or Material Subsidiary so due and payable or to require cash collateralisation or security for any such Borrowed Money or (iv) the New Facility Agreement or any other facility or commitment available to any Obligor or Material Subsidiary relating to Borrowed Money becomes prematurely due and payable prior to its stated maturity or is withdrawn, suspended or cancelled, in each case (other than (i) above), by reason of any event of default (however described) relating to such Borrowed Money and the amount, or aggregate amount at any one time, of all Borrowed Money in relation to which any of the foregoing events (including (i) above) shall have occurred and be continuing is equal to or greater than SEK20,000,000 or its equivalent in the currency in which the same is denominated and payable; or

  (f)
  Derivatives Contract default

    (i) any Obligor or Material Subsidiary fails to make payment in relation to a Derivatives Contract of any sum equal to or greater than SEK20,000,000 in aggregate at any one time (or its equivalent in the relevant currency of payment) on its due date or (ii) the counterparty to a Derivatives Contract becomes entitled to terminate that Derivatives Contract early by reason of an event of default relating to such Derivatives Contract and the Net Derivatives Liability of the Obligors and Material Subsidiaries (taken as a whole), in the aggregate, under all their Derivatives Contracts so capable of early termination at the relevant time is not less than SEK20,000,000 (or its equivalent in any relevant currencies); or

  (g)
  Legal process

    any judgment or order is made against any Obligor or Material Subsidiary and is not stayed, complied with or discharged within 7 days or a creditor attaches or takes possession of, or any distress, execution, attachment, sequestration or other process arising out of any claim by any third party is levied or enforced upon, or sued out against, all or any material part of the undertakings, assets, rights or revenues of any Obligor or Material Subsidiary and is not discharged within 7 days; or

  (h)
  Insolvency

    any Obligor or Material Subsidiary is, or is deemed for the purpose of any law applicable to it to be, unable to pay its debts generally as they fall due or to be insolvent or admits its inability generally to pay its debts as they fall due or suspends making payments on all or any class of its debts or announces an intention to do so or a moratorium is declared in respect of any of its Indebtedness; or

  (i)
  Reduction or loss of capital

    a meeting is convened by any Obligor or Material Subsidiary for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

  (j)
  Winding up, Administration and Dissolution

    any step is taken with a view to a moratorium or composition, assignment or similar arrangement with any of an Obligor's or Material Subsidiary's creditors; a meeting of the shareholders, directors or other officers of any Obligor or Material Subsidiary is convened for the purpose of considering any resolution for, to petition for or to file documents with a court for, the winding up, administration or dissolution of any Obligor or Material Subsidiary, or if any such resolution is passed or any person presents a petition, or files documents with a court, for the winding up, administration or dissolution of any Obligor or Material Subsidiary; or an order for the winding up, administration or dissolution of any Obligor or Material Subsidiary is made; or the directors, shareholders or other officers of any Obligor or Material Subsidiary request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer, or any such person is appointed in respect of any Obligor or Material Subsidiary or any of their assets; or any other step or procedure analogous to any of the foregoing is taken in any jurisdiction; or

  (k)
  Compositions

    any steps are taken, or negotiations commenced, by any Obligor or Material Subsidiary with a view to proposing any kind of moratorium, composition, compromise or arrangement involving such company and its creditors generally or any steps are taken by any creditor to enforce any Encumbrance over all or any part of the assets of any Obligor or Material Subsidiary; or

  (l)
  Analogous proceedings

    there occurs, in relation to any Obligor or Material Subsidiary, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their respective assets is subject, any event which corresponds with, or has an effect equivalent or similar to, any of those mentioned in clauses 14.1(g) to 14.1(k) (inclusive), including, for the avoidance of doubt the presentation of a petition for an administration order in relation to any Obligor or Material Subsidiary or the appointment of an administrative or other receiver in respect of any Obligor or Material Subsidiary or any material part of its assets (or any event having an equivalent or similar effect) or any Obligor or Material Subsidiary otherwise becomes the subject, in any such country or territory, of insolvency, bankruptcy or liquidation proceedings or any such proceedings are commenced against any Obligor or Material Subsidiary; or

  (m)
  Cessation of business

    the Borrower or the Group (taken as a whole) suspends or ceases or threatens to suspend or cease to carry on the Business; or

  (n)
  Seizure

    all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, any Obligor or Material Subsidiary are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

  (o)
  Principal Agreements

  (i)
  any Principal Agreement is terminated, suspended, revoked or cancelled or otherwise ceases to be in full force and effect unless such Principal Agreement is replaced by a new agreement or agreements or other arrangements at least as beneficial to the Group as such Principal Agreement within 14 days of such Principal Agreement being so terminated, suspended, revoked, cancelled or ceasing to be in full force and effect; or

  (ii)
  any alteration or variation is made to any term of any Principal Agreement which would or is reasonably likely to have a Material Adverse Effect; or

  (iii)
  any party breaches any term of or repudiates any of its obligations under any Principal Agreement where such breach or repudiation would or is reasonably likely to have a Material Adverse Effect; or

  (p)
  Unlawfulness

    it becomes unlawful at any time for any Obligor to perform any of its material obligations under any Finance Document to which it is a party or any of the material obligations of any Obligor becomes unenforceable in any way subject to the qualifications contained in the Relevant Legal Opinions or any Subordination Provisions or subordination arrangements established pursuant to clause 12.1(t) are or become void or otherwise enforceable; or

  (q)
  Relevant Laws

    any member of the Group fails to comply with any term or condition of any Relevant Law where such non-compliance would or is reasonably likely to have a Material Adverse Effect; or

  (r)
  Repudiation

    any Obligor repudiates any Finance Document to which it is a party or threatens to repudiate any Finance Document to which it is a party; or

  (s)
  Material events

    any other event occurs or circumstances arise which in the opinion of the Majority Banks would or is reasonably likely to have a Material Adverse Effect; or

  (t)
  Qualification of accounts

    the auditors of any member of the Group qualify their report on the audited financial statements of the relevant member of the Group and/or the audited consolidated financial statements of the Group in any way whatsoever except where the qualification is of a technical nature and the remedy for the matter giving rise to the qualification would have no effect on the results of the relevant member of the Group for the period to which such accounts relate or on the financial position of the relevant member of the Group as at the end of such period; or

  (u)
  Enforceability

    any material obligation of an Obligor or any other party (other than a Finance Party) to a Finance Document becomes ineffective or is declared or adjudged by a court of competent jurisdiction to be ineffective or any such obligation (whether or not material) is repudiated or rescinded or alleged to be ineffective by any such person; or

  (v)
  Loss of consents etc.

    any consent, licence, approval or authorisation necessary in connection with the entry into and performance by any Obligor and the validity and enforceability of any Finance Document to which it is a party or required for the conduct of the business of any member of the Group is revoked or refused or does not remain in full force and effect in accordance with its terms once granted, or is not renewed on or prior to its expiry or is adversely modified and such event might in the opinion of the Majority Banks have a material adverse effect on the ability of the Obligor to comply with its obligations under any Finance Document to which it is a party; or

  (w)
  Change of control

    without the prior written consent of the Majority Banks, a party other than the Invik Parties acting singly or in concert obtains control of the Borrower where "control" means (i) ownership of, or agreeing to acquire, more than 50 per cent. of the voting share capital (or equivalent right of ownership) of the Borrower and/or (ii) power to direct the Borrower's policies and management whether by contract or otherwise and/or (iii) the power to appoint the majority of the board of directors of the Borrower; or

  (x)
  Regulatory compliance

    any member of the Group fails to comply in any material respect with any term or condition of any Major Licence or any Necessary Authorisation or any Major Licence or any Necessary Authorisation is terminated, cancelled or revoked or the relevant authorities notify or threaten the member of the Group in writing that any Major Licence or any Necessary Authorisation will be terminated, cancelled or revoked provided that if any such notification or threat to terminate, cancel or revoke any Major Licence or any Necessary Authorisation is made subject to the relevant member of the Group's compliance with any conditions it shall be an Event of Default only if the Majority Banks are not reasonably satisfied that the relevant member of the Group will be able to satisfy such conditions within any applicable time periods; or

  (y)
  Dividends

    any Restricted Payment is declared, announced or made.

14.2
Acceleration

  The Agent may and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default and so long as the same is continuing, unremedied or unwaived by notice to the Borrower declare that:

  (a)
  the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Total Commitments shall be reduced to zero forthwith; and/or

  (b)
  all or any outstanding Advances and all or any interest and commitment commission accrued and all or any other sums payable under this Agreement have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become so due and payable; and/or

  (c)
  demand cash cover in Swedish Kronor (and/or any relevant Optional Currencies) from the Borrower equal to the Undrawn Face Amount (plus any interest or costs for which the Banks are liable) of all Bank Guarantees; and/or

  (d)
  negotiate (having regard to the interests of the Borrower but without prejudice to its liability) with any Beneficiary any compromise, release, reduction or retirement of the liability of the Banks in respect of the Undrawn Face Amount (plus any interest or costs for which the Banks are liable) of any Bank Guarantee and any payment made by the Banks pursuant to the same shall be treated as payment made pursuant to a claim under the Bank Guarantee for the purposes of the counter-indemnity contained in schedule 10.

  On or at any time after the making of any such declaration, the Agent shall be entitled, to the exclusion of the Borrower (and without prejudice to clause 6.3), to select the duration of each period for the calculation of interest in relation to any outstanding Advances or other sums payable under this Agreement.

14.3
Demand basis

  If, pursuant to clause 14.2(b), the Agent declares the outstanding principal amount of all or any of the Advances to be due and payable on demand then the Agent may (and, if so instructed by the Majority Banks, shall) at any time by written notice to the Borrower (a) call for repayment of the outstanding principal amount of all or any of the Advances on such date as may be specified in such notice whereupon the Advances shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

15    Indemnities

15.1
Miscellaneous indemnities

  The Borrower shall on demand indemnify each Finance Party, without prejudice to any of their other rights under the Finance Documents, against any loss (including loss of Margin) or expense which such Finance Party shall certify in such demand as sustained or incurred by it as a consequence of:

  (a)
  any default in payment by any Obligor of any sum under any Finance Document when due;

  (b)
  the occurrence of any other Event of Default;

  (c)
  any repayment of all or part of any Advance being made otherwise than on its Maturity Date; or

  (d)
  any Utilisation not being made for any reason (excluding any default by any Finance Party) after a Utilisation Notice has been given,

  including, in any such case, but not limited to, any loss or expense sustained or incurred by such Finance Party in maintaining or funding all or any part of its Contribution or in liquidating or re-employing deposits from third parties acquired or contracted for to fund all or any part of its Contribution or any other amount owing to such Finance Party.

15.2
Currency of account; currency indemnity

  No payment by any Obligor under this Agreement which is made in a currency other than the currency ("Contractual Currency") in which such payment is required to be made pursuant to this Agreement shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Agent upon the sale of the currency so received, after taking into account any costs of exchange in connection with such sale. For the avoidance of doubt Finance Parties shall not be obliged to accept any such payment in a currency other than the Contractual Currency nor shall the Finance Parties be liable to any Obligor for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Agent and the date on which the Agent effects such sale, as to which the Agent shall (as against the relevant Obligor) have an absolute discretion. If any sum due from any Obligor under this Agreement or any order or judgment given or made in relation to this Agreement is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the "first currency") into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the relevant Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to this Agreement, the relevant Obligor shall indemnify and hold harmless the Finance Parties from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the relevant Finance Party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from any Obligor under the indemnity contained in this clause 15.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "rate of exchange" includes any costs of exchange payable in connection with the purchase of the first currency with the second currency.

15.3
Environmental indemnity

  The Borrower agrees to indemnify on demand each Finance Party, and their respective officers, employees, agents and delegates (together the "Indemnified Parties") in respect of which each Finance Party holds this indemnity on trust, without prejudice to any of their other rights under this Agreement, against any loss, liability, action, claim, demand, costs, expense, fine or other outgoing whatsoever whether in contract, tort, delict or otherwise and whether arising at common law, in equity or by statute which the relevant Indemnified Party shall certify as sustained or incurred by it at any time as a consequent of, or relating to, or arising directly or indirectly out of, any Environmental Claims made or asserted against such Indemnified Party which would not have arisen if this Agreement had not been executed and which was not caused by the negligence or wilful default of the relevant Indemnified Party.

15.4
ESCB reserve requirements

  The Borrower agrees to indemnify on demand each Bank against any cost or loss suffered by it as a result of complying with the reserve requirements of the European System of Central Banks to the extent such requirements relate to its participation in the Facilities and are not recoverable by such Bank under clause 16.2.

16    Unlawfulness and increased costs; mitigation

16.1
Unlawfulness

  If it becomes contrary to any law or regulation for any Bank to maintain its Commitment or fund its Contribution or to maintain its obligations under any Bank Guarantee, such Bank shall promptly, through the Agent, notify the Borrower whereupon (a) such Bank's Commitment shall be reduced to zero and (b) the Borrower shall be obliged to pay to such Bank its Contribution either (i) forthwith, if such unlawfulness has immediate or retrospective effect or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation. Any prepayment pursuant to this clause 16.1 shall be made together with all accrued interest, any additional amount payable under clauses 9.5 or 16.2 and all other amounts payable to the relevant Bank under this Agreement, including accrued commitment commission payable under clause 8.1(c) and any amounts payable under clause 15.1.

16.2
Increased costs

  If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the relevant Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

  (a)
  subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under this Agreement (other than Tax on the Overall Net Income of such Bank); and/or

  (b)
  increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping available all or part of such Bank's Commitment or maintaining or funding all or part of such Bank's Contribution; and/or

  (c)
  reduce the amount payable or the effective return to any Bank under this Agreement; and/or

  (d)
  reduce any Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank's obligations under this Agreement; and/or

  (e)
  require any Bank or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by such Bank under this Agreement; and/or

  (f)
  require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Bank's Commitment or Contribution from its capital for regulatory purposes, then and in each such case (but subject to clause 16.3):

  (i)
  such Bank shall notify the Borrower through the Agent in writing of such event promptly upon its becoming aware of the same and shall consult with the Borrower concerning the circumstances giving rise to such claims; and

  (ii)
  the Borrower shall within 10 Banking Days of demand, (whether or not such Bank's Contribution has been repaid), pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate signed by a duly authorised officer of the Bank setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank and/or its holding company for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss.

  For the purposes of this clause 16.2 and clauses 16.3 and 16.4 "holding company" means, in relation to a Bank, the company or entity (if any) within the consolidated supervision of which such Bank is included.

16.3
Exceptions

  Nothing in clause 16.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

  (a)
  is taken into account in calculating the Additional Cost; or

  (b)
  is the subject of an additional payment under clause 9.5; or

  (c)
  arises as a consequence of (or of any law or regulation implementing) (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after 22 April 1999.

  For the purposes of clause 16.3(c) the term "applicable directive" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April 1989) and the Solvency Ratio Directive (89/647/EEC of 18th December 1989).

16.4
Mitigation

  If circumstances arise which would, or would upon the giving of notice, result in:

  (a)
  the application of clause 6.6. in relation to any Bank;

  (b)
  any Obligor being required to make an increased payment to any Bank pursuant to clause 9.5;

  (c)
  the reduction of any Bank's Commitment to zero or the Borrower being required to prepay any Bank's Contribution pursuant to clause 16.1; or

  (d)
  the Borrower being required to make a payment to any Bank to compensate such Bank or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 16.2(ii);

  then, without in any way limiting, reducing or otherwise qualifying the obligations of the Obligors under clause 9 and this clause 16, such Bank shall, in consultation with the Agent, endeavour to take such reasonable steps (and/or, in the case of clause 16.2(ii) and where the increased or additional cost, reduction, payment, forgone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as are open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances (including (in the case of such Bank) the transfer of its rights and obligations under this Agreement to another bank or financial institution acceptable to the Borrower) unless the taking of such steps might (in the opinion of such Bank) be prejudicial to such Bank (or, as the case may be, its holding company) or be in conflict with such Bank's (or, as the case may be, its holding company's) general banking policies or involve such Bank (or, as the case may be, its holding company) in any material expense or any material increased administrative burden.

17    Set-off and pro rata payments

17.1
Set-off

  Each Obligor authorises each Finance Party to apply any credit balance to which such Obligor is then entitled on any account of such Obligor with such Finance Party at any of its branches in or towards satisfaction of any sum then due and payable from such Obligor to such Finance Party under this Agreement. For this purpose each Finance Party is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Finance Party shall be obliged to exercise any right given to it by this clause 17.1. Each Finance Party shall notify the Agent and the relevant Obligor (giving full details) forthwith upon the exercise or purported exercise of any right of set-off and the Agent shall inform the other Finance Parties.

17.2
Pro rata payments

(a)
If at any time any Finance Party (the "Recovering Bank") receives or recovers any amount owing to it by any Obligor under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clause 9.1 or 9.10 (not being a payment received from a Transferee in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 8, 9.5, 15.1, 15.2, 16.1 or 16.2), the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "Relevant Receipt") notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 9.1 or 9.10 (as the case may be) then:

(i)
within two Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(ii)
the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the relevant Obligor and shall distribute the same to the Finance Parties (other than the Recovering Bank) in accordance with clause 9.10; and

(iii)
as between the relevant Obligor and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the relevant Obligor to the other Finance Parties shall, to the extent of the amount so re-distributed to them, be treated as discharged.

(b)
If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Finance Party to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Finance Party's pro rata share of the amount which has to be refunded by the Recovering Bank.

(c)
Each Finance Party shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 17.2.

(d)
Notwithstanding the foregoing provisions of this clause 17.2 no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

17.3
No release

  For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 17.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 17.2.

17.4
No charge

  The provisions of this clause 17 shall not, and shall not be construed so as to, constitute a charge by a Finance Party over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 17.2.

18    Assignment, transfer and funding offices

18.1
Benefit and burden

  This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties and the Obligors and their respective successors notwithstanding any change in the constitution of the Finance Parties or any of them or their or its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Agreement shall remain valid and effective in all respects in favour of any successor in title of the Finance Parties, any Transferee and any successor Agent appointed pursuant to clause 19.13 in the same manner as if such successor in title, Transferee or successor Agent had been named in this Agreement as a party instead of, or in addition to, the relevant Finance Party.

18.2
No assignment by Obligors

  None of the Obligors may assign or otherwise transfer any of its rights or obligations under this Agreement.

18.3
Transfer

  Each Bank (an "Existing Bank") may transfer all or any part of its rights, benefits and/or obligations under this Agreement and the other Finance Documents to a Qualifying Bank (a "Transferee") with the prior consent in writing of the Borrower (such consent not to be unreasonably withheld), such consent to be deemed to have been given if the Borrower does not reply to any request for consent within 5 Banking Days of receipt of such request in accordance with clause 20.1. Any such transfer shall be effected upon not less than 5 Banking Days' prior notice by delivery to the Agent of a duly completed Transfer Certificate duly executed by the Existing Bank and the Transferee which the Agent shall then counter-sign (for itself and the other parties to this Agreement). On the Effective Date (as specified and defined in a Transfer Certificate so executed and delivered):

  (a)
  to the extent that in such Transfer Certificate the Existing Bank seeks to transfer such obligations and rights hereunder the existing parties to this Agreement and the Existing Bank shall be released from their respective obligations towards one another under this Agreement and the Intercreditor Agreement, other than the obligations thereunder which remain outstanding from the Obligors to the Existing Bank ("discharged obligations") and their respective rights against one another under this Agreement and the Intercreditor Agreement other than the outstanding rights thereunder of the Existing Bank against the Obligors ("discharged rights") shall be cancelled and the rights of the Existing Bank against the Obligors shall be assigned to the Transferee party to the relevant Transfer Certificate (the "assigned rights");

  (b)
  the Transferee party to the relevant Transfer Certificate and the existing parties to this Agreement (other than such Existing Bank) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Transferee instead of to or by such Existing Bank as a result of such transfer; and

  (c)
  the Transferee party to the relevant Transfer Certificate and the existing parties to this Agreement (other than such Existing Bank) shall acquire rights against each other which differ from the discharged rights and the assigned rights only insofar as they are exercisable by or against such Transferee instead of by or against such Existing Bank as a result of such transfer and, on such Effective Date, the Transferee shall pay to the Agent for its own account a fee of 1,500 (save in respect of the general syndication of the Facilities). The Agent shall promptly notify the Borrower of the receipt by it of any Transfer Certificate and shall promptly deliver a copy of such Transfer Certificate to the Borrower.

18.4
Reliance on Transfer Certificate

  The Finance Parties and the Obligors shall be fully entitled to rely on any Transfer Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 18 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Existing Bank and the Transferee and none of the Finance Parties or the Obligors shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Transfer Certificate if it proves to be the case that the same was not authentic or duly authorised.

18.5
Authorisation of Agent

  Each party to this Agreement irrevocably authorises the Agent to counter-sign each Transfer Certificate on its behalf for the purposes of clause 18.3 without any further consent of, or consultation with, any such party except, in the case of the Borrower, the consent required pursuant to clause 18.3.

18.6
Construction of certain references

  If any Bank transfers all or any part of its rights, benefits and obligations as provided in clause 18.3 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to such Bank and/or its Transferee to the extent of their respective interests.

18.7
Lending offices

  Each Bank shall lend through its office at the address specified in part B of schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by such Bank through which such Bank wishes to lend. If the office through which a Bank lending is changed pursuant to this clause 18.7, such Bank shall notify the Agent and the Borrower promptly of such change.

18.8
Disclosure of information

  Any information furnished pursuant to this Agreement may be provided to any other Finance Party but shall otherwise be kept confidential by the Finance Parties, save that the provisions of this clause 18.8 shall not apply:

  (a)
  to any information already known to the recipient;

  (b)
  to any information subsequently received by the recipient which it would otherwise by free to disclose;

  (c)
  to any information which is or becomes public knowledge otherwise than as a result of a breach by any person of this clause 18.8 or of any confidentiality undertaking entered into pursuant to clause 18.9; and

  (d)
  to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or order or request of any governmental agency with whose instructions the recipient habitually complies.

18.9
Confidentiality undertaking

  Any Finance Party may, having obtained the prior consent of the Borrower (such consent not to be unreasonably withheld) disclose to a prospective Transferee, assignee, sub-participant or the like any information referred to in clause 18.8 subject to the prospective Transferee or other person first entering into a confidentiality undertaking with the Borrower in substantially the same terms as clause 18.8 and this clause 18.9.

18.10
Limitation on certain obligations

  If, at the time of any transfer or change in lending office by any Bank, circumstances exist which would oblige any Obligor to pay to the Transferee (or, in the case of change in lending office, the relevant Bank) under clause 9.5 or 15 any sum in excess of the sum (if any) which it could have been obliged to pay to that Bank under the relevant clause in the absence of that transfer or change of lending office, such Obligor shall not be obliged to pay that excess.

18.11
Restrictions on transfers

  Where a Bank transfers part of its rights, benefits and obligations pursuant to clause 18.3, that Bank must transfer equal fractions of its Commitment and Contribution (if any) and, if at the time when such transfer takes effect there is more than one Advance or Bank Guarantee outstanding, the transfer of its Contribution shall take effect in respect of the same fraction of each Advance and/or Bank Guarantee. The Transfer Certificate relating to any such transfer shall be completed accordingly.

19    Arrangers, Agent and Reference Banks

19.1
Appointment of Agent

  Each Bank irrevocably appoints the Agent as its Agent for the purposes of this Agreement and the other Finance Documents and irrevocably authorises the Agent in such capacity:

  (a)
  to execute each document constituting the Subordination Provisions or required pursuant to clause 12.1(t) and all other documents as may be approved by the Majority Banks for execution by the Agent; and

  (b)
  (whether or not by or through employees or agents) to take such action on such Bank's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement or any other Finance Document, together with such powers and discretions as are reasonably incidental thereto (but subject to any restrictions or limitations specified in this Agreement or any other Finance Document). Neither the Agent nor either Arranger shall, however, have any duties, obligations or liabilities (whether fiduciary or otherwise) to the Banks beyond those expressly stated in this Agreement or any other Finance Document.

19.2
Agent's actions

  Any action taken by the Agent under or in relation to this Agreement with requisite authority, or on the basis of appropriate instructions, received from the Majority Banks (or as otherwise duly authorised) shall be binding on all the Banks.

19.3
Agent's duties

  The Agent shall:

  (a)
  promptly notify each Bank of the contents of each notice, certificate or other document received by the Agent from any Obligor under or pursuant to this Agreement or any other Finance Document;

  (b)
  consult with the Banks as to whether and, if so, how a discretion vested in the Agent is, either in any particular instance or generally, to be exercised but so that this shall not prevent the Agent in exceptional circumstances where time does not permit such consultation and urgent action is required, from exercising its rights and powers so long as the Agent promptly notifies the Banks subsequently of such exercise; and

  (c)
  (subject to the other provisions of this clause 19) take such action or, as the case may be, refrain from taking such action with respect to the exercise of any of its rights, remedies, powers and discretions as Agent, as the Majority Banks may reasonably direct.

19.4
Agent's rights

  The Agent may:

  (a)
  in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement, act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Banks, and shall be fully protected in so doing;

  (b)
  unless and until it shall have received directions from the Majority Banks, take such action, or refrain from taking such action in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks (but shall not be obliged to do so);

  (c)
  refrain from acting in accordance with any instructions of the Majority Banks to institute any legal proceedings arising out of or in connection with this Agreement until it has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

  (d)
  deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement unless and until a Transfer Certificate shall have been filed with the Agent and shall have become effective, and (ii) the office set opposite the name of each Bank in part B of schedule 1 or, as the case may be, in any relevant Transfer Certificate as such Bank's funding office unless and until a written notice of change of funding office shall have been received by the Agent; and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

  (e)
  rely as to matters of fact which might reasonably be expected to be within the knowledge of any Obligor upon a certificate signed by any director of the relevant Obligor on behalf of such Obligor; and

  (f)
  refrain from doing anything which would, or might in its opinion, be contrary to any law or regulation of any jurisdiction and may do anything which is in its opinion necessary or desirable to comply with any such law or regulation.

19.5
No liability of Arrangers and Agent

  None of the Arrangers, the Agent or any of their respective employees and agents shall:

  (a)
  be obliged to request any certificate or opinion under clause 12.1 or any other provision of any Finance Document or to make any enquiry as to the use of the proceeds of the Facilities unless (in the case of the Agent) so required in writing by any Bank, in which case the Agent shall promptly make the appropriate request of the relevant Obligor; or

  (b)
  be obliged to make any enquiry as to any breach or default by any Obligor or other relevant party in the performance or observance of any of the provisions of any Finance Document or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

  (c)
  be obliged to enquire whether or not any representation or warranty made by any Obligor or other relevant party pursuant to any Finance Document is true; or

  (d)
  be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

  (e)
  be obliged to account to any Bank for any sum or the profit element of any sum received by it for its own account; or

  (f)
  be obliged to institute any legal proceedings arising out of or in connection with, or otherwise take steps to enforce, any Finance Document other than on the instructions of the Majority Banks; or

  (g)
  be liable to any Bank for any action taken or omitted under or in connection with any Finance Document or the Total Outstandings unless caused by its gross negligence or wilful misconduct.

  For the purposes of this clause 19 the Agent shall not be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the person for the time being acting as the Agent, as the case may be, may become aware in the context of corporate finance, advisory or funding activities from time to time undertaken by the Agent, as the case may be, for the Borrower or any of its Subsidiaries or Associated Companies or any other person which may be a trade competitor of any of the Obligors or may otherwise have commercial interests similar to those of any of the Obligors.

19.6
Non-reliance on Arrangers or Agent

  Each Bank acknowledges, by virtue of its execution of this Agreement or, as the case may be, a Transfer Certificate, that it has not relied on any statement, opinion, forecast or other representation made by either Arranger or the Agent to induce it to enter into this Agreement and that it has made and will continue to make, without reliance on the Agent or the Arrangers and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and its own independent investigation of the financial condition, prospects and affairs of the Borrower and its Subsidiaries in connection with the making and continuation of the Total Outstandings under this Agreement. Neither the Arrangers nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the Obligors or other relevant party whether coming into its possession before the making of any Advance or the issue of any Bank Guarantee or at any time or times thereafter, other than (in the case of the Agent) as provided in clause 19.3(a).

19.7
No Responsibility on Arrangers or Agent for any Obligor's performance

  Neither of the Arrangers nor the Agent shall have any responsibility or liability to any Bank:

  (a)
  on account of the failure of any Obligor or other relevant party to perform its obligations under any Finance Document to which it is party; or

  (b)
  for the financial condition of any Obligor or other relevant party; or

  (c)
  for the completeness or accuracy of any statements, representations or warranties in this Agreement or the Information Memorandum or any document delivered under this Agreement; or

  (d)
  for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or of any certificate, report or other document executed or delivered under this Agreement; or

  (e)
  (save as otherwise provided in this clause 19) for taking or omitting to take any other action under or in relation to the Subordination Provisions or subordination arrangements established pursuant to clause 12.1(t) or, in any such case, any aspect thereof; or

  (f)
  in the case of the Arrangers, on account of the failure of the Agent to perform or discharge any of its duties or obligations under the Subordination Provisions or subordination arrangements established pursuant to clause 12.1(t); or

  (g)
  otherwise in connection with the Facilities or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks.

19.8
Reliance on documents and professional advice

  The Arrangers and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Agent's employment).

19.9
Other dealings

  The Arrangers and the Agent may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, the Borrower or any of its Subsidiaries or Associated Companies or any Relevant Person or any of the Banks as if it were not the Arrangers or the Agent, as the case may be.

19.10
Rights of Agent as Bank; no partnership

  With respect to its own Commitment and Contribution (if any) the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term "Banks" shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

19.11
Amendments; waivers

(a)
Subject to clause 19.11(b), the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of this Agreement) and, if so instructed by the Majority Banks, shall (i) agree amendments or modifications to any Finance Document with the Obligors and other relevant parties and/or (ii) vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any Finance Document by any Obligor or other relevant parties. Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 19.2) shall be binding on all the Banks.

(b)
Except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks (A) to agree with any Obligor and other relevant parties any amendment or modification to any Finance Document or to grant waivers in respect of breaches or defaults or to vary or excuse performance of or under any Finance Document by any Obligor or other relevant parties, if the effect of such amendment, modification, waiver, variation or excuse would be to (i) reduce the Margin, (ii) postpone the due date or reduce the amount of any reduction in availability, any payment of principal, interest, commitment commission or other amount payable by any Obligor under any Finance Document, (iii) change the currency in which any amount is payable by any Obligor under any Finance Document, (iv) increase any Bank's Commitment, (v) extend the Tranche A Availability Period, the Tranche B Availability Period or the Tranche C Availability Period, (vi) change the definition of "Majority Banks" in clause 1.2, (vii) change any provision of any Finance Document which expressly or impliedly requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks, (viii) change the order of distribution under clause 9.10, (ix) change clause 17.2, (x) change clause 6.2 in such a way so that the Margin is reduced or the amount of interest payable to Banks is otherwise reduced or (xi) change this clause 19.11 or (B) to release any Guarantor from its obligations under the Guarantee or to amend the terms of the Guarantee or (C) to waive the receipt of any of the documents and evidence specified in schedule 3 or to waive the receipt of any of such documents and evidence in the form or in the manner required by the provisions of schedule 3.

(c)
For the purposes of this clause 19.11 it is expressly agreed and acknowledged that the execution of a Deed of Guarantor Accession shall not constitute an amendment or modification to, or variation of, this Agreement.

19.12
Reimbursement and indemnity by Banks

  Each Bank shall reimburse the Arrangers and the Agent (rateably in accordance with such Bank's Commitment or Contribution), to the extent that the Arrangers or the Agent are not reimbursed by the Obligors, for the costs, charges and expenses incurred by the Arrangers and the Agent in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, or in carrying out its duties under, the Finance Documents including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably in accordance with its Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with the Finance Documents or the performance of its duties under the Finance Documents or any action taken or omitted by the Agent under any of the Finance Documents, unless such liabilities, damages, costs or claims arise from the Agent's own gross negligence or wilful misconduct.

19.13
Retirement of Agent

(a)
The Agent may retire from its appointment as Agent under this Agreement having given to the Borrower and each of the Banks not less than 30 days' notice of its intention to do so and provided that no such retirement shall take effect unless there has been appointed by the Banks as a successor Agent:

(i)
a Bank nominated by the Majority Banks with the consent of the Borrower (not to be unreasonably withheld or delayed) or, failing such a nomination,

(ii)
any reputable and experienced bank or financial institution nominated by the Agent with the consent of the Borrower (not to be unreasonably withheld or delayed).

    Any corporation into which the Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to the Borrower and the Banks.

  (b)
  Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement (but shall continue to have the benefit of this clause 19 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Borrower) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Finance Documents.

19.14
Change of Reference Banks

  If (a) the whole of the Contribution (if any) of any Reference Bank is prepaid, (b) the Commitment (if any) of any Reference Bank is reduced to zero in accordance with clause 16.1, (c) a Reference Bank transfers the whole of its rights and obligations (if any) as a Bank under this Agreement or (d) any Reference Bank generally ceases to provide quotations to the Agent for the purposes of determining LIBOR, EURIBOR or STIBOR (as the case may be), the Agent may, acting on the instructions of the Majority Banks, terminate the appointment of such Reference Bank and with the approval of the Borrower (such approval not to be unreasonably withheld or delayed) appoint another Bank to replace such Reference Bank.

19.15
Powers and duties of the Agent as agent in relation to the Subordination Provisions

  In its capacity as agent in relation to Subordination Provisions or subordination arrangements established pursuant to clause 12.1(t), the Agent:

  (a)
  Powers generally: shall, without prejudice to any of the powers, discretions and immunities conferred by applicable law (and to the extent not inconsistent with the provisions of this Agreement or any Subordination Provision or subordination arrangements established pursuant to clause 12.1(t)), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Agent by this Agreement and/or any Subordination Provision and/or subordination arrangements established pursuant to clause 12.1(t) but so that the Agent may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Agreement (including specifically, but without limitation, clause 19.3(b));

  (b)
  Power to invest: shall be entitled (in its own name or in the names of nominees) to invest moneys from time to time held by it as a consequence of any enforcement of any Subordination Provision or subordination arrangements established pursuant to clause 12.1(t) which, in the opinion of the Agent, it would not be practicable to distribute immediately by placing the same on deposit in the name or under the control of the Agent as the Agent may think fit without being under any duty to diversify the same and the Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations;

  (c)
  Interpretation of provisions by Agent: shall have full power to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this Agreement or any Subordination Provision or subordination arrangements established pursuant to clause 12.1(t) as it affects the Agent and every such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Agent) shall be conclusive and shall bind all the other Finance Parties; and

  (d)
  Power to engage agents: may, in the conduct of its obligations under and in respect of any Subordination Provision or subordination arrangements established pursuant to clause 12.1(t) (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, employ and pay any agent (whether being a lawyer or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Agent (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with such employment and (ii) the Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Agent shall have exercised reasonable care in the selection of such agent (which, without limitation, shall conclusively be deemed to be the case in respect of any agent approved in writing by the Majority Banks).

19.16
All enforcement action through the Agent

  None of the other Finance Parties shall have any independent power to enforce any Subordination Provision or subordination arrangements established pursuant to clause 12.1(t) or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any of the Subordination Provision or subordination arrangements established pursuant to clause 12.1(t)or otherwise have direct recourse to the security and/or guarantees constituted by any Subordination Provision e or subordination arrangements established pursuant to clause 12.1(t) except through the Agent.

20    Notices and other matters

20.1
Notices

  Every notice, request, demand or other communication under this Agreement shall:

  (a)
  be in writing delivered personally or by priority registered letter (airmail if available), telefax or (to the extent the relevant party has specified such address pursuant to clause 20.1(c)) by e-mail and in the case of the delivery of any document by the Agent pursuant to clause 19.3(a), the Agent may refer the relevant parties (by letter, telefax (or if so specified) e-mail) to a web site and to the location of the relevant information on such website in discharge of such notification or delivery obligation;

  (b)
  be deemed to have been received, subject as otherwise provided in this Agreement in the case of a letter when delivered and, in the case of a telefax or e-mail, when a complete and legible copy is received by the addressee (unless the date of despatch is not a business day in the country of the addressee or the time of despatch of any telefax or e-mail is after the close of business in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day) and, in the case where reference in such communication is to a web site, when the delivery of the letter, telefax or e-mail referring the addressee to such web site is effective; and

  (c)
  be sent:

  (i)
  to each Obligor at:

      Modern Times Group MTG AB (publ)
      Skeppsbron 18,

      Box 2094
      S-103 13
      Stockholm
      Sweden

      Telefax: + 468 205 074
      Attention: Chief Financial Officer

      With a copy to:

      Banque Invik Luxembourg Filial
      Skeppsbron 18,
      Box 2015
      S-10311
      Stockholm
      Sweden

      Telefax: + 468 209 508
      Attention: Treasury Services

    (ii)
    to the Agent:
    Deutsche Bank Luxembourg S.A.
    2, Boulevard Konrad Adenauer
    L-1115 Luxembourg

      Telefax: +352 42122 287
      Attention: International Loans and Agency Services

    (iii)
    to the Arrangers:
    Deutsche Bank AG London
    Winchester House
    1 Great Winchester Street
    London EC2N 2DB

      Telefax: + 44 (0) 20 7545 1239

      Attention: Henrik Johnsson, TMT Finance Group

      Nordea Bank Sweden AB (publ)
      Corporate Division
      105 71 Stockholm

      Telefax: +468 614 7587
      Attention Telecom and Media Group

    (iv)
    to each Bank

      at its address or telefax number
      specified in part B of schedule 1 or
      in any relevant Transfer Certificate

    or to such other address, telefax number, e-mail address or web site as is notified by the relevant party to the other parties to this Agreement.

20.2
Electronic communication

(a)
Any communication to be made between the Agent and a Bank under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Bank:

(i)
agree that, unless and until notified to the contrary, this is to be an accepted from of communication;

(ii)
notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)
notify each other of any change to their address or any other such information supplied by them.

    Any electronic communication made between the Agent and a Bank will be effective only when actually received in readable form and in the case of any electronic communication made by a Bank to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

20.3
Use of websites

(a)
The Borrower may satisfy its obligations under this Agreement to deliver information in relation to those Banks who accept this method of communication by posting this information onto an electronic website designated by the Agent (the "Designated Website") if:

(i)
the Agent expressly agrees (after consultation with each of the Banks) that it will accept communication of the information by this method; and

(ii)
both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)
the information is in a format previously agreed between the Borrower and the Agent.

    If any Bank does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each relevant Bank) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

  (b)
  The Agent shall supply each relevant Bank with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

  (c)
  The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

  (i)
  the Designated Website cannot be accessed due to technical failure;

  (ii)
  the relevant password specifications for the Designated Website change;

  (iii)
  any new information which is required to be provided under this Agreement is posted on the Designated Website;

  (iv)
  any existing information has been provided under this Agreement and posted on the Designated Website is amended; or

  (v)
  the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software,

    If the Borrower notifies the Agent under Clause 20.3(c)(i) or Clause 20.3(c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and the relevant Banks are satisfied that the circumstances giving rise to the notification are no longer continuing.

    Any Bank may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten business days.

20.4
Notices through the Agent

  Every notice, request, demand or other communication under this Agreement to be given by any Obligor to any other party shall be given to the Agent for onward transmission as appropriate and to be given to the Obligors (or any of them) shall (except as otherwise provided in this Agreement) be given by the Agent.

20.5
No implied waivers, remedies cumulative

  No failure or delay on the part of the Finance Parties or any of them to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Finance Parties or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

20.6
English translations

  All certificates, instruments and other documents to be delivered under this Agreement shall be in the English language or shall be accompanied by a certified English translation upon which the Finance Parties shall be entitled to rely.

20.7
Counterparts

  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

20.8
Obligors

(a)
All communications under the Finance Documents to or from an Obligor (other than the Borrower) must be sent through the Borrower. Each Obligor (other than the Borrower) irrevocably appoints the Borrower to act as its agent:

(i)
to give and receive all communications under the Finance Documents;

(ii)
to supply all information concerning itself to any Finance Party; and

(iii)
to agree and sign all documents, and make any determination and/or designation under or in connection with the Finance Documents, without further reference to the other Obligors.

(b)
Any communication given to the Borrower in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(c)
The Agent and each of the other Finance Parties may assume that any communication made by the Borrower is made with the consent of each other Obligor.

21    Governing law and jurisdiction

21.1
Law

  This Agreement shall be governed by English law.

21.2
Submission to jurisdiction

  The parties to this Agreement agree for the benefit of the Finance Parties that:

  (a)
  if any party has any claim against any other arising out of or in connection with this Agreement such claim shall (subject to clause 21.2(c)) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

  (b)
  the jurisdiction of the High Court of Justice in England over any such claim against the Finance Parties shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

  (c)
  nothing in this clause 21.2 shall limit the right of the Finance Parties to refer any such claim against any Obligor to any other court of competent jurisdiction outside England, to the jurisdiction of which each Obligor hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

21.3
Agent for service of process

  Each Obligor (other than Viasat Broadcasting UK Limited) irrevocably designates, appoints and empowers Viasat Broadcasting UK Limited at present of TV3 Broadcast Centre, Horton Road, West Drayton, Middlesex UB7 8JD (attention: Chief Financial Officer) to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement and Viasat Broadcasting UK Limited hereby irrevocably accepts such appointment.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Part A—The Original Guarantors

Name	Registration Number
MTG Broadcasting SA Société anonyme 11, boulevard Royal L-2449 Luxembourg R.C.S. Luxembourg B.73.791	73.791
MTG Broadcasting Holding AB	556580-7806
MTG Broadcasting AB	556353-2687
ViaSat AB	556304-7041
ViaSat Broadcasting UK Limited	02228654
TV1000 AB	556133-5521
MTG Publishing SA Société anonyme 11, boulevard Royal L-2449 Luxembourg R.C.S. Luxembourg B.73.794	73.794
MTG Publishing Holding AB	556580-7798
MTG Publishing AB	556457-2229
MTG Holding AB	556057-9558
Modern Times Group MTG A/S (Denmark)	13398275
ViaSat A/S (Denmark)	10300207
3+ Television Ltd	2823600
Modern Entertainment Ltd	13-3789106
Strix Television AB	556345-5624
TV 1000 Norge AS	952580108
TV6 Broadcasting Group Ltd	3072386
TV6 Sverige AB	556098-4709
MTG Media Services SA Société anonyme 11, boulevard Royal L-2449 Luxembourg R.C.S. Luxembourg B.73.793	73.793
MTG Media Services Holding AB	556580-7848
MTG Modern Studios AB	556264-3261
TV3 Broadcasting Group Ltd	2026891
TV-Shop Europe AB	556497-0019
Viasat Satellite Services AB	556278-7910
MTG Internet Retailing AB	556406-1702
MTG Radio AB	556365-3335
Sonet Film Aktiebolag	556103-7283
Viasat AS (Norway)	951801879
Modern Times Group MTG AS (Norway)	912213714
Finans Vision AB	556301-5014

Part B—The Banks and their Commitments

(As at 28th April 2003)

Name address, e-mail and fax number	Commitment (SEK)
	Tranche A	Tranche B	Tranche C
Svenska Handelsbanken AB (publ) pera03@handelsbanken.se Fax number: + 46(8)545 21363	50,000,000	75,000,000	100,000,000
Deutsche Bank AG London Winchester House 1 Great Winchester Street London EC2N 2DB henrik.johnsson@db.com Fax number: +44 (0)20 7545 1239	32,500,000	48,750,000	62,500,000
Dresdner Bank Luxembourg S.A. wolfgang.hormesch@dresdner-bank.lu Fax number: + 352 4760 884	32,500,000	48,750,000	0
Nordea Bank Sweden AB (publ) 105 71 Stockholm Axel.Berning@nordea.com Fax number: +46(8) 614 7587	45,000,000	67,500,000	37,500,000
Den Norske Bank ASA anders.grevstad@dnb.no Fax number: + 47 22 94 9300	15,000,000	22,500,000	200,000,000
Banque et Caisse d'Epargne de l'Etat, Luxembourg srv.cri@bcee.lu Fax number: + 352 40 15 4284	12,500,000	18,750,000	0
WestLB AG bernd_kummerow@westlb.de Mrs Elizabeth Schweizer-Smith Tel number: + 49 (211) 82674474 Fax number: + 49 (211) 8266303 Fax number: + 49 (211) 8264075	12,500,000	18,750,000	0
ING Bank N.V. CBSA Bijlmerplein 888, 1102 MG Amsterdam P.O. Box 1800, 1000 BV Amsterdam Location Code: HE 03.03 The Netherlands annelies.hartog@ingbank.com Fax number: + 31 20 56 35239	0	0	50,000,000
TOTAL	200,000,000	300,000,000	450,000,000

Schedule 2
Form of Utilisation Notice

To:	Deutsche Bank Luxembourg S.A. 2, Boulevard Konrad Adenauer L-1115 Luxembourg
	Attention: International Loans and Agency Services	• 20 •

SEK 1,700,000,000 Multi-currency Revolving Credit Facilities Agreement dated 22 April 1999 (as from time to time amended, varied, extended, restated, refinanced or replaced, the "Agreement")

        We refer to the Agreement and hereby give you notice that we wish to [draw down a Tranche [A/B/C] Advance/have a Bank Guarantee issued] on 20        with a [Term/tenor] of [    •    ] months.

        The [Advance/Bank Guarantee] shall be denominated in [Swedish Kronor] [name of Optional Currency]. [In the case of the first Advance under the Tranche C Facility the amount of the Advance is SEK [please specify amount payable to Invik & Co. AB under the Invik Loan.]

        The amount of the [Advance/Bank Guarantee] is [SEK][name of currency] [    ]].

        [The funds should be credited to [in the case of the first Advance under the Tranche C Facility [Nordea Bank Sweden AB (publ) account number 3201 77 05705]] [name and number of account] with [details of bank in [principal financial centre for Swedish Kronor or relevant Optional Currency]].

        [The Beneficiary is [    •    ].] [Attached hereto are details of the documentation and other instruments evidencing the guaranteed obligation.]

        [Attached is the form of Bank Guarantee required by the Beneficiary.]

        [The Utilisation is required for the following purposes: [    ].]

        We confirm that:

    (a)
    so far as we are aware, no event or circumstance has occurred and is continuing which constitutes a Default; and

    (b)
    the representations and warranties contained in clause 11.1 of the Agreement (as repeated in accordance with clause 11.3 of the Agreement) are true and correct as at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice.

        Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

For and on behalf of
 Modern Times Group MTG AB (publ)

Schedule 3

[Not restated]

Schedule 4

Calculation of Additional Cost

1
The Additional Cost shall be calculated by the Agent in respect of each period for which it falls to be calculated in accordance with the following formulae: in relation to an Advance denominated in Sterling:

  BY + S(Y-Z) + F × 0.01% per annum = Mandatory Cost
          100-(B + S)

  in relation to any other Advance:

  F × 0.01% per annum = Mandatory Cost
          300

  where on the day of application of the formula:

  B
  is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

  Y
  is LIBOR at or about 11.00 a.m. on that day for the relevant Interest Period;

  S
  is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

  Z
  is the interest rate per annum allowed by the Bank of England on special deposits; and

  F
  is the charge payable by the Reference Bank to the Financial Services Authority under the fees rules but, for this purpose, calculated by the Facility Agent on a notional basis as being the average of the fee tariffs within fee-block Category A1 (Deposit acceptors of the fees rules, applying any applicable discount and ignoring any minimum fee required under the fee rules) and expressed in pounds per £1 million of the tariff base of that Lender.

  (b)
  For the purposes of this schedule 10:

  (i)
  "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

  (ii)
  "fee rules" means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook; and

  (iii)
  "tariff base" has the meaning given to it in the fees rules.

  (c)
  In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 × 15.

  (d)
  If a Reference Bank does not supply a rate to the Agent, the applicable Additional Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

  (e)
  (i)    Each formula is applied on the first day of each Term.

  (ii)
  Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

Schedule 5

Form of Transfer Certificate

Banks are advised not to employ Transfer Certificates without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act 1986 and regulations made thereunder.

To:	Deutsche Bank Luxembourg S.A.
2, Boulevard Konrad Adenauer L-1115 Luxembourg

on its own behalf, as Agent for the Banks and on behalf of the Arrangers, each Obligor and each other party to the Finance Documents.
Attention: Credit Administration Department	[Date]

Transfer Certificate

This Transfer Certificate relates to:

(a)
an agreement dated 22 April 1999 (as from time to time amended, varied, extended, restated, refinanced or replaced, the "Agreement") between Modern Times Group MTG AB (publ) as Borrower (1), the Subsidiaries of the Borrower whose respective names and registration numbers are set out in part A of schedule 1 thereto as Original Guarantors (2), Deutsche Bank AG London and Nordea Bank Sweden AB (publ) as Arrangers (3), the banks and financial institutions whose respective names and addresses are set out in part B of schedule 1 thereto as Banks (4) and Deutsche Bank Luxembourg, S.A. as Agent (5); and

(b)
an intercreditor agreement dated [                        ] (as from time to time amended, varied, extended, restated, refinanced or replaced, the "Intercreditor Agreement") between Modern Times Group MTG AB (publ) as the Company (1), the Subsidiaries of the Company whose respective names and registration numbers are set out in schedule 1 thereto as Obligors (2), the banks and financial institutions whose names are set out in schedule 2 thereto as First Creditors (3), the banks and financial institutions whose names are set out in schedule 3 thereto as Second Creditors (4), Deutsche Bank Luxembourg S.A. as First Agent (5) and Deutsche Bank Luxembourg S.A. as Second Agent.

Terms defined in the Agreement shall have the same meaning in this Transfer Certificate.

1
[Name of Existing Bank] (the "Existing Bank") (a) confirms the accuracy of the summary of its Commitment and Contribution set out in the schedule to this Transfer Certificate and (b) requests [Transferee Bank] (the "Transferee") to accept and procure the transfer to the Transferee of the portion of such Commitment and Contribution specified in the schedule to this Transfer Certificate by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Agreement.

2
The Transferee requests the Agent (on behalf of itself and the other parties to the Finance Documents) and the Banks) to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of clause 18.3 of the Agreement and clause 11.4 of the Intercreditor Agreement, so as to take effect in accordance with its terms on [date of transfer], [being not earlier than 5 Banking Days after date of delivery of the Certificate to the Agent] (the "Effective Date") or on such later date as may be determined in accordance with the terms thereof.

3
The Agent (on behalf of itself and the other parties to the Finance Documents) confirms the transfer effected by this Transfer Certificate pursuant to and for the purposes of clause 18.3 of the Agreement and clause 11.4 of the Intercreditor Agreement so as to take effect in accordance with the terms thereof.

4
Accordingly, on the Effective Date, the Transferee becomes:

(a)
a party to the Agreement as a Bank; and

(b)
a party to the Intercreditor Agreement as a First Creditor.

5
The Transferee confirms:

(a)
that it has received a copy of each of the Finance Documents and other documentation and information required by it in connection with the transactions contemplated by this Transfer Certificate;

  (b)
  that it has made its own assessment of the execution, effectiveness, adequacy, genuineness, validity, enforceability and admissibility in evidence of each of the Finance Documents and this Transfer Certificate and has not relied and will not rely on the Existing Bank or any statements made by the Existing Bank in that respect;

  (c)
  that it has made and will continue to make its own appraisal of the creditworthiness of the Group and its own independent investigation of the financial condition, prospects and affairs of the Group and has not relied and will not rely on the Existing Bank, the Agent, the Arrangers or any other Bank or any statement, opinion, forecast or other representation made by the Existing Bank, the Agent, the Arrangers or any other Bank in that respect;

  (d)
  accordingly, none of the Existing Bank, the Agent, the Arrangers or any other Bank shall have any liability or responsibility to the Transferee in respect of any of the foregoing matters; and

  (e)
  it is a Qualifying Bank.

6
Execution of this Transfer Certificate by the Transferee constitutes its representation to the Existing Bank and all other parties to the Agreement and the Intercreditor Agreement that it has power to become party to the Agreement and the Intercreditor Agreement as a Bank or Creditor (as defined in the Intercreditor Agreement) respectively on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Transfer Certificate.

7
The Existing Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of each of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Group or any other party to any Finance Document or for the performance and observance by the Obligors or any other such party of any of its obligations under any Finance Document or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8
The Transferee hereby undertakes to the Existing Bank, the Obligors, the Arrangers and the Agent that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement and the Intercreditor Agreement will be assumed by it after acceptance of this Transfer Certificate by the Agent and it is agreed and acknowledged by all the parties to this Transfer Certificate that, as and from the Effective Date, the Transferee becomes (a) party to the Agreement as a Bank and (b) party to the Intercreditor Agreement as a Creditor (as defined therein), with the rights and obligations which, by the respective terms of the Agreement and the Intercreditor Agreement, are thereby assumed or acquired by it.

9
The Transferee acknowledges that the Existing Bank has no obligation to repurchase or reacquire any of the rights and obligations transferred by virtue of this Transfer Certificate or to support, indemnify or compensate the Transferee for any losses suffered by the Transferee as a consequence of the transfer effected by virtue of this Transfer Certificate.

10
This Transfer Certificate and the rights and obligations of the parties hereunder are governed by and shall be construed in accordance with English law.

11
This Transfer Certificate is intended to be executed as a deed and takes effect as a deed notwithstanding that any party to it executes it under hand.

Note:
This Transfer Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

The Schedule

Amount of outstanding Advances and Currency	Maturity Dates	Portion transferred
Tranche A [ ]
Tranche B [ ]
Tranche C [ ]

Relevant Percentage of Bank Guarantees

Relevant Percentage	Undrawn Face Amount	Tenor

Swedish Kronor Amount of Commitment SEK	Portion transferred SEK

Tranche A: [ ] Tranche B: [ ] Tranche C: [ ]

Administrative Details of Transferee

Funding office:
Account for payments:
Telephone:
Telefax:
Attention:

[Existing Bank]	[Transferee]
By: Date:	By: Date:
The Agent By:

on its own behalf
and on behalf of the Borrower and the other parties to the Agreement

Date:

Schedule 6

Part A—Compliance Certificate to be delivered by an Authorised Officer of the Borrower

To:	Deutsche Bank Luxembourg S.A. 2, Boulevard Konrad Adenauer L-1115 Luxembourg
Attention:	International Loans and Agency Services	[Date]

Dear Sirs,

SEK 1,700,000,000 Multi-Currency Revolving Credit Facilities Agreement dated 22 April 1999 (as from time to time amended, varied, extended, restated, refinanced or replaced the "Agreement")

We refer to the Agreement and deliver this Certificate in respect of the Fiscal Quarter ended [specify Quarter Day] pursuant to clause 12.1(i)(ii) thereof. Terms defined in the Agreement shall have the same meaning when used in this Certificate.

We confirm that based on the Quarterly Management Accounts delivered to the Agent pursuant to clause 12.1(g) of the Agreement in respect of the Fiscal Quarter of the Group ended [    ]:

1
Consolidated EBITDA in respect of the Twelve Month Period ending on such date was [    ][insert calculation details].

2
Consolidated EBIT in respect of the Twelve Month Period ending on such date was [    ].[insert calculation details].

3
Broadcasting Division EBITDA in respect of the Twelve Month Period ending on such date was [    ] [insert calculation details].

4
On such date, Senior Debt was [    ] [insert calculation details].

5
On such date, Total Debt was [    ] [insert calculation details].

6
Total Debt Interest Charges for the Twelve Month Period ending on such date was [    ] [insert calculation details].

Based on the above, we confirm that on [specify Quarter Day]:

1
The ratio of Total Debt to Consolidated EBITDA was [    ] [insert calculation details].

2
The ratio of Senior Debt to Consolidated EBITDA was [    ] [insert calculation details].

3
The ratio of Consolidated EBIT to Total Debt Interest Charges incurred during the most recent Twelve Month Period was [    ] [insert calculation details].

4
The ratio of Senior Debt to Broadcasting Division EBITDA was [    ] [insert calculation details].

Accordingly, we confirm that [save as disclosed in this certificate] on [Specify Quarter Day] the Borrower was in compliance with those covenants contained in clause 13.1(a) to (d) inclusive of the Agreement which were applicable as at such date.

We1 further confirm that, based on the financial statements delivered to the Agent pursuant to clause 12.1(f) of the Agreement in respect of the Fiscal Year ended [    ]:

1.
the aggregate EBITDA of all the Guarantors for the period to which those financial statements relate was [    ];

2.
the aggregate amount of the total assets (determined in accordance with GAAP) of all the Guarantors for the period to which those financial statements relate was [    ];

3.
the aggregate amount of the net revenues of all the Guarantors (determined in accordance with GAAP) in the period to which those financial statements relate was [    ].

Accordingly, we confirm that [save as disclosed in this certificate] on [Specify Quarter Day] none of the circumstances described in clauses 10.16(a)(i), (ii) or (iii) existed or continued to subsist.

For and on behalf of
Modern Times Group MTG AB (publ)

Authorised Officer

(1)
This section need only be included when the Compliance Certificate is given at the end of a Fiscal Year or the Agent (acting reasonably) so requests

Part B—Compliance Certificate to be delivered by the auditors of the Group

Deutsche Bank Luxembourg S.A.
2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Attention: International Loans and Agency Services

Modern Times Group MTG AB (publ)
Skeppsbron 18,
Box 2094
S-103 13
Stockholm
Sweden

Attention: Chief Financial Officer

[Date]

Dear Sirs

Modern Times Group MTG AB (publ) (the "Borrower")
SEK 1,700,000,000 Multi-Currency Revolving Credit Facilities Agreement dated 22 April 1999 (as from time to time amended, varied, extended, restated, refinanced or replaced, the "Agreement")

We refer to the Agreement and deliver this certificate in respect of the Fiscal Year ended [last day of Fiscal Year] pursuant to clause 12.1(i)(ii)(B) thereof. Terms defined in the Agreement shall have the same meanings when used in this certificate.

We have audited the statutory financial statements of [the Borrower/ the Broadcasting Division and the consolidated financial statements of the Group] for the Fiscal Year ended [last day of Fiscal Year] in accordance with generally accepted accounting standards in Sweden. Our audit report has been provided to the shareholders and/or the [supervisory board].

We have been supplied with the Compliance Certificate required pursuant to clause 12.1(i)(ii)(A) of the Agreement in respect of the Fiscal Quarter ended [Quarter Day, being the last day of the Fiscal Year](the "Compliance Certificate"), a copy of which is attached.

We have reviewed the calculations of the financial ratios and other financial information set out in the Compliance Certificate. Our review consisted of:

(a)
checking the figures used in the calculation of financial ratios, and the other financial information set out in the Compliance Certificate, against those set out in the underlying books and records of the Group; and

(b)
checking the arithmetic accuracy of the calculation of financial ratios set out in the Compliance Certificate.

Based on our review, we report that the financial ratios set out in the Compliance Certificate have been correctly calculated and the figures used in those calculations and other financial information set out in the Compliance Certificate has been correctly extracted from the underlying books and records of the Group. We also report that none of the circumstances described in clause 10.16(a)(i), (ii) or (iii) exists or continues to subsist.

Yours faithfully,

[name of Auditors]

Schedule 7

Part A—Principal Agreements

1.
Digital Transition Agreement dated 16 May 2000 made between Nordiska Satellitaktiebolaget ("NSAB") and the Borrower.

2.
Transponder Service Agreements (Digital) dated 16 May 2000 made between NSAB and the Borrower.

3.
Deed of covenant dated 15 June 2001 made by the Borrower and relating to €120,000,000 5.5 per cent. convertible subordinated bonds, due 2006 and convertible into B shares of the Borrower (and its related documentation).

Part B—Major Licences

1.
Licence granted by the Independent Television Commission under Part 1 of the Broadcasting Act 1990 on 9 May, 1994 relating to TV3 Sweden originally granted to TV3 Broadcasting Group Limited.

2.
Licence granted by the Independent Television Commission under Part 1 of the Broadcasting Act 1990 on 13 January, 1994 relating to TV3 Norway originally granted to TV3 Broadcasting Group Limited.

3.
Licence granted by the Independent Television Commission under Part 1 of the Broadcasting Act 1990 on 26th September 2001 (effective 3rd October 2001) relating to TV3 Denmark granted to Viasat Broadcasting UK Limited.

4.
Licence granted by the Independent Television Commission under Part 1 of the Broadcasting Act 1990 on 3rd June, 1997 relating to TV6.

Schedule 8

Part A—Deed of Guarantor Accession

To:	Deutsche Bank Luxembourg S.A. as Agent
From:	[Acceding Guarantor] and Modern Times Group MTG AB (publ)
Date:	[ ]

SEK 1,700,000,000 Multi Currency Revolving Credit Facility Agreement dated 22 April 1999 (as from time to time amended, varied, extended, restated, refinanced or replaced the "First Facilities Agreement")

SEK 800,000,000 Multi Currency Revolving Credit Facility Agreement dated [    ] 2003 (as from time to time amended, varied, extended, restated, refinanced or replaced the "Second Facility Agreement")

An Intercreditor Agreement dated [    ] 2003 in respect of the First Facilities Agreement and the Second Facility Agreement (as from time to time amended, varied, extended, restated, refinanced or replaced the "Intercreditor Agreement")

We refer to clause 10.16 of the First Facilities Agreement and clause 11.3 of the Intercreditor Agreement. Words and expressions defined in the First Facilities Agreement have the same meanings when used in this Deed.

[Name of Acceding Guarantor] of [address] (the "Acceding Guarantor") agrees:

(i)
to become a Guarantor and to be bound by the terms of the First Facilities Agreement as a Guarantor in accordance with clause 10.16 of the First Facilities Agreement; and

(ii)
with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by the Intercreditor Agreement as an Obligor as if it had been party originally to the Intercreditor Agreement in that capacity and that it shall perform all of the undertakings and agreements set out in the Intercreditor Agreement and given by an Obligor.

The address for notices of the Acceding Guarantor for the purposes of clause 20.1 of the First Facilities Agreement and clause 12 of the Intercreditor Agreement is:

[                                    ]

This Deed is intended to be executed as a deed and is governed by English law. Clause 21.2 of the First Facilities Agreement is incorporated in this Deed as if set out in this Deed, mutatis mutandis.

[NEW GUARANTOR]	MODERN TIMES GROUP MTG AB (publ)
Authorised Signatory [Appropriate execution clause]	Authorised Signatory [Appropriate execution clause]
By:	By:
DEUTSCHE BANK LUXEMBOURG S.A. [Appropriate execution clause]
By:

Part B—Documents and evidence to be delivered by Acceding Guarantors

(a)
A Deed of Guarantor Accession, duly executed by the Acceding Guarantor and the Borrower.

(b)
A copy of the constitutive documents of the Acceding Guarantor.

(c)
A copy of resolutions of the shareholders and/or board of directors and/or other relevant corporate authorities of each of the Acceding Guarantor and the Borrower approving the terms of, and the transactions contemplated by, the Deed of Guarantor Accession and authorising its appropriate officers to execute and deliver the Deed of Guarantor Accession and to give all notices and take all other action required by it under this Agreement (in each case to the extent that the same are required for the purposes of the legal opinions to be provided pursuant to paragraphs (h) and (i) below).

(d)
A certificate of an Authorised Officer of the Acceding Guarantor confirming that utilisation of the Facilities would not cause any borrowing or guarantee limit binding on the Acceding Guarantor to be exceeded.

(e)
A copy of any other authorisation or other document, opinion or assurance which is necessary for the execution, delivery, validity and enforceability of the Deed of Guarantor Accession or this Agreement insofar as it is necessitated by the execution of the Deed of Guarantor Accession.

(f)
A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

(g)
If available, the latest audited accounts of the Acceding Guarantor.

(h)
A legal opinion of English legal advisers, acceptable to the Agent, addressed to the Banks.

(i)
A legal opinion of legal advisers, acceptable to the Agent, in the Relevant Jurisdiction of the Acceding Guarantor, addressed to the Banks.

(j)
A certificate of an Authorised Officer of the Acceding Guarantor and the Borrower certifying that each copy document specified in part B of this schedule 8 is correct, complete and in full force and effect as at a date no earlier than the date of the Deed of Guarantor Accession.

(k)
A certificate of an Authorised Officer of the Borrower confirming that its constitutional documents have not been amended (or, if they have, enclosing a copy of the amended constitutional documents) and that all authorisations and resolutions authorising its appropriate officers to execute and deliver the Deed of Guarantor Accession in full force and effect.

Schedule 9

Form of Bank Guarantee

To:
[                        ]
(the "Beneficiary")

Dear Sirs

1
We, the banks and financial institutions listed below (the "Guarantors"), by the signature of Deutsche Bank Luxembourg S.A. (the "Agent") for and on behalf of the Guarantors, hereby guarantee to the Beneficiary as the continuing obligation of the Guarantors the due and punctual payment of all sums of principal, interest and any other amounts payable now or in the future to the Beneficiary by Modern Times Group MTG AB (publ) (the "Company") under a facility agreement dated [    ] between the Company and the Beneficiary (hereinafter called the "Facility"). When the Company shall be in default in the payment of any such sum the Guarantors will, within five business days after a written demand (substantially in the form of the Certificate of Demand set out in the schedule to this Guarantee) from the Beneficiary is received by the Agent as agent for the Guarantors either by delivery to its offices at 2, Boulevard Konrad Adenauer, L-1115 Luxembourg (Attention: International Loans and Agency Services) by registered mail or courier service, pay all sums in respect of principal, interest and any other amount which may be payable thereunder and certified as such in such demand PROVIDED THAT the liability of the Guarantors under this Guarantee is subject to the following conditions:

(a)
the maximum aggregate liability of the Guarantors hereunder shall be equal to a maximum principal amount of [SEK] [other Optional Currency] [    ], plus interest and other amounts which may be payable under the Facility;

(b)
the liability of each Guarantor is several (and not joint or joint and several) and is limited, in respect of each demand, to the percentage of the amount demanded set out opposite the name of that Guarantor at the foot of this Guarantee; and

(c)
upon payment by the Guarantors of all amounts demanded hereunder, the Beneficiary will (provided all liabilities of the Company to the Beneficiary under the Facility have been irrevocably and unconditionally discharged) forthwith assign to the Guarantors (at the request of the Guarantors) all claims, rights and security which the Beneficiary may now or hereafter have against the Company and which could or would have been applied towards the sum guaranteed.

2
The Agent may with the prior consent of the Beneficiary, such consent not to be unreasonably delayed or withheld, by notice to the Beneficiary (copied to the Banks) add one or more additional Guarantors and/or alter the percentage liabilities of the Guarantors to accommodate the additional Guarantors and such notice shall take effect in accordance with its terms so that the identity of the Guarantors and/or their percentage liabilities shall be amended accordingly provided that:

(a)
the total of the percentage liabilities shall always be 100 per cent; and

(b)
each notice from the Agent shall be countersigned by each additional Guarantor.

3
This Guarantee may not be assigned by the Beneficiary in whole or in part to any other person without the prior written consent of the Agent.

4
This Guarantee expires on [    ] and no demands may be made thereafter under this Guarantee and the original hereof shall be returned to the Agent forthwith after such date or, if earlier, after payment in full to the Beneficiary of all amounts guaranteed hereby.

5
The Beneficiary agrees that in consideration of the receipt of this Guarantee and notwithstanding the occurrence of any default under the Facility it shall not:

(a)
take any action to accelerate the maturity of the principal amount due to it at any time under the Facility or declare the principal amount or any other amount owing under the Facility to be due and payable; or

(b)
exercise any right of set-off against the Company,

    unless it has given the Agent thirty days' prior written notice of its intention to declare the principal amount or any such other amount to be due and payable together with details of any default which has occurred under the Facility or unless the Agent demands such acceleration or set-off in accordance with clause 6 of this Guarantee.

6
The Beneficiary agrees that upon it becoming aware of a default under the Facility, it will notify the Agent of such default. Upon receipt of such default notice, the Agent, acting on behalf of the Guarantors, may demand that the Beneficiary take any or all of the following actions (which the Beneficiary shall be obliged to do unless such action would be contrary to Swedish law):

(a)
declare that any outstanding principal, interest and any other amounts outstanding under the Facility have become due and payable;

(b)
exercise any right of set-off which the Beneficiary may be entitled to;

(c)
make a full and final demand for payment under this Guarantee; and/or

(d)
make a demand for payment under this Guarantee for any amounts then owing to the Beneficiary with the result that upon payment of such amounts, the Beneficiary shall not be entitled to demand acceleration of any other amount which is not yet due and payable, or exercise any other rights which would otherwise arise under the Facility by reason of default.

7
The Beneficiary agrees that it will not amend the Facility or waive any term thereunder without the prior consent of the Agent.

8
The Agent shall have no liability under this Guarantee in its capacity as Agent.

9
This Guarantee is governed by English law.

10
All parties irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee and that accordingly any suit, action or proceedings (together the "Proceedings") arising out of or in connection with this Guarantee may be brought in such courts. Nothing in this clause shall limit the right of any party to take Proceedings in respect of this Guarantee in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

11
This Guarantee may be executed in counterparts and all such counterparts shall together constitute a single document.

IN WITNESS whereof this Guarantee is entered into on [                        ], 200  .

Guarantors	Percentage Liability
[ ]]	[ ] per cent.
DEUTSCHE BANK LUXEMBOURG S.A.
for and on behalf of the Guarantors
By:
AGREED and accepted by the Beneficiary [ ]
By:
Date: [ ]

The Schedule

Certificate of Demand

To:
Deutsche Bank Luxembourg S.A.
as Agent on behalf of itself and the Guarantors

Dear Sirs

Guarantee dated [                        ]

We refer to the facility agreement dated [                        ] between ourselves and Modern Times Group MTG AB (publ) (the "Borrower") in relation to which you have issued the above Guarantee.

The Borrower has failed to pay an amount due under the facility agreement, the details in relation to which are set out below.

1
Amount and description of sum due: [                        ]

2
Due date for payment: [                        ]

3
Unpaid amount: [                        ]

We hereby demand payment by you of the above unpaid amount under the Guarantee.

By:

[Beneficiary]

Date:

Schedule 10

Counter Indemnity

1
The Borrower irrevocably:

(a)
authorises and directs the Banks to pay any prima facie valid demand made under and in accordance with the terms of each Bank Guarantee substantially in the form of the Certificate of Demand set out in the schedule to the Bank Guarantee contained in schedule 9 or in such other form as the Banks may have agreed pursuant to clause 5 and without requiring proof of the agreement of the Borrower or any other person that the amounts so demanded or paid are or were due and notwithstanding that the Borrower may dispute the validity of any such request, demand or payment;

(b)
confirms that the Banks deal in documents only and shall not be concerned with the legality of the claim or any other underlying transaction or any set-off, counterclaim or defence as between the Borrower and the Beneficiary unless expressly required to be so by the terms of the relevant Bank Guarantee; and

(c)
agrees that neither the Agent nor any Bank need have regard to:

(i)
the sufficiency, accuracy or genuineness of any such demand or any certificate or statement in connection therewith; or

(ii)
any Incapacity of or limitation upon the powers of any person signing or issuing such demand, certificate or statement which appears on its face to be in order; and

  agrees that neither the Agent nor any Bank shall be obliged to enquire as to any such matters and may assume that any such demand, certificate or statement which appears on its face to be in order is correct and properly made.

2
The Borrower agrees to reimburse each Bank forthwith on demand all moneys whatsoever paid by such Bank in accordance with paragraph 1 (and any amounts paid by any Transferee pursuant to an indemnity contained in any Transfer Certificate executed by such Transferee provided the Borrower has not already reimbursed the relevant Existing Bank in respect of the same amount) together with interest from (and including) the time of such payment by such Bank to (but excluding) the date of reimbursement at the rate specified in clause 6.3.

3
In addition to its obligations pursuant to paragraph 2 and only to the extent not included in amounts due under paragraph 2, the Borrower will indemnify and keep the Agent and the Banks indemnified from and against all liabilities, losses, damages, claims, costs, demands and actions which the Agent and the Banks may suffer or incur directly or indirectly from any third parties by reason of or as a result of the issue, amendment or extension of each Bank Guarantee or its performance of the obligations expressed to be assumed by it under this Agreement in relation to the issue of Bank Guarantees.

4
Until all amounts which may be or may become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid or otherwise discharged in full, the Borrower shall not, by virtue of any payment made by it under or in connection with or referable to this schedule or otherwise, be entitled to make any claim in the name of a Finance Party against a Beneficiary or be subrogated to any rights, security or moneys held or received by a Finance Party or be entitled at any time to exercise, claim or have the benefit of any right of contribution or subrogation or similar right against a Finance Party provided that if any Beneficiary returns any amount demanded by it pursuant to a Bank Guarantee then to the extent the Borrower has reimbursed each Bank pursuant to paragraph 2 and provided no Default has occurred and is continuing such funds shall be repaid by each Bank to the Borrower but nothing in this paragraph 4 shall restrict the Borrower's right to take any action directly against a Beneficiary.

5
Subject to paragraph 6, the Borrower agrees that its obligations under this schedule shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate it from its obligations hereunder in whole or in part including, without limitation, and whether or not known to it:

(a)
any time or waiver granted to or composition with a Finance Party, the Beneficiary or any other person;

(b)
any taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities available to any Finance Party or other person or arising under a Bank Guarantee; and

  (c)
  any variation or extension of or increase in liabilities under a Bank Guarantee so that references in this Agreement to a Bank Guarantee shall include each such increase, extension and variation provided that the Borrower shall not be liable for any amounts arising by reason of any variations or extension of or increase in liabilities under a Bank Guarantee unless made at the request of or with the prior consent of the Borrower.

6
The obligations of the Borrower under this schedule shall extend to the ultimate balance of the obligations and liabilities of the Borrower under this schedule and shall continue in force notwithstanding any intermediate payment in part of such obligations or liabilities.

7
The obligations of the Borrower under this schedule shall be in addition to and shall not be in any way prejudiced by any collateral or other security now or hereafter held by any Finance Party as security or by any lien to which that Finance Party may be entitled.

8
No invalidity or unenforceability of all or any part of this schedule shall affect any rights of indemnity or otherwise which any Finance Party would or may have in the absence of or in addition to this schedule 10.

Schedule 11

        [not restated]

Schedule 12

Broadcasting Division

NAME OF COMPANY
MTG Broadcasting AB (Sweden)	556353-2687
TV6 I Sverige AB (Sweden)	556098-4709
Z-TV AB (Sweden)	556022-0831
Viasat AB (Sweden)	556304-7041
MTG Broadc Center Sth AB (Sweden)	556493-2340
Strix Nyheter AB (Sweden)	556513-5554
Viasat AS (Estonia)	10308880
Television AB TV 8 (Sweden)	556507-2401
TV3 Lithuania (Lithuania)	2139302
TV3 AS (Estonia)	10014747
TV3 Latvia (Latvia)	0.10306588
Viasat Hungaria Rt. (Hungary)	Cg. 01-10-044442
Viasat Broadcasting UK Ltd (UK)	0.2228654
TV6 Broadcasting Ltd (UK)	0.3072386
3+ Television Ltd (UK)	0.2823600
MTG New Media Ltd (UK)	0.3604568
TV3 Broadcasting Group Ltd (UK)	0.2026891
TV3 AB (Sweden)	556153-9726
TV3 A/S (Denmark)	160004
TV 3 AS (Norway)	945482540
TV1000 AB (Sweden)	556133-5521
TV 1000 Norge AS (Norway)	952580108
Oy Viasat Finland Ab (Finland)	1075633-8
Darial TV (Russia)	68394
MTG Modern Group (Spain)	NIF B-82199647
InTV Espana SL (Spain)	A-81134819
Interactive Partner SL (Spain)	B-82055369
Interactive Media (Spain)	B-82199647
Viasat AS (Norway)	951801879
Viasat A/S (Denmark)	10300207
Scannews A/S (Denmark)	182427
Viasat Sport A/S (Denmark)	17981544
New Media A/S (Denmark)	25997913
TV1000 A/S (Denmark)	175529
MTG New Media AB (Sweden)	556461-1662
Everytext Skand. AB (Sweden)	556484-0154
MTG New Media AS (Norway)	974676435
Everymobile Skand. AB (Sweden)	556529-7917
Everyday TV AB (Sweden)	556353-3065
Viasat Satellite Services AB	556278-7910
Associated companies
Stop AB (Sweden)	556249-0424
Svensk Programagentur AB (Sweden)	556453-6281
Story First Communication Inc. (Russia)
Scansat A/S (Denmark)

Schedule 13

Permitted Loans

	Name of Borrower	Name of Lender	Amount	Indebtedness
1.	MISA	Modern Times Group MTG AB (publ)	Nominal US$22,080,000	6.25% convertible bonds issued by MISA dated 23rd May, 2000
2.	MISA	Modern Times Group AB MTG (publ)	Nominal US$23,500,000	Loan agreement dated 15th August, 2000
3.	MISA	Modern Times Group AB MTG (publ)	Nominal US$20,000,000	6.00% convertible bonds issued by MISA dated May 2002

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

1.
A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the Borrower, of the constitutive documents of the Borrower and each Original Guarantor and, in respect of each Obligor incorporated in Sweden, its Registration Certificate dated no more than 3 months prior to the date of this Deed or if the Agent already has a copy of the constitutive documents or Registration Certificate, a certificate of an Authorised Officer of the Borrower confirming that the copy constitutive documents or Registration Certificate in the Agent's possession is still correct and in full force and effect as at the date of this Deed.

2.
A copy, certified as a true copy by an Authorised Officer of the Borrower, of resolutions of the relevant boards, committees and/or bodies of the shareholders of the Borrower and each Original Guarantor evidencing approval of this Deed and the Intercreditor Agreement (as defined below) (together, the Finance Documents) and authorising the appropriate officers of such company to execute and deliver the Finance Documents and to give all notices and take all other action required by each such company under the Finance Documents.

3.
Specimen signatures, authenticated by an Authorised Officer of the Borrower, of the persons authorised in the resolutions referred to in paragraph 2 above.

4.
A copy, certified as a true copy by an Authorised Officer of the Borrower, for all consents, authorisations, licences and approvals required by the Obligors to authorise, or required by the Obligors in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of the Finance Documents and the performance by the Obligors of their respective obligations under the Finance Documents.

5.
An opinion of Allen & Overy, London, dated not more than five Banking Days prior to the date of this Deed, in a form acceptable to the Agent.

6.
An opinion of Mannheimer Swartling, special legal advisers to the Banks in Sweden, dated not more than five Banking Days prior to the date of this Deed in a form acceptable to the Agent.

7.
An opinion of Gorrisen Fedeispriel Kierkegaard, special legal advisers to the Bank's lawyers in Denmark, dated not more than five Banking Days prior to the date of this Deed in a form acceptable to the Agent.

8.
An opinion of Beghin & Feider en association avec Allen & Overy, special legal advisers to the Banks in Luxembourg, dated not more than five Banking Days prior to the date of this Deed in a form acceptable to the Agent.

9.
An opinion of Weirsholm Mellbye & Bech, special legal advisers to the Banks in Norway, dated not more than five Banking Days prior to the date of this Deed in a form acceptable to the Agent.

10.
An opinion of Allen & Overy, New York, special legal advisers to the Banks in Delaware, dated not more than five Banking Days prior to the date of this Deed in a form acceptable to the Agent.

11.
A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by the Finance Documents or for the validity and enforceability of the Finance Documents.

12.
Copies of the audited and consolidated financial statements of the Group for the financial year ended on 31 December, 2001.

13.
A certified copy of the Financial Projections (as defined in the Restated Agreement).

14.
Copies, certified by an Authorised Officer of the Borrower to be true, complete and up to date copies of the Principal Agreements, each Major Licence and the Necessary Authorisations.

15.
The SEK 800,000,000 Multi-currency Revolving Credit Facility Agreement (the Second Credit Agreement) between, amongst others, the Borrower, certain of its subsidiaries as Guarantors, Deutsche Bank AG London as Co-ordinator and Deutsche Bank Luxembourg SA as Agent and the Banks (each capitalised term as defined therein).

16.
The fee letter referred to in clause 8 of the Second Credit Agreement, duly signed by the Borrower.

17.
The intercreditor agreement dated on or about the date of this Deed, duly executed by each of the parties thereto (the Intercreditor Deed).

18.
This Deed, duly executed by each of the parties hereto.

Signatories

THE BORROWER
EXECUTED as a deed by		)	/s/ LARS-JOHAN JARNHEIMER
MODERN TIMES GROUP MTG AB (publ) acting by Lars-Johan Jarnheimer		)
and Asger Aamund		)
acting under the authority of that		)	/s/ ASGER AAMUND
company, in the presence of:		)
Witness's
Signature:	/s/ JETTE GRUNDTVIG
Name:	JETTE GRUNDTVIG
Address:	Gammel Stand 40 1202 Kebenhavn K Denmark
The Original Guarantors
EXECUTED as a deed by		)
MTG BROADCASTING SA acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
MTG BROADCASTING HOLDING AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)
company, in the presence of:		)	/s/ ANDERS NILSSON
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
MTG BROADCASTING AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)

Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
VIASAT AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by VIASAT BROADCASTING		)
UK LIMITED acting by Anders Nilsson		)
and Hans-Holger Albrecht		)	/s/ ANDERS NILSSON
acting under the authority of that		)
company, in the presence of:		)	/s/ HANS-HOLGER ALBRECHT
Witness's
Signature:
	/s/ MATTIAS BJÖRK		/s/ MATTHEW HOOPER
Name:
	MATTIAS BJÖRK		MATTHEW HOOPER
Address:	Roslinv. 12 16851 Bromma Sweden		27 Fitzwilliam Road London SW4 ODW
EXECUTED as a deed by		)
TV1000 AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)
company, in the presence of:		)	/s/ ANDERS NILSSON
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden

EXECUTED as a deed by		)
MTG PUBLISHING SA acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
MTG PUBLISHING HOLDING AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
MTG PUBLISHING AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden

EXECUTED as a deed by		)
MTG HOLDING AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
MODERN TIMES GROUP MTG A/S (Denmark))			/s/ MIA BRUNELL
acting by Mia Brunell
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
VIASAT A/S (Denmark) acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden

EXECUTED as a deed by		)
3+ TELEVISION LTD acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by MODERN		)
ENTERTAINMENT LTD		)	/s/ HANS-HOLGER ALBRECHT
acting by Hans-Holger Albrecht		)
)
acting under the authority of that		)
company, in the presence of:		)
Witness's
Signature:	/s/ MATTHEW HOOPER
Name:	MATTHEW HOOPER
Address:	27 Fitzwilliam Road London SW4 ODW
EXECUTED as a deed by		)
STRIX TELEVISION AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden

EXECUTED as a deed by		)
TV 1000 NORGE AS acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)
acting under the authority of that		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by TV6 BROADCASTING		)
GROUP LTD acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
TV6 SVERIGE AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
MTG MEDIA SERVICES SA acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden

EXECUTED as a deed by		)
MTG MEDIA SERVICES HOLDING AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
MTG MODERN STUDIOS AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by TV3 BROADCASTING		)
GROUP LTD acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
TV-SHOP EUROPE AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden

EXECUTED as a deed by		)
VIASAT SATELLITE SERVICES AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
MTG INTERNET RETAILING AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
MTG RADIO AB acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
SONET FILM AKTIEBOLAG acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden

EXECUTED as a deed by		)
VIASAT AS (Norway) acting by Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
MODERN TIMES GROUP MTG AS (Norway) acting by) Mia Brunell		)	/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden
EXECUTED as a deed by		)
FINANS VISION AB acting by Mia Brunell			/s/ MIA BRUNELL
and Anders Nilsson		)	/s/ ANDERS NILSSON
company, in the presence of:		)
Witness's
Signature:	/s/ MATTIAS BJÖRK
Name:	MATTIAS BJÖRK
Address:	Roslinv. 12 16851 Bromma Sweden

The Arrangers
EXECUTED as a deed by		)	/s/ PAUL SENNETT
DEUTSCHE BANK AG LONDON acting by Paul Sennett		)
and David Bugge		)
acting under the authority of that		)	/s/ DAVID BUGGE
company, in the presence of:		)
Witness's
Signature:	/s/ ALAN WESTHEAD
Name:	ALAN WESTHEAD
Address:	c/o Deutsche Bank Winchester House 1 Great Winchester Street London EC2N2DB
EXECUTED as a deed by		)
NORDEA BANK SWEDEN AB (publ) acting by Axel Berning		)
)
acting under the authority of that		)	/s/ AXEL BERNING
company, in the presence of:		)
Witness's
Signature:	/s/ KECKA WÄSTFELT
Name:	KECKA WÄSTFELT
Address:	Norden Bank Sweden AB (publ) Corporate Division, Sweden Malmskillnedsgatan 23, s26 SE105 71 Stockholm Sweden
The Banks
EXECUTED as a deed by		)
SVENSKA HANDELSBANKEN AB (publ) acting by Elka Hübner		)	/s/ ELKA HÜBNER
and Anette Fabian-Vaz		)	/s/ ANETTE FABIAN-VAZ
acting under the authority of that		)
company, in the presence of:		)
Witness's
Signature:	/s/ WAI LING CHAN
Name:	WAI LING CHAN
Address:	Herzogstrasse 15 D-40217 Düsseldorf Germany

EXECUTED as a deed by		)	/s/ PAUL SENNETT
DEUTSCHE BANK AG LONDON acting by Paul Sennett		)
and David Bugge		)
acting under the authority of that		)	/s/ DAVID BUGGE
company, in the presence of:		)
Witness's
Signature:	/s/ ALAN WESTHEAD
Name:	ALAN WESTHEAD
Address:	c/o Deutsche Bank Winchester House 1 Great Winchester Street London EC2N2DB
EXECUTED as a deed by		)
DRESDNER BANK LUXEMBOURG S.A. acting by J. Shirra		)	/s/ C. KOGGE
and C. Kogge		)
acting under the authority of that		)	/s/ J. SCHIRRA
company, in the presence of:		)
Witness's
Signature:	/s/ C. SCHEGA
Name:	C. SCHEGA
Address:	26 Rue du Marché-aux-Herbes L-2097 Luxembourg
EXECUTED as a deed by		)
NORDEA BANK SWEDEN AB (publ) acting by Axel Berning		)	/s/ AXEL BERNING
)
acting under the authority of that		)
company, in the presence of:		)
Witness's
Signature:	/s/ KECKA WÄSTFELT
Name:	KECKA WÄSTFELT
Address:	Norden Bank Sweden AB (publ) Corporate Division, Sweden Malmskillnadsgatan 23, s.26 SE-10571 Stockholm Sweden

EXECUTED as a deed by		)
DEN NORSKE BANK ASA acting by Jørgen Hvistendahl		)	/s/ JØRGEN HVISTENDAHL
and Anders Grevstad		)
acting under the authority of that		)	/s/ ANDERS GREVSTAD
company, in the presence of:		)
Witness's
Signature:	/s/ HÄVARD BJØRGE
Name:	HÄVARD BJØRGE
Address:	SKOGBRYNET 37D 0283 Oslo Norway
EXECUTED as a deed by		)
BANQUE ET CAISSE D'EPARGNE, DE L'ETAT, LUXEMBOURG John Dhur		)	/s/ JOHN DHUR
acting under the authority of that		)
company, in the presence of:		)
Witness's
Signature:	/s/ JEAN-PIERRE THEIN
Name:	JEAN-PIERRE THEIN
Address:	1 Place de Metz L-1930 Luxembourg
EXECUTED as a deed by		)
WESTLB AG acting by Elke Hübner		)	/s/ ELKE HÜBNER
and Anette Fabian-Vaz		)
acting under the authority of that		)	/s/ ANETTE FABIAN-VAZ
company, in the presence of:		)
Witness's
Signature:	/s/ WAI LING CHAN
Name:	WAI LING CHAN
Address:	Herzogstrasse 15 D-40217 Düsseldorf Germany

EXECUTED as a deed by		)
ING BANK N.V. acting by S.A.L. Haanraadts		)	/s/ S.A.L. HAANRAADTS
and S. Schach Von Wittenau		)
acting under the authority of that		)	/s/ S. SCHACH VON WITTENAU
company, in the presence of:		)
Witness's
Signature:	/s/ E. MARTIN VAN DUIJN
Name:	E. MARTIN VAN DUIJN
Address:	Eglmerplein 885 1000 BV Amsterdam The Netherlands
The Agent
EXECUTED as a deed by Alan Westhead		)	/s/ DAVID BUGGE
DEUTSCHE BANK LUXEMBOURG S.A. acting by		)
and		)
acting under the authority of that		)	/s/ JAMES FENNER
company, in the presence of:		)
Witness's
Signature:
/s/ ALAN WESTHEAD
Name:	ALAN WESTHEAD
Address:	c/o Deutsche Bank Winchester House 1 Great Winchester Street London EC2N 2DB

QuickLinks

SUPPLEMENTAL AGREEMENT
SCHEDULE 1
RESTATED AGREEMENT
AGREEMENT relating to
SEK 800,000,000 Multi-currency Revolving Credit Facilities
DEUTSCHE BANK AG
LONDON
and to SEK 900,000,000 Multi-currency Revolving Credit Facilities
DEUTSCHE BANK AG LONDON and NORDEA BANK SWEDEN AB (publ)
MODERN TIMES GROUP MTG AB (publ)
DEUTSCHE BANK LUXEMBOURG S.A.
Schedule 1
Part A—The Original Guarantors
Part B—The Banks and their Commitments
Schedule 2 Form of Utilisation Notice
Schedule 3 [Not restated]
Schedule 4 Calculation of Additional Cost
Schedule 5 Form of Transfer Certificate
The Schedule
Schedule 6
Part B—Compliance Certificate to be delivered by the auditors of the Group
Schedule 8 Part A—Deed of Guarantor Accession
Part B—Documents and evidence to be delivered by Acceding Guarantors
Schedule 9
The Schedule Certificate of Demand
Schedule 10
Schedule 11
Schedule 12
Schedule 13
SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS
Signatories